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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-158383

P R O S P E C T U S   S U P P L E M E N T
(To Prospectus Dated April 9, 2009)

$177,132,000

SEALY CORPORATION

Rights to Purchase 8% Senior Secured Third Lien Convertible Notes due 2016
8% Senior Secured Third Lien Convertible Notes due 2016

         We are distributing at no charge to the holders of our common stock transferable subscription rights to purchase up to an aggregate principal amount of $177,132,000 of 8% Senior Secured Third Lien Convertible Notes due 2016 (the "Notes") issued by Sealy Corporation ("Parent") and Sealy Mattress Company (the "Company" and, together with Parent, the "Co-Issuers"). We will distribute one transferable subscription right for each share of common stock you owned on the record date for this rights offering, which was 5:00 p.m., New York City time, on May 26, 2009. Every 13 subscription rights will allow the holder to purchase one Note with a subscription price and an initial principal amount of $25.00. The Notes are convertible into shares of our common stock at an initial conversion price of $1.00 per share, or 25 shares per Note. Subscription rights may only be exercised in increments of 13. To the extent you exercise your rights in increments of less than 13, the rights that exceed the multiple of 13 will be returned to you, together with any subscription price for such excess, without deduction or interest. We will not issue fractional Notes or cash in lieu of fractional Notes.

         Each of our stockholders will be entitled to oversubscribe for any Notes that are not subscribed for by the other stockholders in the rights offering (up to the number of Notes such holder subscribed for under its subscription privilege), subject to rounding and other adjustments. We have entered into a forward purchase contract with Sealy Holding LLC, our majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P., pursuant to which Sealy Holding LLC will exercise all the subscription rights that are distributed to it in this rights offering, which rights will cover $89,665,225 aggregate initial principal amount of the Notes, and will oversubscribe for all the Notes that are not subscribed for (after giving effect to the oversubscription privilege) upon the exercise of rights distributed to our other stockholders in this rights offering.

         The subscription rights will expire at 5:00 p.m., New York City time, on July 2, 2009, the expiration date of this rights offering. If you would like to exercise your rights, you must do so before that date and time; however, we may extend the period for exercising the subscription rights, in our sole discretion. Subscription rights that are not exercised by the expiration date of this rights offering will expire and will have no value. We may elect to terminate the rights offering at any time prior to the consummation of the rights offering.

         We have retained Citigroup Global Markets Inc. ("Citi") to act as dealer manager in connection with this rights offering. The dealer manager is not underwriting the offering and has no obligation to purchase or procure purchases of the Notes or the common stock offered hereby. None of Citi, our board of directors or any Co-Issuer is making any recommendation as to whether or not you should exercise, transfer or let lapse your subscription rights.

         The subscription rights have been admitted for trading on the New York Stock Exchange ("NYSE") under the symbol "ZZ RT." We intend to apply to list the Notes for trading on the NYSE. Our common stock is traded on the NYSE under the symbol "ZZ." The closing price of our common stock on May 26, 2009 was $2.10 per share.

         Exercising your subscription rights and investing in our Notes involves risks. See "Risk Factors" beginning on page S-21 of this prospectus supplement and page 5 of the accompanying prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Dealer Manager for this offering is:

Citi

Prospectus Supplement dated May 27, 2009.

 ABOUT THIS PROSPECTUS

        We are providing information to you about this rights offering of our Notes in two parts. The first part is this prospectus supplement, which provides the specific details regarding this rights offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information. Generally, when we refer to this "prospectus," we are referring to both documents combined.

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        Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any information that is different, you should not rely on it.

        You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the Securities and Exchange Commission, or SEC.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the subscription rights, Notes and the underlying common shares in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or a solicitation of an offer to buy, any subscription rights, Notes or common shares in any jurisdiction in which such offer or invitation would be unlawful.

 FORWARD LOOKING STATEMENTS

        "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995.    When used in, or incorporated by reference into, this prospectus, the words "believes," "anticipates," "expects," "intends," "projects" and similar expressions are used to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future financial and operational results. Any forward-looking statements contained, or incorporated by reference into, this prospectus supplement represent our management's current expectations, based on present information and current assumptions, and are thus prospective and subject to risks and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to:

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  the level of competition in the bedding industry;

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  legal and regulatory requirements;

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  the success of new products;

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  our relationships with our major suppliers;

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  fluctuations in costs of raw materials;

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  our relationship with significant customers and licensees;

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  our labor relations;

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  departure of key personnel;

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  encroachments on our intellectual property;

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  product liability claims;

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  the timing, cost and success of opening new manufacturing facilities;

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  our level of indebtedness;

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  interest rate risks;

S-ii

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  future acquisitions;

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  an increase in return rates; and

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  other risks and factors identified from time to time in our reports filed with the SEC.

        All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as may be required by law, we undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

        As used in this prospectus supplement, "Sealy," "we," "our" and "us" refer to Sealy Corporation and its subsidiaries, unless stated otherwise or the context requires otherwise.

S-iii

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND THE NOTES

        The following are examples of what we anticipate will be common questions about the rights offering and the Notes. The answers are based on selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus supplement and the documents incorporated by reference in this prospectus supplement contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the Notes and the shares of common stock issuable upon conversion of the Notes, and our business.

        Exercising the subscription rights and investing in our Notes and underlying common stock involves risks. We urge you to carefully read the section entitled "Risk Factors" beginning on page S-21 of this prospectus supplement and page 5 of the accompanying prospectus and the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended November 30, 2008, as well as all other information included or incorporated in this prospectus supplement by reference in its entirety before you decide whether to exercise your subscription rights.

What is this rights offering?

        We are distributing to holders of our common stock as of 5:00 p.m., New York City time, on May 26, 2009, which we refer to as the "record date," at no charge, transferable subscription rights for each share of our common stock owned held by such holder. You will receive one subscription right for each share of common stock you owned at 5:00 p.m. New York City time on the record date. The subscription rights will be evidenced by subscription rights certificates.

What are the subscription rights exercisable for?

        Every 13 subscription rights will entitle the holder to purchase a Note with a subscription price and an initial principal amount of $25.00. The Notes are convertible into shares of our common stock at an initial conversion price of $1.00 per share, or 25 shares per Note. Subscription rights may only be exercised in increments of 13. To the extent you exercise your rights in increments of less than 13, the rights that exceed a multiple of 13 will be returned to you, together with any subscription price for such excess, without deduction or interest. We will not issue fractional Notes or cash in lieu thereof. For example, if you owned 1,000 shares of our common stock on the record date, then you would have the right to purchase 76 Notes with an aggregate principal amount of $1,900 at a subscription price of $25.00 per Note, and would have 12 subscription rights remaining.

What is a subscription right?

        Each subscription right gives you a subscription privilege and an oversubscription privilege. You may exercise your subscription privilege, including the oversubscription privilege in whole or in part until 5:00 pm, New York City time, on July 2, 2009, the scheduled expiration date of this rights offering.

What is the subscription privilege?

        The subscription privilege entitles you to subscribe for Notes at a subscription price and an initial principal amount of $25.00. You may purchase one Note for every 13 subscription rights you hold, upon delivery of the required documents and payment of the subscription price.

What is the oversubscription privilege?

        The oversubscription privilege entitles you to subscribe for additional Notes (up to the number of Notes for which you subscribed under your subscription privilege) at the same subscription price per Note if any Notes are not purchased as of the expiration date by other holders of subscription rights under their subscription privileges. You must have subscribed for the maximum number of Notes permitted by your subscription privilege in order to exercise your oversubscription privilege. Holders of subscription rights who submit oversubscription requests will receive their pro rata portion of the aggregate principal amount of any unsubscribed Notes allocated to each such oversubscribing holder in proportion to the relative size of its oversubscription request or such lesser amount as is set forth in the oversubscription request of such holder, subject to rounding and other adjustments. You must indicate on your subscription certificate (or Beneficial Owner Election Form, in the case of shareholders that hold through a broker, custodian bank or other nominee) by the expiration date whether and to what extent you elect to exercise your oversubscription privilege.

Will fractional Notes be issued?

        No. Fractional Notes will not be issued. Rights only may be subscribed in multiples of 13. To the extent you exercise your rights in increments of less than 13, the rights that exceed the multiple of 13 will be returned to you, together with any subscription price for such excess, without deduction or interest.

What if there is an insufficient number of Notes to satisfy the oversubscription requests?

        If there is an insufficient number of Notes to fully satisfy the oversubscription requests of rights holders, subscription rights holders who exercised their oversubscription privilege will receive their pro rata portion of the aggregate principal amount of unsubscribed Notes in proportion to the relative size of their oversubscription request based on the number of Notes each subscription rights holder has subscribed for under the oversubscription privilege.

Am I required to exercise any or all of the rights I receive in the rights offering?

        No. You may choose to exercise any number of your subscription rights (in multiples of 13), or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights prior to the expiration date they will expire without value. However, your percentage ownership interest in us will be diluted to the extent that other stockholders exercise their subscription rights and subsequently convert their Notes into shares of common stock.

How soon must I act to exercise my subscription rights?

        The subscription rights may be exercised beginning on the date of this prospectus supplement through the expiration date, which is July 2, 2009, at 5:00 p.m., New York City time, unless extended by us. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you or your broker or nominee at or before the expiration date. Although we have the option of extending the expiration date of the subscription period, we currently do not intend to do so.

When will I receive my subscription rights certificate?

        Promptly after the date of this prospectus supplement, the subscription agent will send a subscription rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a broker, custodian bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus supplement, you must instruct your broker, custodian bank or nominee whether or not to exercise subscription rights on your behalf through a Beneficial Owner Election Form that such broker, custodian bank or other nominee has been instructed to provide to you. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, custodian bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your rights.

May I transfer my subscription rights?

        You may sell your subscription rights by contacting your broker or the institution through which you hold your securities until the close of business on the business day preceding the expiration date of this rights offering. In addition, you may transfer your subscription rights through the subscription agent as described in this prospectus supplement. See "The Rights Offering—Methods for Transferring and Selling Subscription Rights." The subscription agent will facilitate subdivisions or sales of the rights until 5:00 p.m., New York City time, on June 29, 2009, three business days prior to the scheduled July 2, 2009 expiration date. Commissions and applicable taxes or broker fees may apply if you sell your subscription rights through the subscription agent. See "The Rights Offering—Methods for Transferring and Selling Subscription Rights—General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights".

Are we requiring a minimum subscription to complete the rights offering?

        No. There is no minimum number of Notes you must purchase upon the exercise of your subscription rights, but you may not purchase fractional Notes or exercise your rights in multiples of less than 13.

Can we cancel, terminate, amend or extend the rights offering?

        Yes. We may decide to cancel or terminate the rights offering at any time before the expiration of the rights offering for any reason or no reason. If we cancel or terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

        We may amend the terms of the rights offering or extend the subscription period of the rights offering. The period for exercising your subscription rights may be extended by us, although we do not presently intend to do so. In the event of a material change in this rights offering, including the waiver of a material condition, we will extend the duration of this rights offering if necessary to ensure that at least five business days remain in this rights offering following notice of the material change.

Has the dealer manager, the Co-Issuers or our board of directors made a recommendation to our stockholders regarding the exercise of subscription rights in the rights offering?

        No. Our board of directors has not, and will not, make any recommendation to stockholders regarding the exercise of subscription rights in the rights offering. In addition, the Co-Issuers have not and will not, and the dealer manager has not and will not, make any such recommendation. You should make an independent investment decision about whether or not to exercise your rights. Stockholders who exercise subscription rights may lose the money invested in the Notes.

        A liquid market for the subscription rights or the Notes may not develop or, if developed, may not be maintained. As a result, the price at which you will be able to sell the rights or the Notes may not be at a price equal to, or higher than, the subscription price, if at all. If you do not exercise your subscription rights, you will lose any value represented by your subscription rights and your percentage ownership interest in our company will be diluted to the extent that participating stockholders convert their Notes into shares of common stock. If you convert your Notes, you may be unable to sell the shares of common stock issuable upon such conversion at a price equal to or greater than the conversion price. We also cannot assure you as to the liquidity or the market price of the common stock issuable upon the conversion of the Notes, or that the common stock will continue to be listed on the New York Stock Exchange or any other exchange.

        For information on the risks of participating in the rights offering, see the risk factors under the heading "Risk Factors" in this prospectus supplement and the accompanying prospectus, the risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 15, 2009, which is incorporated by reference herein and all of the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Will I have withdrawal rights?

        Yes. You may revoke, withdraw or otherwise cancel your previously exercised subscription rights at any time prior to 5:00 p.m., New York City time, on July 1, 2009, the business day prior to the scheduled expiration date. To do so, please deliver a written notice of withdrawal to the subscription agent stating:

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  the name of the holder;

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  the number of previously exercised rights being withdrawn; and

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  a statement that the holder is withdrawing its election to exercise subscription rights.

        If you do not indicate the number of subscription rights being withdrawn then you will be deemed to have withdrawn all of your subscription privileges previously exercised. Your notice of withdrawal must be received by the subscription agent no later than 5:00 p.m., New York City time, on July 1, 2009, the business day prior to the scheduled expiration date. All subscription payments will be returned promptly without interest or deduction.

What if I do not exercise my subscription rights prior to the expiration date?

        If you do not exercise your subscription rights prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering, or any extended expiration date, your unexercised subscription rights will be null and void and will have no value.

How do I exercise my subscription rights? What forms and payment are required to purchase the Notes?

        If you wish to participate in the rights offering, you must take the following steps, unless your shares are held by a broker, dealer or other nominee:

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  deliver payment to the subscription agent using the methods outlined in this prospectus supplement; and

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  deliver a properly completed subscription rights certificate to the subscription agent before 5:00 p.m., New York City time, on July 2, 2009, unless extended.

        If you do not indicate the number of subscription rights being exercised or oversubscription rights being exercised, or do not forward full payment of the aggregate subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, custodian bank or other nominee?

        If you hold your shares of our common stock in the name of a broker, custodian bank or other nominee, then your broker, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the Notes you wish to purchase.

        If you wish to participate in the rights offering and purchase Notes, please promptly contact the record holder of your shares. We will ask your broker, custodian bank, or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled "Beneficial Owner Election Form." You should receive this form from your record holder with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

        If you wish to exercise your subscription rights but will be unable to deliver the subscription rights certificate prior to the expiration date, you may deliver a Notice of Guaranteed Delivery in accordance with the prospectus supplement. See "The Rights Offering—Guaranteed Delivery Procedures."

When will I receive my Notes?

        If you exercise your subscription rights and purchase Notes pursuant to this rights offering, we will deliver your Notes to you as soon as practicable after the expiration date of this rights offering. We expect that such Notes will be delivered on or after July 10, 2009, unless the expiration date is extended or the offering is terminated.

Are there risks in exercising my subscription rights?

        Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying our Notes, and should be considered as carefully as you would consider any other convertible debt investment.

        You should carefully read the section entitled "Risk Factors" in this prospectus supplement and the accompanying prospectus, the risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 15, 2009, which is incorporated by reference herein and all of the other information incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before you decide whether to exercise your rights.

If the rights offering is not completed, will my subscription payment be refunded to me?

        Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Will the subscription rights be listed on a stock exchange?

        No, but the subscription rights have been admitted for trading on the NYSE under the symbol "ZZ RT" as of May 20, 2009, and may be traded until 4:00 p.m., New York City time, on July 1, 2009. Our common stock will continue to trade on the NYSE under the symbol "ZZ," and the common shares issuable upon the conversion of your Notes will be eligible for trading on the NYSE.

Have any stockholders indicated they will exercise their subscription rights?

        Yes. We have entered into a forward purchase contract with Sealy Holding LLC which as of May 26, 2009 beneficially owned approximately 50.6% of our common stock, whereby Sealy Holding LLC has agreed to exercise all of the subscription rights distributed to it pursuant to this rights offering. In addition, in the event that the rights offering is not fully subscribed, Sealy Holding LLC has agreed to oversubscribe for any remaining Notes. See "Forward Purchase Contract."

How many shares of common stock will be outstanding after the rights offering?

        92,116,369 shares of our common stock were outstanding as of May 26, 2009, the most recent practicable date prior to the date of this prospectus supplement. Assuming an aggregate of 7,085,280 Notes purchased pursuant to this rights offering and the offering relating to the forward purchase contract, all Notes have been converted upon the issuance thereof, the principal amount of the Notes has not increased through the accretion thereof on each interest payment date and that there are no conversion adjustments made thereto as described in "Description of Notes, we expect approximately 269,248,369 shares of our common stock will be issued and outstanding upon completion of this rights offering, the offering relating to the forward purchase contract, and the conversion of the Notes. Please note that such number of shares would increase as the principal amount of any outstanding Notes increases on each interest payment date and may increase due to certain adjustments to the conversion rate that may occur in the future under the terms of the indenture governing the Notes.

How do I exercise my subscription rights if I live outside the United States?

        We will not mail subscription rights certificates to stockholders that have addresses outside the United States or whose addresses are Army Post Office or Fleet Post Office addresses. Instead, we will have the subscription agent hold the subscription rights certificates for those holders' accounts. To exercise your subscription rights, foreign holders or holders with an Army Post Office or a Fleet Post Office address must notify the subscription agent before 11:00 a.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date, take all other steps which are necessary to exercise your subscription rights and, with respect to holders whose addresses are outside the United States, must establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If the procedures set forth in the prospectus for foreign stockholders are not followed prior to the expiration date, your subscription rights will expire and be null and void.

        This rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, Notes if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. In addition, in certain circumstances, in order to comply with applicable state securities laws, we may not be able to honor all oversubscription privileges even if we have Notes available. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.

What fees or charges apply if I purchase Notes?

        We are not charging any fee or sales commission to issue rights to you or to issue Notes to you if you exercise your rights. However, all commissions, fees and expenses (including brokerage commission and fees and transfer taxes) incurred in connection with the exercise of rights will be for the account of the person exercising the rights, and none of such commissions, fees or expenses will be paid by us, the information agent, the subscription agent or the dealer manager.

What are the United States federal income tax consequences of receiving or exercising subscription rights?

        You should consult your tax advisor as to the particular consequences to you of the rights offering. A detailed discussion of the United States federal income tax consequences of receiving or exercising the rights is contained in the section of this prospectus entitled "Certain United States Federal Tax Consequences."

To whom should I send my forms and payment?

        If your shares are held in the name of a broker, custodian bank or other nominee, then you should send your subscription documents, subscription rights certificate, notice of guaranteed delivery (if applicable) and payment to that record holder in accordance with the instructions you receive from that record holder. If you are the record holder, then you should send your subscription documents, subscription rights certificate and payment by hand delivery, first class mail, or courier service to:

By First Class Mail Only:	By Overnight Courier or By Hand:
National City Bank	National City Bank
c/o The Colbent Corp.	c/o The Colbent Corp.
P.O. Box 859208	161 Bay State Drive
Braintree, Massachusetts 02185-9208	Braintree, Massachusetts 02184

Will I receive interest on the Notes, and, if so, when will I receive such interest?

        Yes, but only from the date of issuance thereof. Assuming the rights offering is not extended or terminated, the Notes will be issued on or after July 10, 2009. Once issued, interest on the Notes will accrue at the rate of 8.00% per annum and will compound on a semi-annual basis on January 15 and July 15, whether or not any such date is a business day (each, an "interest payment date"), commencing on January 15, 2009. Such interest will not be paid in cash, but instead the principal amount of your Notes will be increased to reflect the interest due on that interest payment date. See "Description of Notes—Principal, Maturity and Interest."

        Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker dealers' behalf will have any Notes acquired after the subscription period credited to the account of Cede & Co. or other depository or nominee.

Are the Notes redeemable prior to the maturity date?

        No. The Notes will not be redeemable by the Co-Issuers prior to the maturity date. However, the Co-Issuers and their affiliates may repurchase Notes on the open market or in tender offers in compliance with applicable law.

Is there a sinking fund?

        No sinking fund is provided for the Notes.

Will the Notes be guaranteed?

        Yes. All payments on the Notes, including principal and interest, will be jointly and severally guaranteed on a senior secured basis by Sealy Mattress Corporation, the direct parent company of Sealy Mattress Company, and all of Sealy Mattress Company's existing and future wholly-owned domestic restricted subsidiaries, subject to certain exceptions and releases thereof as described in "Description of Notes—Guarantees".

Will the Notes be secured?

        Yes. The Notes and the guarantees will be secured by a third-priority lien (subject to certain exceptions and permitted liens) on the capital stock of the Company and substantially all the tangible and intangible assets of the Company and the subsidiaries of the Company that guarantee the Notes, subject to certain exceptions. See "Description of Notes—Security for the Notes."

        The lien on the collateral securing the Notes will be junior to the lien on the collateral securing the $350 million aggregate principal amount of the Company's senior secured notes due 2016 expected to be issued on or about May 29, 2009 and the ABL Revolver of the Company expected to become effective on or about May 29, 2009 and certain refinancings of those debt instruments.

Are there any circumstances in which the Co-Issuers must repurchase the Notes?

        Yes. If any one of the specified fundamental changes occurs as set forth in this prospectus supplement, you will have the right to require the Co-Issuers to purchase some or all of your Notes. See "Description of Notes—Fundamental Change Requires the Co-Issuers to Repurchase Notes at the Option of the Holder."

When is the maturity of the Notes?

        The Notes will mature on July 15, 2016.

How many shares of common stock will I receive if I convert my Notes?

        Subject to Parent's right to terminate conversion rights as described in this prospectus supplement, the number of shares of our common stock you will receive upon conversion of your Notes will be based on the accreted principal amount of your Notes on the conversion date, unless the conversion date occurs within 15 days of the maturity date, in which case the number of shares you will receive will be based on the accreted principal amount of your Notes as increased to reflect the interest payable on the maturity date.

        The Notes will be convertible into shares of common stock at an initial conversion price of $1.00 per share. The conversion price will not be increased in connection with an increase in the accreted principal amount of the Notes. However, because the principal amount of each Note will automatically increase as a result of the accretion of interest on each interest payment date, the number of shares of common stock issuable upon conversion of a Note will increase on each interest payment date, as well as on the 15th day prior to the maturity date.

        In addition, the initial conversion price will be adjusted upon the occurrence of certain specified events. See "Description of Notes—Conversion Price Adjustments."

Will I be entitled to accrued and non-capitalized interest if I decide to convert my Notes to common stock?

        The delivery of shares of common stock and cash in lieu of any fractional shares of common stock upon conversion of your Notes will be deemed to satisfy in full all obligations with respect to your Notes. Accordingly, any accrued but non-capitalized interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

Can Parent terminate a Noteholder's right to convert the Notes to common stock?

        On or after July 15, 2012, Parent may elect to terminate holders' conversion rights if (i) the closing sale price of our common stock equals or exceeds 250% of the conversion price then in effect for at least 20 consecutive trading days ending on the trading day immediately preceding the date of the notice of termination of conversion rights and (ii) as of the date of the notice of termination of conversion rights, the ratio of Parent's Net Debt (as defined herein) measured as of the end of the most recently ended fiscal quarter to Parent's EBITDA (as defined herein) for the most recently ended four full fiscal quarters is less than 3.4 to 1.0.

May I sell my Notes?

        Yes, once they are issued. The Notes will be registered with the SEC. We intend to apply to list the Notes for trading on the NYSE, although there currently is no market for the Notes. Approval for listing the Notes requires at least 400 holders of the Notes. Therefore, the listing of the Notes on the NYSE will depend upon the number of our stockholders that exercise their rights, and it will not be possible until after the rights offering has been completed to determine whether or not the Notes will be listed on the NYSE. In addition, the continued listing of our common stock, the subscription rights and the Notes (if listed) on the NYSE will depend upon our common stock, the subscription rights and the Notes (if listed) continuing to meet the NYSE's continued listing standards. In addition, the NYSE may, for other reasons, decline to list the Notes. We cannot assure you that there will be a market to sell the Notes, or as to the price at which you will be able to sell your Notes.

        Your delivery to an address or by any method other than as set forth in this prospectus supplement will not constitute valid delivery.

        You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

        If you have any questions, you should contact the information agent, National City Bank, toll-free at (800) 622-6757 or collect at (216) 257-8663.

        For a more complete description of the rights offering, see "The Rights Offering" beginning on page S-49.

SUMMARY

        The following summary provides an overview of certain information about Sealy and may not contain all the information that is important to you. This summary is qualified in its entirety by and should be read together with the information contained in other parts of this prospectus supplement and the documents we incorporate by reference. You should carefully read this entire prospectus supplement and the documents that we incorporate by reference before making a decision about whether to exercise your subscription rights and invest in our Notes.

Sealy Corporation

        We believe we are the largest and leading bedding manufacturer in the world with some of the most widely recognized brands in the industry. Based on Furniture/Today, a furniture industry publication, we are also the leading bedding manufacturer in the United States with a wholesale market share of approximately 20.9% in 2007, 1.34 times greater than that of our next largest competitor.

        We manufacture and market a complete line of bedding products, including mattresses and mattress foundations. Our conventional (innerspring) bedding products are manufactured and marketed in the Americas under our Sealy, Sealy Posturepedic, Stearns & Foster and Bassett brand names. In addition, we manufacture and market specialty (non-innerspring) latex and visco-elastic bedding products under the PurEmbrace, TrueForm, SpringFree, Stearns & Foster, Reflexions, Carrington Chase, MirrorForm and Pirelli brand names, which we sell in the profitable specialty bedding category in the United States and internationally.

        We believe that our Sealy brand name has been the number one selling brand in the domestic bedding industry for over 25 years and our Stearns & Foster brand name is one of the leading brands devoted to the attractive luxury category in the industry. We believe that going to market with the best selling and most recognized brand in the domestic bedding industry (Sealy), one of the leading luxury brands (Stearns & Foster), and differentiated specialty bedding offerings gives us a competitive advantage and strengthens our relationships with our customers by allowing us to offer sleep solutions to a broad group of consumers.

        Our product development efforts include regular introductions across our lines in order to maintain the competitiveness and the profitability of our products. In January 2008, we unveiled an innovative new Sealy Posturepedic innerspring line, which is designed to eliminate tossing and turning caused by pressure points. The line was designed in conjunction with orthopedic surgeons, and reviewed by an independent Orthopedic Advisory Board. These mattresses come in three series: Preferred, Reserve and Signature, and range in retail price points from $599 to more than $1,000 per queen set.

        In June 2008, we announced the introduction of the PurEmbrace mattress featuring our proprietary SmartLatex. The line delivers unsurpassed pressure relief combined with the best of Sealy Posturepedic support to eliminate virtually all the uncomfortable pressure points that cause tossing and turning, making it our most advanced sleep system ever. This new latex sleep system aligns with our corporate growth strategy, which focuses, in part, on innovation within the specialty mattress category. As with earlier major product launches, we expect our sales and profitability growth to be limited during the period in which our customers complete the transition to our new product lines. Most recently in February 2009, we introduced our redesigned Stearns & Foster product line which features our Variable Response Technology foam to provide a softer, more indulgent sleep surface, as well as a new coil system offering conformance as well as support. The new Stearns & Foster product line recaptures the heritage of style, comfort and quality and aligns with our strategy to provide innovative products, within the more profitable luxury category.

        We maintain an internet website at www.sealy.com. We make available on our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements, and other reports, as soon as reasonably practicable after they are electronically filed or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus.

The Refinancing Transactions

        On May 13, 2009, we adopted a comprehensive plan to refinance (the "Refinancing") our existing senior secured credit facilities and replace them with indebtedness that has longer-dated maturities and eliminates quarterly maintenance-based covenants. The plan, which was unanimously approved by our Board of Directors, would significantly strengthen our capital structure by enhancing our liquidity position, funding additional cash to the balance sheet and extending nearer term maturities through 2013 and beyond.

        Pursuant to the plan we, through our subsidiary Sealy Mattress Company:

  •
  entered into a new asset-based revolving credit facility maturing in 2013 with undrawn commitments thereunder of up to $100 million (the "ABL Revolver"), which we expect to become effective on or about May 29, 2009; and

  •
  entered into a purchase agreement to issue $350 million in aggregate principal amount of senior secured notes due 2016 (the "First Lien Notes"), which we expect to issue on or about May 29, 2009.

        Pursuant to the plan, we and our subsidiary, Sealy Mattress Company, also entered into a forward purchase contract ("forward purchase contract") with Sealy Holding LLC, our majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), relating to this rights offering pursuant to which Sealy Holding LLC will agree to exercise all of the rights distributed to it in this rights offering and to oversubscribe for any Notes that are not subscribed for (after giving effect to the oversubscription privilege) pursuant to the rights distributed to our other stockholders and to post cash to the Co-Issuers (which cash can be used by the Company) on the date of issuance of the First Lien Notes.

        Our principal executive office is located at Sealy Drive, One Office Parkway, Trinity, North Carolina 27370 and our phone number is (336) 861-3500. Our common shares are listed on the NYSE under the symbol "ZZ."

SUMMARY DESCRIPTION OF THE RIGHTS OFFERING AND THE NOTES

        The following summary highlights selected information from this prospectus supplement and the documents incorporated by reference herein and does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and all of the information incorporated by reference herein.

 THE RIGHTS OFFERING

Issuer	Sealy Corporation.
The Subscription Rights	Pursuant to this rights offering, we will distribute at no charge to each holder of our common stock one transferable subscription right for each share of common stock owned on the record date for this rights offering. Every 13 subscription rights will entitle the holder to purchase a Note with a subscription price and an initial principal amount of $25.00 and each Note will initially be convertible at a conversion price of $1.00 per share into 25 shares of our common stock. We will distribute an aggregate of approximately 92,116,369 subscription rights.
Subscription Price	$25.00 per Note and integral multiples of $25 in excess thereof.
Record Date	Tuesday, May 26, 2009 at 5:00 p.m., New York City time.
Expiration Date	Thursday, July 2, 2009 at 5:00 p.m., New York City time, unless extended. We may extend the period for exercising the subscription rights, in our sole discretion. We will announce any extension no later than 9:00 a.m., New York City time, on the business day following the previously scheduled expiration date. See "The Rights Offering—Expiration of the Rights Offering and Extensions, Amendments and Termination." If you would like to exercise your subscription rights, you must do so before such date and time.
Transferability of Rights	Holders of subscription rights will be permitted to transfer some or all of their rights until the close of business on the last business day preceding the expiration date of this rights offering, including any extension thereof, or June 29, 2009, if transferring through the subscription agent.
Method of Subscription—Exercise of Rights	If you hold our common stock directly, you may exercise your subscription rights by delivering your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation and your full subscription price payment for each Note subscribed for under your subscription privileges to the subscription agent for actual receipt prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering.
You may exercise some or all of your subscription rights; however, you may not exercise a number of subscription rights in a manner that would result in you receiving fractional Notes.
If you are a beneficial owner of our shares common stock whose shares are registered in the name of a broker, custodian bank or other nominee and you wish to exercise your rights, your broker, custodian bank or other nominee must actually receive your instructions through a "Beneficial Owner Election Form" that such broker, custodian bank or other nominee has been instructed to provide to you in sufficient time to enable such entities to exercise the subscription rights associated with the common stock that you beneficially own prior to July 2, 2009, the scheduled expiration date of this rights offering, and to deliver all documents and payment to the subscription agent on your behalf such that they will be actually received by the subscription agent prior to 5:00 p.m., New York City time on July 2, 2009, the scheduled expiration date of this rights offering.
If the rights offering is not completed, the subscription agent will return the subscription price promptly, without interest or deduction.
We provide more details on how to exercise subscription rights under "The Rights Offering."
Revocation and Withdrawal	You may revoke, withdraw or otherwise cancel your previously exercised subscription rights at any time prior to 5:00 p.m., New York City time, on July 1, 2009, the business day prior to the scheduled expiration date.
Unexercised Subscription Rights	Subscription rights not exercised prior to the expiration date of this rights offering will be null and void and will have no value.
Forward Purchase Contract	We have entered into a forward purchase contract with Sealy Holding LLC, our majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P., pursuant to which Sealy Holding LLC will exercise all the subscription rights that are distributed to it in this rights offering, which rights will cover $89,665,225 aggregate initial principal amount of the Notes, and will oversubscribe for all the Notes that are not subscribed for (after giving effect to the oversubscription privilege) upon the exercise of subscription rights distributed to our other stockholders in the rights offering. In order to secure its obligations under the forward purchase contract, Sealy Holding LLC will post cash in the full aggregate principal amount of the Notes offered in this rights offering.
Oversubscription	Each of our stockholders will be entitled to oversubscribe for any Notes that are not subscribed for by the other stockholders in the rights offering (up to the number of Notes such holder subscribed for under its subscription privilege). Holders of subscription rights who submit over-subscription requests will receive their pro rata portion of the aggregate principal amount of any unsubscribed Notes allocated to each oversubscribing holder in proportion to the relative size of its oversubscription request or such lesser amount as is set forth in the oversubscription request of such holder, subject to rounding and other adjustments. You must have subscribed for the maximum number of Notes permitted by your subscription privilege in order to exercise your oversubscription privilege. You must indicate on your subscription certificate (or Beneficial Owner Election Form, in the case of shareholders that hold through a broker, custodian bank or other nominee) by the expiration date whether and to what extent you elect to exercise your oversubscription privilege. See "The Rights Offering—Oversubscription Privilege."

Conditions	This rights offering is subject to certain conditions set forth under the heading "The Rights Offering—Cancellation Rights; Conditions to the Rights Offering."
Use of Proceeds	We estimate that the proceeds from this rights offering, after giving effect to the related forward purchase contract, will be approximately $177.1 million, before deducting estimated expenses relating to this rights offering and the forward purchase contract. We intend to use the cash posted pursuant to the forward purchase contract, together with the proceeds from our First Lien Notes offering, to refinance our existing senior secured credit facilities, with any remainder for general corporate purposes. However, cash will be rebated to Sealy Holding LLC in the amount of the proceeds of subscriptions of rights from holders of rights other than Sealy Holding LLC.
No Recommendation by the Dealer Manager, the Co-Issuer or the Board of Directors	None of the dealer manager, any Co-Issuer or our board of directors is making any recommendation as to whether or not you should exercise, sell or let lapse your subscription rights. Stockholders that exercise subscription rights risk loss of their investment. We cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares after conversion of the Notes will be able to sell those shares in the future at the same price or a higher price. You are urged to make your decision based on your own assessment of our business and this rights offering. See "Risk Factors" for a discussion of some of the risks involved in investing in our Notes and common stock and "The Rights Offering—No Recommendation."
Listing	The subscription rights have been admitted for trading on the NYSE under the symbol "ZZ RT" and we intend to apply to list the Notes for trading on the NYSE, but we may not meet the conditions for such listing. See "Description of Notes—Listing." Our common stock is listed on the NYSE under the symbol "ZZ."
Risk Factors	See "Risk Factors" beginning on page S-21 of this prospectus supplement and page 5 of the accompanying prospectus and under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 15, 2009 for a discussion of certain risk factors that you should consider before you exercise your subscription rights and invest in our Notes.
Foreign Stockholders	We will not mail the subscription rights certificates to stockholders whose addresses are outside the United States or that have Army Post Office or Fleet Post Office address. The subscription agent will hold the subscription rights certificates for such holder's account. To exercise subscription rights, stockholders with such addresses must notify the subscription agent and timely follow the procedures described in "The Rights Offering—Foreign and Other Stockholders."
Dealer Manager	We and Citi have entered into a Dealer Manager Agreement, dated May 27, 2009, pursuant to which Citi is acting as dealer manager in connection with this rights offering. See "Plan of Distribution."

Subscription Agent and Information Agent	The subscription agent and the information agent for this rights offering is National City Bank ("National"). The address for delivery to the subscription agent and the information agent is as follows:
National City Bank c/o The Colbent Corp. 161 Bay State Drive Braintree, Massachusetts 02184
Shares Outstanding Before this Rights Offering	92,116,369 shares of our common stock were outstanding as of May 26, 2009, the most recent practicable date prior to the date of this prospectus supplement.
Shares Outstanding After Completion of this Rights Offering, Settlement of the forward purchase contract and Conversion of the Notes	We expect up to 7,085,280 Notes will be purchased pursuant to this rights offering and the forward purchase contract, and, assuming that all Notes are converted upon issuance thereof, the principal amount thereof has not increased through the accretion thereof on each interest payment date and that there are no conversion adjustments made thereto as described in "Description of Notes," we expect approximately 269,248,369 shares of our common stock will be issued and outstanding upon completion of this rights offering, the settlement of the forward purchase contract and the conversion of the Notes. Please note that such number of shares would increase as the principal amount of any outstanding Notes increases on each interest payment date and may increase due to certain adjustments to the conversion rate that may occur in the future under the terms of the indenture governing the Notes.
Fees and Expenses	Citi is earning a dealer manager fee in connection with this rights offering in an amount equal to $667,000. We will also pay all expenses of Citi and National City Bank related to Citi and National City Bank's roles in connection with this rights offering. See "The Rights Offering—Subscription Agent and Information Agent" and "Plan of Distribution."

        For additional information regarding this rights offering to holders of our common stock, see "The Rights Offering."

        You are solely responsible for completing delivery to the subscription agent of your subscription documents, subscription rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials and payment to the subscription agent.

THE NOTES

Co-Issuers	Sealy Corporation and Sealy Mattress Company.
Securities Offered	$177,132,000 in aggregate initial principal amount of 8% Senior Secured Third Lien Convertible Notes due 2016.
Issue Price	$25.00 per Note.
Issue Date	On or after the fifth trading day following the expiration of the rights offering.
Maturity Date	July 15, 2016.
Interest	8% per annum compounding semi-annually on January 15 and July 15 of each year (each, an "interest payment date"), commencing on July 15, 2009. The Co-Issuers will not pay interest in cash on an interest payment date, but instead the principal amount of the Notes will be increased as of such interest payment date by an accretion amount equal to the interest payable for the interest period ending immediately prior to such interest payment date.
Guarantees	On the issue date of the Notes, all payments on the Notes, including principal and interest, will be jointly and severally guaranteed on a senior secured basis by Sealy Mattress Corporation ("Holdings"), the direct parent company of the Company, and all of the Company's existing wholly-owned domestic restricted subsidiaries (the "subsidiary guarantors"). See "Description of Notes—Guarantees"
Indenture	The Co-Issuers will issue the Notes under the indenture described in this prospectus supplement, among the Co-Issuers, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. In this prospectus supplement, we refer to that indenture, and as may be further supplemented or amended from time to time, as the "indenture."
Conversion Rights	Subject to Parent's right to terminate conversion rights in certain circumstances on or after July 15, 2012, holders may convert their Notes into shares of our common stock (plus cash in lieu of fractional shares) at any time prior to the close of business on the business day immediately preceding the maturity date.
The Notes will be convertible into shares of our common stock at an initial conversion price of $1.00 per share. The number of shares of our common stock issuable upon conversion of any individual Note will increase on each interest payment date to reflect the accretion of interest on such Note for the immediately preceding interest period. The conversion price in effect at any given time will be subject to adjustment as set forth in "Description of Notes—Conversion Price Adjustments."

In addition, following certain corporate transactions that occur prior to maturity, the Co-Issuers will decrease the conversion price for a holder that elects to convert its Notes in connection with such a corporate transaction in certain circumstances as described under "Description of Notes—Make Whole Amount."
The delivery of shares of our common stock and cash in lieu of any fractional shares of our common stock upon conversion of a Note will be deemed to satisfy in full all obligations with respect to such Note. Accordingly, any accrued but non-capitalized interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.
Limitation of Beneficial Ownership	No holder of the Notes (other than Kohlberg Kravis Roberts & Co. L.P., its affiliates and certain members of management) will be permitted to receive shares upon conversion of the Notes to the extent such conversion will result in such holder becoming a "beneficial owner" under the securities laws by owning 5% or more of the shares of Parent's common stock. In addition, no holder of more than 5% of Parent's common stock at May 27, 2009 (other than Kohlberg Kravis Roberts & Co. L.P., its affiliates and certain members of management) may receive shares upon conversion of the Notes to the extent such conversion will result in such holder becoming a "beneficial owner," directly or indirectly, of more than an additional 1% of the shares of common stock upon conversion of the Notes. These limitations on beneficial ownership shall be terminated (i) upon 61 days' notice to Parent by any holder of Notes, solely with respect to the Notes beneficially owned by such Holder, (ii) immediately upon delivery by Parent of notice of its election to terminate conversion rights to the extent permitted by the indenture governing the Notes, (iii) immediately upon delivery by Parent of notice of a fundamental change or (iv) on June 15, 2016. See "Description of Notes—Limitation on Beneficial Ownership."
Termination of Conversion Rights	On or after July 15, 2012, Parent may elect to terminate holders' conversion rights if (i) the closing sale price of our common stock equals or exceeds 250% of the conversion price then in effect for at least 20 consecutive trading days ending on the trading day immediately preceding the date of the notice of termination of conversion rights and (ii) as of the date of the notice of termination of conversion rights, the ratio of Parent's Net Debt measured as of the end of the most recently ended fiscal quarter to Parent's EBITDA for the most recently ended four full fiscal quarters is less than 3.4 to 1.0. See "Description of Notes—Parent's Right to Terminate Conversion Rights."

Collateral	The Notes and the guarantees will be secured by a third-priority lien (subject to certain exceptions and permitted liens) on the capital stock of the Company and all the tangible and intangible assets of the Company and the subsidiary guarantors including, without limitation, the capital stock of any subsidiary held by the Company or any subsidiary guarantor (but limited to 65% of the voting stock of any such first-tier subsidiary that is a foreign subsidiary), and such assets are referred to collectively as the "Collateral." Please note such liens may be released in certain circumstances when the liens securing the First Lien Notes or the ABL Revolver are released. See "Description of Notes—Security for the Notes."
Ranking	The Notes and the guarantees will be the Co-Issuers' and the guarantors' senior secured obligations. The indebtedness evidenced by the Notes and the guarantees will:
	•	rank senior in right of payment to any existing and future subordinated indebtedness, including the Company's existing senior subordinated notes (and any guarantees thereof by the guarantors thereof);
	•	rank equally in right of payment with all of the Co-Issuers' and the guarantors' existing and future senior indebtedness, including the First Lien Notes and amounts outstanding under the ABL Revolver, subject to the senior prior liens on the Collateral securing the First Lien Notes, the ABL Revolver and certain refinancings thereof;
	•	be secured on a third-priority lien basis by the Collateral, subject to certain permitted liens under the indenture;
	•	rank equally to the Co-Issuers' and the subsidiary guarantors' obligations under any other pari passu lien obligations incurred after the issue date to the extent of the value of the Collateral;
	•	be effectively subordinated to obligations of the Co-Issuers' and the subsidiary guarantors' under the First Lien Notes and ABL Revolver and certain refinancings of such debt and any other debt incurred after the issue date that has a senior-priority security interest in the Collateral relative to the Notes, in each case, to the extent of the value of the Collateral;
	•	be effectively senior to any unsecured indebtedness of the Co-Issuers and the guarantors to the extent of the value of the Collateral remaining after the payment of indebtedness benefiting from prior liens; and
	•	be structurally subordinated to all existing and future indebtedness and other liabilities and preferred stock of Parent or the Company's non-guarantor subsidiaries (other than indebtedness and liabilities owed to Sealy Mattress Company or one of its guarantor subsidiaries).

The indenture governing the Notes will permit additional indebtedness or other obligations to be secured by the Collateral (i) on a lien priority basis senior or pari passu with the Notes, subject to certain limitations; and (ii) on a junior priority basis relative to the Notes, without regard to any such limitations.
As of March 1, 2009, on an as adjusted basis giving effect to full subscription for the Notes pursuant to the rights offering, the issuance of the First Lien Notes and the repayment of indebtedness under existing senior secured credit facilities (and assuming no amounts are outstanding under the ABL Revolver), the Notes and the subsidiary guarantees would have ranked:
• effectively junior to $350 million of senior secured indebtedness under the First Lien Notes to the extent of the Collateral;
• senior in right of payment to $273.9 million of the Company's senior subordinated notes; and
• structurally subordinated to $96.3 million of other liabilities, including trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.
Sinking Fund	None.
No Redemption at Issuer's Option	The Notes may not be redeemed by the Co-Issuers prior to the maturity date.
Repurchase upon Fundamental Change	A holder may require the Co-Issuers to repurchase some or all of its Notes for cash upon the occurrence of a fundamental change (as defined herein) at a price equal to 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See "Description of Notes—Fundamental Change Requires the Co-Issuers to Repurchase Notes at the Option of the Holder."
Make-Whole Event	If certain transactions that constitute a "make-whole event" occur on or prior to the maturity date, under certain circumstances, Parent will decrease the conversion price with respect to any conversion of Notes in connection with such transactions. The decrease in the conversion price will be determined based on the conversion date and the price paid per share of our common stock in such transaction.
Anti-dilution Adjustments	Customary anti-dilution adjustments. See "Description of Notes—Conversion Price Adjustments."

Certain Covenants	The indenture governing the Notes will contain covenants that will, among other things, limit the Company's and its Restricted Subsidiaries' ability to:
• incur additional indebtedness or issue certain preferred shares;
• create liens on certain assets to secure debt;
• agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;
• consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and
• engage in transactions with affiliates.
These limitations will be subject to a number of important qualifications and exceptions. The actions of Parent and Holdings are not so restricted under the indenture (except with respect to restrictions on merging, consolidating and selling all or substantially all of their assets). In addition, the ability of Parent, Holdings and the Company to make dividends and other distributions on capital stock and to repurchase capital stock and of Parent and its subsidiaries to repay, repurchase and redeem subordinated debt and to engage in most asset sales will not be restricted under the indenture under which the Notes will be issued.
See "Risk Factors" and "Description of Notes—Certain Covenants."
No Prior Market	The Notes will be new securities for which there is no market. Although the dealer-manager for the rights offering has informed us that it intends to make a market in the Notes, it is not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the Notes may not develop or be maintained.
Listing	We intend to apply to list the Notes for trading on the NYSE. Approval for listing the Notes requires at least 400 holders of the Notes. Therefore, the listing of the Notes on the NYSE will depend upon the number of our stockholders that exercise their subscription rights, and it will not be possible until after the rights offering has been completed to determine whether or not the Notes will be listed on the NYSE. In addition, the NYSE may, for other reasons, decline to list the Notes.
Governing Law	The indenture and the Notes will be governed by the laws of the State of New York.

RISK FACTORS

        Exercising your subscription rights and investing in our Notes involves risks. You should carefully consider the following information about these risks, together with the other information incorporated by reference into this prospectus supplement, including the information discussed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 15, 2009, before investing in our Notes. These risks could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Notes and our common shares.

Risks Related to the Business

The bedding industry is highly competitive, and if we are unable to compete effectively, we may lose customers and our sales may decline.

        The bedding industry is highly competitive, and we encounter competition from many manufacturers in both domestic and foreign markets. We, along with Simmons Company and Serta, Inc., accounted for approximately 49.5% of wholesale revenues in 2007, according to figures obtained from International Sleep Products Association and Furniture/Today industry publications. The highly competitive nature of the bedding industry means we are continually subject to the risk of loss of our market share, loss of significant customers, reduction in margins, the inability for us to gain market share or acquire new customers, and difficulty in raising our prices. Some of our principal competitors have less debt than we have and may be better able to withstand changes in market conditions within the bedding industry. Additionally, we may encounter increased future competition and further consolidation in our industry which could magnify the competitive risks previously outlined.

Our new product launches may not be successful due to development delays, failure of new products to achieve anticipated levels of market acceptance and significant costs associated with failed product introductions, which could adversely affect our revenues and profitability.

        Each year we invest significant time and resources in research and development to improve our product offerings. There are a number of risks inherent in our new product line introductions, such as the possibility that the anticipated level of market acceptance may not be realized, which could negatively impact our sales. Also, introduction costs and manufacturing inefficiencies may be greater than anticipated, which could impact our profitability.

We may experience fluctuations in our operating results due to seasonality, which could make sequential quarter to quarter comparison an unreliable indication of our performance.

        We have historically experienced, and we expect to continue to experience, seasonal and quarterly fluctuations in net sales and operating income. As is the case with many bedding customers, the retail business is subject to seasonal influences, characterized by strong sales for the months of June through September, which impacts our third fiscal quarter results. Our third fiscal quarter sales are typically 5% to 15% higher than other fiscal quarters. Our first fiscal quarter cash flows are typically the most unfavorable due to coupon payments on our existing senior subordinated notes and working capital demands. This seasonality means that a sequential quarter to quarter comparison may not be a good indication of our performance or of how we will perform in the future.

Unfavorable economic conditions could continue to negatively affect our revenues and profitability.

        Our business, financial condition and results of operations have been and may continue to be affected by various economic factors. The global economy is undergoing a period of slowdown, which is characterized as a recession, and the future economic environment may continue to be less favorable than that of recent years. The U.S. economy, which contains our largest market, was in a recession throughout much of fiscal 2008 and continues to be in a recession through the beginning of fiscal 2009.

This slowdown has, and could further lead to, reduced consumer and business spending in the foreseeable future, including by our customers, and the purchasers of their products. Reduced access to credit has and may continue to adversely affect the ability of consumers to purchase our products from retailers. It has and may continue to adversely affect the ability of our customers to pay us. If such conditions continue or further deteriorate throughout the remainder of fiscal 2009 or through fiscal 2010, our industry, business and results of operations may be severely impacted.

A substantial decrease in business from our significant customers could have a material adverse effect on our sales and market share.

        Our top five customers on a consolidated basis accounted for approximately 25.4% of our net sales for fiscal 2008 and no single customer represented more than 10% of net sales for fiscal 2008. While we believe our relationships with these customers are stable, many arrangements are made by purchase order or are terminable at will at the option of either party. A substantial decrease or interruption in business from our significant customers could result in material write offs or loss of future business. During 2008, the economic environment has become more challenging and has caused a higher occurrence of bankruptcies for mattress retailers. It has also caused many of the smaller mattress retailers to exit the market. This has resulted in additional write-offs and customer losses during fiscal 2008. Furthermore, many of our customers rely in part on consumers' ability to finance their mattress purchases with credit from third parties. If consumers are unable to obtain financing, they may defer their purchases.

        In the future, retailers may consolidate, restructure, reorganize or realign their affiliations, any of which could decrease the number of stores that carry our products or increase the ownership concentration in the retail industry. Some of these retailers may decide to carry only one brand of mattress products which could affect our ability to sell our products on favorable terms or to maintain or increase market share. As a result, our sales and profitability may decline.

Our profitability may be materially and adversely affected by increases in the cost of petroleum-based products, steel and other raw materials.

        Our industry has been challenged by the unprecedented volatility in the price of petroleum-based and steel products, which affects the cost of our polyurethane foam, polyester, polyethylene foam and steel innerspring component parts. Domestic supplies of these raw materials are being limited by supplier consolidation, the exporting of these raw materials outside of the U.S. due to the weakened dollar and other forces beyond our control. During fiscal 2007 and 2008, the cost of these components saw significant increases above their recent historical averages. The manufacturers of products such as petro-chemicals and wire rod, which are the materials purchased by our suppliers of foam and drawn wire, may reduce supplies in an effort to maintain higher prices. These actions would delay or eliminate price reductions from our suppliers.

Our profitability may be materially and adversely affected by any interruption in supply from third party vendors.

        We purchase our raw materials and certain components from a variety of suppliers, including box spring components from Leggett & Platt Inc., foam materials from Carpenter Co., and various subassemblies and components from national raw material and component suppliers. If we experience a loss or disruption in our supply of these components, we may have difficulty sourcing substitute components on terms favorable to us. In addition, any alternate source may impair product performance or require us to alter our manufacturing process, which could have an adverse effect on our profitability.

We are dependent upon a single supplier for certain polyurethane foam components in our mattress units. A disruption in the supply of these products and services could adversely affect our operations.

        We are dependent upon a single supplier for certain key polyurethane foam components which make up our various mattress brands. Such components are purchased under a measured supply agreement and are manufactured in accordance with proprietary process designs exclusive to the supplier. If we experience a loss or disruption in our supply of these components, we may have difficulty sourcing substitute components on terms favorable to us. In addition, any alternative source may impair product performance or require us to alter our manufacturing process, which could have an adverse effect on our profitability.

We are dependent upon a single supplier for the visco-elastic components and assembly of our TrueForm product line. A disruption in the supply of these products and services could adversely affect our operations.

        We are dependent upon a single supplier for certain structural components and assembly of our TrueForm product line. These products are purchased under a measured supply agreement and are manufactured in accordance with proprietary designs jointly owned by us and the supplier. If we experience a loss or disruption in our supply of these products, we may have difficulty sourcing substitute components on terms favorable to us. In addition, any alternative source may impair product performance or require us to alter our manufacturing process, which could have an adverse effect on our profitability. The related product in which these components and assembly processes are used does not represent a significant portion of our overall sales.

Our significant international operations are subject to foreign exchange, tariff, tax, inflation and political risks and our ability to expand in certain international markets is limited by the terms of licenses we have granted to manufacture and sell Sealy products.

        We currently conduct significant international operations and may pursue additional international opportunities. Our international operations are subject to the risks of operating in an international environment, including the potential imposition of trade or foreign exchange restrictions, tariff and other tax increases, fluctuations in exchange rates, inflation and unstable political situations. We have also limited our ability to independently expand in certain international markets where we have granted licenses to manufacture and sell Sealy bedding products. Our licensees in Australia, Jamaica and the United Kingdom have perpetual licenses, subject to limited termination rights. Our licensees in the Dominican Republic, the Bahamas, Israel, Japan, New Zealand, Saudi Arabia, Spain, South Africa and Thailand hold licenses for fixed terms with limited renewal rights. Fluctuations in the rate of exchange between the U.S. dollar and other currencies may affect stockholders' equity and our financial condition or results of operations.

The loss of the services of one or more members of our senior management team could impair our ability to execute our business strategy and adversely affect our business.

        We are dependent on the continued services of our senior management team, most of whom have substantial industry specific experience. For example, Lawrence J. Rogers, our current President and Chief Executive Officer (former President, Sealy North America from December 2006 through March 2008), has served in numerous capacities within our operations since joining us in 1979. The loss of key personnel could impair our ability to execute our business strategy and have a material adverse effect on our business.

The time and expense of defending against challenges to our trademarks, patents and other intellectual property could divert our management's attention and substantial financial resources from our business. Our goodwill and ability to differentiate our products in the marketplace could be negatively affected if we were unsuccessful in defending against such challenges.

        We hold over 675 worldwide trademarks, which we believe have significant value and are important to the marketing of our products to customers. We own 42 U.S. patents, a number of which have been registered in a total of 31 countries, and we have 6 domestic patents pending. In addition, we own U.S. and foreign registered trade names and service marks and have applications for the registration of trade names and service marks pending domestically and abroad. We also own several U.S. copyright registrations, and a wide array of unpatented proprietary technology and know-how. We also license certain intellectual property rights from third parties.

        Our ability to compete effectively with other companies depends, to a significant extent, on our ability to maintain the proprietary nature of our owned and licensed intellectual property. Although our trademarks are currently registered in the United States and registered or pending in 96 foreign countries, we still face risks that our trademarks may be circumvented or violate the proprietary rights of others and we may be prevented from using our trademarks if challenged. A challenge to our use of our trademarks could result in a negative ruling regarding our use of our trademarks, their validity or their enforceability, or could prove expensive and time consuming in terms of legal costs and time spent defending against it. In addition, we may not have the financial resources necessary to enforce or defend our trademarks. We also face risks as to the degree of protection offered by the various patents, the likelihood that patents will be issued for pending patent applications or, with regard to the licensed intellectual property, that the licenses will not be terminated. If we were unable to maintain the proprietary nature of our intellectual property and our significant current or proposed products, our goodwill and ability to differentiate our products in the marketplace could be negatively affected and our market share and profitability could be materially and adversely affected.

Regulatory requirements relating to our products may increase our costs, alter our manufacturing processes and impair our product performance.

        Our products and raw materials are and will continue to be subject to regulation in the United States by various federal, state and local regulatory authorities. In addition, other governments and agencies in other jurisdictions regulate the sale and distribution of our products and raw materials. These rules and regulations may change from time to time. Compliance with these regulations may negatively impact our business. For example, the California Home Furnishings Bureau adopted new open flame resistance standards under Technical Bulletin 603, that became effective in January 2005. There may be continuing costs of regulatory compliance including continuous testing, additional quality control processes and appropriate auditing of design and process compliance.

        In February 2005, the U.S. Consumer Product Safety Commission (CPSC) issued 16 CFR Part 1633 that effectively applies the California open flame standard, but added significant quality control, record keeping and testing requirements on mattress manufacturers, including Sealy. This rule became effective on July 1, 2007. Further, some states and the U.S. Congress continue to consider open flame regulations for mattresses and bed sets or integral components that may be different or more stringent than the California or CPSC standard and we may be required to make different products for different states or change our processes or distribution practices nationwide. It is possible that some states' more stringent standards, if adopted and enforceable, could make it difficult to manufacture a cost effective product in those jurisdictions and compliance with proposed new rules and regulations may increase our costs, alter our manufacturing processes and impair the performance of our products.

        In addition, our marketing and advertising practices could become the subject of proceedings before regulatory authorities or the subject of claims by other parties, which could require us to alter or end these practices or adopt new practices that are not as effective or are more expensive.

Environmental, health and safety requirements could expose us to material liabilities and changes in our operations as a result of environmental contamination, among other things.

        As a manufacturer of bedding and related products, we use and dispose of a number of substances, such as glue, lubricating oil, solvents and other petroleum products, as well as certain foam ingredients that may subject us to regulation under numerous federal and state statutes governing the environment (including those environmental regulations that are applicable to our foreign operations in Argentina, Brazil, Canada, France, Italy, Mexico, Uruguay and other jurisdictions). Among other statutes, we are subject to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act and related state statutes and regulations. As we abide by certain new open flame regulations, our products and processes may be governed more rigorously by certain state and federal environmental and OSHA standards as well as the provisions of California Proposition 65 and 16 CFR Part 1633.

        We have made and will continue to make capital and other expenditures to comply with environmental requirements. We also have incurred and will continue to incur costs related to certain remediation activities. Under various environmental laws, we may be held liable for the costs of remediating releases of hazardous substances at any properties currently or previously owned or operated by us or at any site to which we sent hazardous substances for disposal. We are currently addressing the clean-up of environmental contamination at our former facility in South Brunswick, New Jersey and our former facility in Oakville, Connecticut. At November 30, 2008, we have accrued approximately $0.2 million and $2.8 million for the Oakville and South Brunswick clean-ups, respectively, and we believe that these reserves are adequate. While uncertainty exists as to the ultimate resolution of these two environmental matters and we believe that the accruals recorded are adequate, in the event of an adverse decision by one or more of the governing environmental authorities or if additional contamination is discovered, these matters could have a material effect on our profitability.

A change or deterioration in labor relations could disrupt our business or increase costs, which could lead to a material decline in sales or profitability.

        As of November 30, 2008, we had 4,817 full time employees. Approximately 58% of our employees at our 25 North American plants are represented by various labor unions with separate collective bargaining agreements. Our current collective bargaining agreements, which are typically three years in length, expire at various times beginning in 2009 through 2011. Due to the large number of collective bargaining agreements, we are periodically in negotiations with certain of the unions representing our employees. We may at some point be subject to work stoppages by some of our employees and, if such events were to occur, there may be a material adverse effect on our operations and profitability. Further, we may not be able to renew the various collective bargaining agreements on a timely basis or on favorable terms, or at all.

Our pension plans are currently underfunded and we will be required to make cash payments to the plans, reducing the cash available for our business.

        We have noncontributory, defined benefit pension plans covering current and former hourly employees at four of our active plants and eight previously closed facilities as well as the employees of a facility of our Canadian operations and our manufacturing facility in France. We record a liability associated with these plans equal to the excess of the benefit obligation over the fair value of plan assets. The benefit liability recorded under the provisions of Statement of Financial Accounting Standards No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)" at November 30, 2008 was $9.2 million, and we expect to make estimated minimum funding contributions totaling approximately $1.2 million in 2009. The amount of these estimated contributions has increased for our domestic pension plan for next year due, in part, to the underperformance of the plan assets relative to our expectations given the overall market downturn during fiscal 2008. If the performance of the assets in these pension plans does not meet our expectations, or if other actuarial assumptions are modified, our future cash payments to the plans could be higher than we expect. The domestic pension plan is subject to the Employee Retirement Income Security Act of 1974, or ERISA. Under ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority to terminate an underfunded pension plan under limited circumstances. In the event our pension plan is terminated for any reason while it is underfunded, we will incur a liability to the PBGC that may be equal to the entire amount of the underfunding.

Our controlling shareholder has significant influence over us, including control over decisions that require the approval of stockholders, whether or not such decisions are in the best interests of other stockholders or Note holders.

        Sealy Holding LLC, an affiliate of KKR, beneficially owns a majority of our outstanding common stock and as a result, they have control over our decisions to enter into any corporate transaction and also the ability to prevent any transaction that requires the approval of our board of directors or the stockholders regardless of whether or not other members of our board of directors, stockholders or Note holders believe that any such transactions are in their own best interests.

        Upon completion of the Refinancing, Sealy Holding LLC will continue to own a majority of our outstanding common stock and their percentage ownership may increase upon conversion of the Notes they acquire into our common shares. Assuming Sealy Holding LLC acquires all of the Notes and immediately converted them into common stock, they would own approximately 83% of our common stock. So long as Sealy Holding LLC continues to hold a majority of our outstanding common stock, they will have the ability to control the vote in any election of directors and continue to exert significant influence over us.

Risks Related to the Rights Offering

Neither the subscription price of the rights nor the conversion price of the Notes is an indication of our present or future value.

        Our board of directors approved all of the terms and conditions of the rights offering, including the subscription price of the rights and conversion price of the Notes. Our objective in establishing the subscription price and conversion price was to raise the targeted amount of proceeds and provide all of our stockholders with a reasonable opportunity to make an additional investment in us. Our audit committee was authorized to review and consider the terms of the offering, including the forward purchase agreement, from the standpoint of a related party transaction. In establishing the commercial terms, including the subscription price and conversion price, our board of directors and its audit committee considered the following factors, among others: the strategic alternatives available to us for raising capital, the market price of our common shares, the type of security offered, the desire to facilitate shareholder participation in the rights offering, the nature of the offering, pricing of similar transactions, our business prospects and general conditions in the economy and the credit and securities markets. The subscription price and conversion price, however, do not necessarily bear any relationship to the book value of our assets or our past or expected future results of operations, cash flows or current financial condition, or any other established criteria for value. You should not consider either the subscription price for the rights or the conversion price of the Notes as an indication of our present or future value or the present or future value or market price of any of our securities.

If the market price of our common stock is lower than the conversion price of the Notes, the conversion of the Notes may not be practicable or profitable.

        The conversion price for the Notes is $1 per share of common stock, subject to future adjustment in certain circumstances. Our common shares are traded on the NYSE under the symbol "ZZ." On May 13, 2009, the last trading day before this rights offering was publicly announced, the closing price for our common shares on the NYSE was $4.14. On May 26, 2009, the last trading day before the commencement of this rights offering, the closing sales price of our common shares was $2.10 per share. The market price of our common shares could vary significantly, including in response to factors discussed herein and under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 15, 2009. The market price of our common shares may decline prior to the exercise of the subscription rights and conversion of the Notes.

No prior market exists for the subscription rights.

        Although the subscription rights are traded on the NYSE, the subscription rights are a new issue of securities with no prior trading market, and a liquid trading market for the subscription rights may not develop. While Citi has indicated to us that it intends to make a market in the subscription rights to the extent permitted by applicable laws and regulations, it is not obligated to do so and may discontinue any such market-making at any time without notice. Subject to certain earlier deadlines described under "The Rights Offering—Methods for Transferring and Selling Subscription Rights—Sales of Subscription Rights Through the Subscription Agent," the subscription rights are transferable until 4:00 p.m., New York City time, on July 1, 2009, the last business day prior to July 2, 2009, the scheduled expiration date of this rights offering, at which time they will no longer be transferable. The subscription agent will only facilitate subdivisions or sales of the physical subscription rights certificates until 5:00 p.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date of this rights offering. If you wish to sell your subscription rights or the subscription agent tries to sell subscription rights on your behalf in accordance with the procedures discussed in this prospectus supplement but such subscription rights cannot be transferred or sold, or if you provide the subscription agent with instructions to exercise the subscription rights and your instructions are not timely received by the subscription agent or if you do not provide any instructions to exercise your subscription rights, then the subscription rights will expire and will be void and no longer exercisable.

If you do not exercise all of your subscription rights in this rights offering, you may suffer dilution of your percentage ownership of our common shares.

        To the extent that you do not exercise your subscription rights to subscribe for the Notes, your proportionate ownership in us will be reduced to the extent that other holders of our common stock exercise their subscription rights and purchase Notes pursuant to this rights offering or the forward purchase contract, and such Notes purchased under the rights offering and the forward purchase contract are converted into our common shares. This rights offering and the sale of Notes pursuant to the forward purchase contract will result in our issuance of up to 7,085,280 Notes, which, assuming that all Notes are converted upon issuance thereof, the principal amount thereof has not increased through the accretion thereof on each interest payment date and that there are no conversion adjustments made thereto as described in "Description of Notes," can be converted into 177,132,000 shares of our common stock. Please note that such number of shares would increase as the principal amount of any outstanding Notes increases on each interest payment date and may increase due to certain adjustments to the conversion rate that may occur in the future under the terms of the indenture governing the Notes.

        We have entered into a forward purchase contract with Sealy Holding LLC, our majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P., pursuant to which Sealy

Holding LLC will exercise all the subscription rights that are distributed to it in this rights offering, which rights will cover $89,665,225 aggregate initial principal amount of the Notes, and will oversubscribe for all the Notes that are not subscribed for (after giving effect to the oversubscription privilege) upon the exercise of rights distributed to our other stockholders in the rights offering. If it becomes necessary for Sealy Holding LLC to purchase Notes because some of our other common stockholders do not exercise their subscription rights, the ownership position of Sealy Holding LLC would be increased upon its conversion of the Notes purchased in this rights offering and pursuant to the forward purchase contract into our common shares.

        If you do not exercise your subscription rights prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering, your subscription rights will expire and you will have no further subscription rights.

If we cancel this rights offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

        We may withdraw or terminate this rights offering for any reason or no reason at any time. If we elect to withdraw or terminate this rights offering, neither we nor the subscription agent will have any obligation with respect to subscription rights that have been exercised except to return, without interest or deduction, any subscription payments we or the subscription agent received from you.

If you do not act promptly and follow subscription instructions, your exercise of subscription rights may be rejected.

        Holders of our common stock who desire to purchase Notes in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering. If you are a beneficial owner of common shares and you wish to exercise your subscription rights, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by your broker, custodian bank or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the subscription rights associated with the common shares that you beneficially own prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering. In order to do so, you must complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form" in sufficient time to enable your agent to complete your subscription prior to the expiration of the subscription rights. With respect to exercises of the subscription rights, we shall not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering.

        If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

        If you have an address outside the United States or an Army Post Office or a Fleet Post Office address, to exercise your subscription rights, you must notify the subscription agent before 11:00 a.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date of this rights offering, take all other steps which are necessary to exercise your rights and, with respect to holders whose addresses are outside the U.S., must establish to the satisfaction of the subscription agent that you are permitted to exercise your subscription rights under applicable law. See "The Rights Offering—Foreign and Other Shareholders."

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to purchase Notes in this rights offering.

        Any uncertified check used to pay for Notes to be issued in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five (5) or more business days. If you choose to exercise your subscription rights, in whole or in part, and to pay for Notes by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your subscription rights and will not receive the Notes you attempted to purchase.

The receipt of the subscription rights may be treated as a taxable dividend to you.

        We intend to take the position that the distribution of the subscription rights in this rights offering is a non-taxable stock dividend under Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Certain United States Federal Tax Consequences" below. This position is not binding on the Internal Revenue Service (the "IRS") or the courts, however. If the IRS or a court were to successfully assert that the distribution of the subscription rights is a taxable distribution of property, your receipt of subscription rights in this rights offering may be treated as a receipt of a distribution in an amount equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of capital to the extent thereof and then as capital gain. If you are a non-U.S. holder (as defined in "Certain United States Federal Tax Consequences"), you may be subject to tax in respect of any taxable stock dividend. See "Certain United States Federal Tax Consequences" below.

Risks Related to the Notes and our Common Stock

Recent developments in the convertible debt markets may adversely affect the market value of the Notes.

        The convertible debt markets have experienced unprecedented disruptions resulting from, among other things, the recent instability in the credit and capital markets and the emergency orders issued by the Securities and Exchange Commission (the "SEC") on September 17 and 18, 2008 (and extended on October 1, 2008). These orders were issued as a stop-gap measure while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. Among other things, these orders temporarily imposed a prohibition on effecting short sales of the common stock of certain financial companies. As a result, the SEC orders made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition. The SEC orders expired at 11:59 p.m., New York City Time, on Wednesday, October 8, 2008. However, the SEC and NYSE are currently considering instituting other limitations on effecting short sales (such as the up-tick rule), and other regulatory organizations may do the same. Any future governmental actions that interfere with the ability of convertible notes investors to effect short sales on the underlying common stock could significantly affect the market value of convertible securities, including the Notes.

We are not obligated to make cash payments of interest on the Notes.

        We will not make any cash payments of interest on the Notes. Instead, the principal amount of the Notes will be increased on each interest payment date by an accretion amount equal to the interest payable for the interest period ending immediately prior to such interest payment date. Accordingly, any cash payment of interest on the Notes will effectively be deferred until the maturity date or any earlier fundamental change repurchase date.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the Notes.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the Notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the Notes.

        In addition, in the past, following periods of volatility in the overall market and the market price of a company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the Notes.

        In the future, we may sell additional shares of our common stock to raise capital. In addition, a significant number of shares of our common stock is reserved for issuance upon the exercise of stock options, settlement of restricted stock units, and upon conversion of the Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of Notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

        Holders of Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but holders of Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our restated articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the relevant conversion date, such holder will not be entitled to vote on the amendment, although such holder will, upon conversion of the Notes into common stock, nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The adjustment to the conversion price for Notes converted in connection with a make-whole event may not adequately compensate you for any lost option time value of your Notes as a result of such transaction.

        If a make-whole event occurs prior to maturity, under certain circumstances, we will decrease the conversion price for Notes converted in connection with such make-whole event. The decrease in the conversion price will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed paid) per share of our common stock in such transaction, as described below under "Description of Notes—Make Whole Amount." The adjustment to the conversion price for the Notes converted in connection with a make-whole event may not adequately compensate you for any lost option time value of your Notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $10.00 per share or less than $0.75 (in each case, subject to adjustment), no adjustment will be made to the conversion price. Moreover, in no event will the conversion price be less than $0.6114 per share, subject to adjustments in the same manner as set forth under "Description of Notes—Conversion Price Adjustments."

        Our obligation to decrease the conversion price upon the occurrence of a make-whole event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

You may have to pay taxes if we adjust or fail to adjust the conversion price of the Notes in certain circumstances, even though you would not receive any cash.

        We will adjust the conversion price of the Notes for stock splits and combinations, stock dividends, certain cash dividends and certain other events that affect our capital structure. See "Description of Notes—Make-Whole Amount" and "Description of Notes—Conversion Price Adjustments." Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for United States federal income tax purposes, even though you would not receive any cash in connection with the adjustment to (or failure to adjust) the conversion rate and even though you might not exercise your conversion right. In addition, non-U.S. holders (as defined in "Certain United States Federal Tax Consequences") of the Notes may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax requirements. If we are required to withhold on any deemed dividend, we may withhold from any amount owed to you including, but not limited to, cash at maturity or common stock upon conversion. Please consult your own tax advisors and see "Certain United States Federal Tax Consequences."

The conversion price of the Notes may not be adjusted for all dilutive events.

        The conversion price of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes—Conversion Price Adjustments." However, the conversion price will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common stock for cash, that may adversely affect the trading price of the Notes or our common stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion price.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes.

        Upon the occurrence of a fundamental change, you have the right to require us to repurchase your Notes. However, the fundamental change provisions will not afford protection to holders of Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as incurrences of indebtedness, leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.

Provisions of the Notes could discourage an acquisition of us by a third party.

        Upon the occurrence of certain transactions constituting a fundamental change, holders of the Notes will have the right, at their option, to require us to repurchase, at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest on the Notes, all of their Notes or any portion of the principal amount of such Notes in integral multiples of $25. These fundamental change repurchase provisions requiring make-whole payments may make it more difficult or more expensive for a third party to acquire us or delay or prevent a takeover of us and the removal of incumbent management that might otherwise be beneficial to investors.

On or after July 15, 2012, and subject to certain conditions, we will have the right to terminate holders' conversion rights.

        On or after July 15, 2012, we may elect to terminate holders' conversion rights upon the occurrence of specified conditions relating to the trading price of our common stock and its ratio of net debt to earnings before interest, taxes, depreciation and amortization as described in "Description of Notes—Parent's Right to Terminate Conversion Rights." Upon termination of holders' conversion rights, any Notes that remain outstanding, will no longer be convertible into Sealy Corporation common stock.

Conversion of the Notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their Notes.

        The conversion of some or all of the Notes may dilute the ownership interests of existing holders of our common stock. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the Notes into shares of our common stock could depress the price of our common stock.

The Notes may receive a lower credit rating than anticipated.

        We do not intend to apply for a credit rating for the Notes, but if a rating agency rates the Notes, it may assign a rating that is lower than the ratings assigned to our other debt. Ratings agencies also may lower ratings on the Notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the Notes could significantly decline.

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes and our other indebtedness.

        We will continue to have substantial indebtedness after the completion of the Refinancing. As of March 1, 2009, we had a total of $746.7 million of debt outstanding. As of March 1, 2009, after giving effect to the Refinancing, including the issuance of the Notes, we would have had total indebtedness of $852.5 million, including $335.9 million outstanding under the First Lien Notes, $177.1 million of Notes, and $273.9 million under the Company's existing senior subordinated notes.

        Our outstanding indebtedness could have important consequences to you, including the following:

  •
  our high level of indebtedness could make it more difficult for us to satisfy our obligations with respect to the Notes, including any repurchase obligations that may arise thereunder;

  •
  the restrictions imposed on the operation of our business may hinder our ability to take advantage of strategic opportunities to grow our business;

  •
  our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, restructuring, acquisitions or general corporate purposes may be impaired, which could be exacerbated by further volatility in the credit markets;

  •
  we must use a substantial portion of our cash flow from operations to pay interest on our other indebtedness, which will reduce the funds available to us for operations and other purposes;

  •
  our high level of indebtedness could place us at a competitive disadvantage compared to our competitors that may have proportionately less debt;

  •
  our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited;

  •
  our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business; and

  •
  we may be vulnerable to interest rate increases, as certain of our borrowings, including those under our ABL Revolver, are at variable rates.

        Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the Notes.

We must refinance existing indebtedness prior to the maturity of the Notes. Failure to do so could have a material adverse effect upon us.

        The maturity of the Company's senior subordinated notes is June 15, 2014 and the maturity of our First Lien Notes is April 15, 2016, which is, in each case, before the maturity of the Notes being offered pursuant to the rights offering, and all outstanding loans under the new ABL Revolver will be due and payable four years after the effective date thereof, which is also before the maturity date of the Notes being offered pursuant to the rights offering. While we expect to refinance this indebtedness, we may not be able to refinance this indebtedness, or refinancing may not be available on commercially reasonable terms. The financial terms or covenants of any new credit facility and/or other indebtedness may not be as favorable as those under our ABL Revolver and our First Lien Notes and senior subordinated notes.

        Our ability to complete a refinancing of our ABL Revolver and our First Lien Notes and senior subordinated notes prior to their respective maturities is subject to a number of conditions beyond our control. For example, if a disruption in the financial markets were to occur at the time that we intended to refinance this indebtedness, we might be restricted in our ability to access the financial markets. If we are unable to refinance this indebtedness, our alternatives would consist of negotiating an extension of our ABL Revolver with the lenders and seeking or raising new capital. If we were unsuccessful, the lenders under our ABL Revolver and the holders of our First Lien Notes and senior subordinated notes could demand repayment of the indebtedness owed to them on the relevant maturity date. As a result, our ability to pay the principal of and interest on the Notes would be adversely affected.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or seek to restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The ABL Revolver and the First Lien Notes Indenture and the senior subordinated notes indenture will restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may not be adequate to meet any debt service obligations then due. See "Description of Other Indebtedness—ABL Revolver" and "—First Lien Notes."

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

        We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the First Lien Notes Indenture, the ABL Revolver, the senior subordinated notes indenture and the indenture will restrict, but will not completely prohibit, us from doing so. In addition, the indenture will allow us to issue additional secured debt under certain circumstances which will also be guaranteed by the guarantors and will share in the Collateral that will secure the Notes and guarantees, and, in some cases, such debt can be secured by a lien on the Collateral that is senior to the lien on the Collateral securing the Notes. The indenture will also allow our foreign subsidiaries to incur additional debt, which would be structurally senior to the Notes. In addition, the indenture will not prevent us from incurring other liabilities that do not constitute indebtedness. See "Description of Notes." This may have the effect of reducing the amount of proceeds paid to you. If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Other secured indebtedness, including under the First Lien Notes and the ABL Revolver, will be effectively senior to the Notes to the extent of the value of the Collateral.

        The First Lien Notes and the ABL Revolver will be collateralized by senior-priority liens in the Collateral. In addition, the indenture for the Notes will permit us to incur additional indebtedness secured on a senior-priority basis by the Collateral in the future. The senior-priority liens in the Collateral and any such future indebtedness will be higher in priority as to the Collateral than the security interests securing the Notes and the guarantees. The Notes and the related guarantees will be secured, subject to permitted liens, by a third-priority lien in the Collateral. Holders of the indebtedness under the First Lien Notes and the ABL Revolver and any other indebtedness collateralized by a senior-priority lien in the Collateral will be entitled to receive proceeds from the realization of value of the Collateral to repay such indebtedness in full before the holders of the Notes will be entitled to any recovery from such Collateral. Accordingly, holders of the Notes will only be entitled to receive proceeds from the realization of value of the Collateral after all indebtedness and other obligations under the First Lien Notes and the ABL Revolver and any other obligations secured by senior-priority liens on the Collateral are repaid in full. As a result, the Notes will be effectively junior in right of payment to indebtedness under the First Lien Notes and the ABL Revolver and any other indebtedness collateralized by a higher-priority lien in the Collateral, to the extent of the realizable value of such Collateral.

The lien ranking provisions of the indenture and other agreements relating to the Collateral securing the Notes will limit the rights of holders of the Notes with respect to certain Collateral, even during an event of default.

        The rights of the holders of the Notes with respect to the Collateral will be substantially limited by the terms of the lien ranking agreements set forth in the indenture and the intercreditor agreement, even during an event of default. Under the indenture and the intercreditor agreement, at any time that obligations that have the benefit of the higher-priority liens are outstanding, any actions that may be taken with respect to (or in respect of) such Collateral, including the ability to cause the commencement of enforcement proceedings against such Collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such Collateral from the lien of, and waivers of past defaults under, such documents relating to such Collateral, will be at the direction of the holders of the obligations secured by the senior-priority liens, and the holders of the Notes secured by lower-priority liens may be adversely affected. See "Description of Notes—Security for the Notes" and "Description of Notes—Amendment, Supplement and Waiver." Under the terms of the intercreditor agreement, at any time that the senior-priority liens on the Collateral are released in connection with the sale, transfer or disposition of the Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such Collateral by the Bank Collateral Agent or the First Lien Notes Collateral Agent, the third-priority security interest in such Collateral securing the Notes (other than certain proceeds thereof) will be automatically and simultaneously released without the consent or action of the holders of the Notes. The Collateral so released will no longer secure our and the guarantors' obligations under the Notes and the guarantees.

        In addition, because the holders of the indebtedness secured by senior-priority liens in the Collateral control the disposition of the Collateral, such holders could decide not to proceed against the Collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the Notes. In such event, the only remedy available to the holders of the Notes would be to sue for payment on the Notes and the related guarantees. The indenture and the intercreditor agreement will contain certain provisions benefiting holders of indebtedness under the First Lien Notes and the ABL Revolver, including provisions prohibiting the trustee and the collateral agent for the Notes from objecting following the filing of a bankruptcy petition to a number of important matters regarding the Collateral and the financing to be provided to us. After such filing, the value of this Collateral could materially deteriorate and holders of the Notes would be unable to raise an objection. In addition, the right of holders of obligations secured by senior-priority liens to foreclose upon and sell such Collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

        The Collateral will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the holders of indebtedness under the First Lien Notes and the ABL Revolver and other creditors that have the benefit of senior-priority liens on such Collateral from time to time, whether on or after the date the Notes and guarantees are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral securing the Notes as well as the ability of the collateral agent to realize or foreclose on such Collateral.

Claims of holders of Notes will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries because they will not guarantee the Notes.

        The Notes will not be guaranteed by any of our non-U.S. subsidiaries. Accordingly, claims of holders of the Notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the Notes.

        In addition, the equity interests of other equity holders in any non-wholly-owned non-guarantor subsidiary in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the Notes.

        Our non-guarantor subsidiaries accounted for $435.6 million and $73.5 million, or 29.1% and 23.7%, of our net sales (excluding non-guarantor subsidiaries' intercompany sales to the guarantors of $3.6 million and $0.0 million) and generated operating income of $7.5 million and $2.8 million excluding the impact of intercompany sales to the guarantors, for the year ended November 30, 2008 and the three months ended March 1, 2009, respectively. Our non-guarantor subsidiaries accounted for $124.0 million and $108.2 million, or 13.5% and 12.2%, of our assets (excluding non-guarantor subsidiaries' net intercompany investments from the guarantors of $29.9 million and $26.9 million) and $109.1 million and $96.3 million, or 10.1% and 9.2%, of our liabilities as of November 30, 2008 and March 1, 2009, respectively.

The value of the Collateral securing the Notes may not be sufficient to satisfy our obligations under the Notes.

        No appraisal of the value of the Collateral has been made in connection with this offering, and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the Collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of this Collateral may not be sufficient to pay our obligations under the Notes.

        To the extent that pre-existing liens, liens permitted under the indenture and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties (in addition to the holders of obligations secured by senior-priority liens), encumber any of the Collateral securing the Notes and the guarantees, those parties have or may exercise rights and remedies with respect to the Collateral that could adversely affect the value of the Collateral and the ability of the collateral agent, the trustee under the indenture or the holders of the Notes to realize or foreclose on the Collateral.

        In addition, because a portion of the Collateral will consist of pledges of 65% of the capital stock of certain of our foreign subsidiaries, the validity of those pledges under local law, if applicable, and the ability of the holders of the Notes to realize upon that Collateral under local law, to the extent applicable, may be limited by such local law, which limitations may or may not affect the liens securing the Notes.

        In addition, the indenture governing the Notes permits us, subject to compliance with certain financial tests, to issue additional secured debt, including debt secured equally and ratably by the same assets pledged for the benefit of the holders of the Notes. This would reduce amounts payable to holders of the Notes from the proceeds of any sale of the Collateral.

        There may not be sufficient Collateral to pay off any additional amounts we may borrow under the First Lien Notes, the ABL Revolver or any additional Notes we may issue together with the Notes offered hereby.

        Consequently, liquidating the Collateral securing the Notes and the guarantees may not result in proceeds in an amount sufficient to pay any amounts due under the Notes after also satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of Collateral are not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured, unsubordinated claim against our and the subsidiary guarantors' remaining assets.

We will in most cases have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the guarantees.

        Subject to the intercreditor agreement, the collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the Notes and the guarantees.

        In addition, we will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939 if we determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the indenture trustee, conduct ordinary course activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making ordinary course cash payments (including repayments of indebtedness). With respect to such releases, we must deliver to the collateral agent, from time to time, an officers' certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the collateral agent was obtained were not prohibited by the indenture. See "Description of Notes."

There are circumstances, other than repayment or discharge of the Notes, under which the Collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the trustee.

        Under various circumstances, all or a portion of the Collateral may be released, including:

  •
  to enable the sale, transfer or other disposal of such Collateral in a transaction not prohibited under the First Lien Notes Indenture, the ABL Revolver and the Indenture, including the sale of any entity in its entirety that owns or holds such Collateral;

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  with respect to Collateral held by a guarantor, upon the release of such guarantor from its guarantee; and

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  at any time that the senior-priority liens on the Collateral are released in connection with the sale, transfer or disposition of the Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such Collateral by the Bank Collateral Agent or the First Lien Notes Collateral Agent.

        In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

        The indenture for the Notes will also permit us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any Collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be released under the First Lien Notes Indenture, the ABL Revolver and the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the Collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See "Description of Notes—Guarantees."

There are certain other categories of property that are also excluded from the Collateral.

        Certain categories of assets are excluded from the Collateral. Excluded assets include any interest in real property if the greater of cost or book value is less than $1.0 million, titled vehicles, assets and capital stock, the pledge of which would violate applicable law or contract, certain letter of credit rights, the assets of our non-guarantor subsidiaries and equity investees, certain capital stock, equipment and real estate subject to purchase money liens and capital leases and after-acquired property subject to certain permitted liens and other securities of our subsidiaries and equity investees and the proceeds from any of the foregoing. See "Description of Notes." If an event of default occurs and the Notes are accelerated, the Notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

Rights of holders of the Notes in the Collateral may be adversely affected by the failure to perfect security interests in Collateral.

        Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the Collateral securing the Notes may not be perfected with respect to the claims of the Notes if the collateral agent does not take the actions necessary to perfect any of these liens. There can be no assurance that the collateral agent for the Notes will have taken all actions necessary to create properly perfected security interests, which may result in the loss of the priority of the security interest in favor of the holders of the Notes to which they would otherwise have been entitled. Specifically, we do not expect the collateral agent for the Notes to have completed all the actions necessary to perfect the liens in any real property by the time of the issue date of the Notes. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. We and the guarantors have limited obligations to perfect the security interest of the holders of the Notes in specified Collateral. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. Neither the trustee nor the collateral agent has an obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the Notes against third parties.

        We do not expect that mortgages on all of our material properties will be recorded to perfect the liens created thereby at the time of the issuance of the Notes. Any title insurance insuring the liens of the mortgages will be issued in conjunction with the title insurance insuring liens of mortgages with senior priority pursuant to "pro tanto" endorsements and will be subject to the rights of the holders of the obligations secured by such senior priority liens. In jurisdictions in which "pro tanto" endorsements are not available, such as Texas, the liens of the mortgages will not be insured with title insurance.

        We do not expect that mortgages on all of our material properties will be recorded to perfect the liens created thereby at the time of the issuance of the Notes. One or more of these mortgages may constitute a significant portion of the value of the collateral securing the Notes and the guarantees. We have agreed to record the mortgages as promptly as reasonably practicable to perfect the liens created thereby within 30 days after the issuance of the Notes.

        In addition, any title insurance insuring the liens of the mortgages will be issued in conjunction with the title insurance insuring liens of mortgages with senior priority pursuant to "pro tanto" endorsements and will be subject to the rights of the holders of the obligations secured by such senior priority liens. Title insurance claims made by such senior lien holders will reduce the amount of title insurance available to you with respect to the properties.

        In jurisdictions in which "pro tanto" endorsements are not available, such as Texas, the liens of the mortgages will not be insured with title insurance. A lack of title insurance, including due to the prior rights of holders of the obligations secured by senior priority liens under concurrently issued policies, will mean that the liens of the mortgages may not be insured against (i) loss resulting from the entity represented by us to be the owner thereof not holding fee title or a valid leasehold interest in the properties and such interest being encumbered by unpermitted liens and (ii) the validity and third lien priority of the mortgage granted to the collateral trustee for the benefit of the holders of the Notes.

Any future pledge of collateral might be avoidable in bankruptcy.

        Any future pledge of collateral in favor of the trustee, including pursuant to security documents delivered after the date of the indenture governing the Notes, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

The Collateral is subject to casualty risks.

        We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged Collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Notes and the guarantees.

        In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment and inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture replacement units or inventory could cause significant delays.

The terms of our debt covenants could limit how we conduct our business and our ability to raise additional funds.

        The agreements that govern the terms of our debt, including the indenture that governs the Notes, the First Lien Notes Indenture, the indenture that governs our senior subordinated notes and the credit agreement that governs our ABL Revolver, contain, and the agreements that govern our future indebtedness may contain, covenants that restrict our ability and the ability of our subsidiaries to:

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  incur and guarantee indebtedness or issue preferred stock;

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  in the case of the ABL Revolver, First Lien Notes and senior subordinated notes indenture, repay certain subordinated indebtedness prior to its stated maturity;

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  in the case of the ABL Revolver, First Lien Notes and senior subordinated notes indenture, pay dividends or make other distributions on or redeem or repurchase our stock;

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  issue capital stock;

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  in the case of the ABL Revolver, First Lien Notes and senior subordinated notes indenture, make certain investments or acquisitions;

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  create liens;

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  in the case of the ABL Revolver, First Lien Notes and the senior subordinated notes indenture, engage in most asset sales;

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  merge with or into other companies;

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  enter into certain transactions with stockholders and affiliates;

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  in the case of the ABL Revolver, make capital expenditures; and

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  restrict dividends, distributions or other payments from the Company's subsidiaries.

        You should read the discussions under the headings "Description of Other Indebtedness" and "Description of Notes—Certain Covenants" for further information about these covenants.

        In addition, under the ABL Revolver, if our borrowing availability falls below the greater of 15% of the aggregate commitments thereunder and $15.0 million, we will be required to satisfy and maintain a fixed charge coverage ratio of not less than 1.1 to 1.0. Our ability to meet the required fixed charge coverage ratio can be affected by events beyond our control, and we may not be able to meet this ratio. A breach of any of these covenants could result in a default under the ABL Revolver.

        A breach of the covenants or restrictions under the indenture that governs the Notes, the First Lien Notes Indenture, the indenture that governs our senior subordinated notes or the credit agreement that governs the ABL Revolver could result in a default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under our ABL Revolver would permit the lenders under our ABL Revolver to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our ABL Revolver, those lenders could proceed against the Collateral granted to them to secure that indebtedness. In the event our lenders and noteholders accelerate the repayment of our borrowings, we cannot assure you that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

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  limited in how we conduct our business;

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  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

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  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our plans.

The actions of Parent and Holdings are generally not restricted under the indenture. In addition, the ability of Parent, Holdings and the Company to make dividends and other distributions and to repurchase equity and of Parent and its subsidiaries to repay, repurchase and redeem subordinated debt and engage in most asset sales will not be restricted under the indenture under which the Notes will be issued. See "—The terms of the Notes will not contain all of the restrictive covenants contained in high yield indentures."

The terms of the Notes will not contain all of the restrictive covenants contained in typical high yield indentures.

        The indenture under which the Notes will be issued will not contain all of the restrictive covenants contained in typical high yield indentures that would protect you from several kinds of transactions that may adversely affect you. In particular, the indenture will not contain covenants that will limit the ability of Parent, Holdings and the Company to pay dividends and distributions on capital stock or to repurchase or redeem capital stock or of Parent and its subsidiaries to redeem, retire or repurchase subordinated debt or engage in most asset sales.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

        Any default under the agreements governing our indebtedness that is not waived by the holders of such indebtedness, and the remedies sought by the holders of such indebtedness could make us unable to pay principal and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness or we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the holders of our indebtedness to avoid being in default. If we breach our covenants under our indebtedness and seek a waiver, we may not be able to obtain a waiver from the holders of such indebtedness. If this occurs, we would be in default under our indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See "Description of Other Indebtedness" and "Description of Notes."

We may not be able to satisfy our obligations to holders of the Notes upon a fundamental change.

        A holder may require the Co-Issuers to repurchase some or all of its Notes for cash upon the occurrence of a fundamental change (as defined herein) at a price equal to 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

        Upon the occurrence of a fundamental change, each holder of the Notes will have the right to require us to purchase some or all of its Notes for cash at a price equal to 100% of the principal amount of the Notes being purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. Our failure to give notice of a fundamental change, or to purchase Notes tendered for repurchase upon the occurrence of a fundamental change, would be a default under the indenture and any such default could result in a default under certain of our other indebtedness including the First Lien Notes, the ABL Revolver and the outstanding senior subordinated notes. In addition, a fundamental change may constitute an event of default under our ABL Revolver and may also require us to offer to purchase our First Lien Notes and senior subordinated notes at 101% of the principal amount thereof, together with accrued and unpaid interest to the date of purchase. A default under our ABL Revolver would result in an event of default under the indenture that governs the Notes and under the indentures governing our First Lien Notes and senior subordinated notes if the lenders accelerate the debt under our ABL Revolver. In addition, a failure to purchase any First Lien Notes or senior subordinated notes as described above would result in an event of default under the indenture that governs the Notes offered hereby.

        If a fundamental change or a "change of control," as defined in the First Lien Notes Indenture occurs, we may not have enough assets to satisfy all obligations under the First Lien Notes Indenture, the ABL Revolver, the indenture that governs our senior subordinated notes and the indenture that governs the Notes. Upon the occurrence of a change of control or fundamental change, we could seek to refinance the indebtedness under the First Lien Notes, the ABL Revolver, our senior subordinated notes and the Notes or obtain a waiver from the holders of the First Lien Notes, the lenders under the ABL Revolver, the holders of our senior subordinated notes, or holders of the Notes. However, we may not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

In the event of our bankruptcy, the ability of the holders of the Notes to realize upon the Collateral will be subject to certain bankruptcy law limitations.

        The ability of holders of the Notes to realize upon the Collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from, among other things, repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from retaining security repossessed by such creditor without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."

        The secured creditor is entitled to "adequate protection" to protect the value of the secured creditor's interest in the Collateral as of the commencement of the bankruptcy case but the adequate protection actually provided to a secured creditor may vary according to the circumstances. Adequate protection may include cash payments or the granting of additional security if and at such times as the court, in its discretion and at the request of such creditor, determines after notice and a hearing that the collateral has diminished in value as a result of the imposition of the automatic stay of repossession of such Collateral or the debtor's use, sale or lease of such Collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the trustee under the indenture for the Notes could foreclose upon or sell the Collateral or whether or to what extent holders of Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

        Moreover, the collateral agent and the trustee may need to evaluate the impact of the potential liabilities before determining to foreclose on Collateral consisting of real property, if any, because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened releases of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such Collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Notes.

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the Notes.

        The issuance of the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the incurrence of a guarantee obligation will be a fraudulent conveyance if a guarantor received less than reasonably equivalent value or fair consideration in exchange for issuing such guarantee, and one of the following is also true:

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  such guarantor was insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

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  the guarantor was left with an unreasonably small amount of capital to carry on the business; or

  •
  the guarantor intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

        If a court were to find that the issuance of a guarantee was a fraudulent conveyance, the court could void the payment obligations under such guarantee or subordinate such guarantee to presently existing and future indebtedness of such guarantor, or require the holders of the Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the Notes.

        Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not a guarantor was solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the guarantees would not be subordinated to our or a guarantor's other debt.

The waiver in the intercreditor agreement of rights of marshaling may adversely affect the recovery rates of holders of the Notes in a bankruptcy or foreclosure scenario.

        The Notes and the guarantees are secured on a third-priority lien basis by the Collateral. The intercreditor agreement provides that, at any time obligations having the benefit of the senior-priority liens on the Collateral are outstanding, the holders of the Notes, the trustee under the indenture governing the Notes and the collateral agent may not assert or enforce any right of marshaling accorded to a junior lienholder, as against the holders of such indebtedness secured by senior-priority liens in the Collateral. Without this waiver of the right of marshaling, holders of such indebtedness secured by senior-priority liens in the Collateral would likely be required to liquidate Collateral on which the Notes did not have a lien, if any, prior to liquidating the Collateral, thereby maximizing the proceeds of the Collateral that would be available to repay our obligations under the Notes. As a result of this waiver, the proceeds of sales of the Collateral could be applied to repay any indebtedness secured by senior-priority liens in the Collateral before applying proceeds of other collateral securing indebtedness, and the holders of Notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the Notes.

In the event of a bankruptcy of us or any of the guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes exceed the fair market value of the Collateral securing the Notes.

        In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the Collateral with respect to the Notes on the date of the bankruptcy filing was less than the then-current principal amount of the Notes. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim in an amount equal to the value of the Collateral and an unsecured claim with respect to the remainder of its claim which would not be entitled to the benefits of security in the Collateral. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

        A bankruptcy court may, under certain circumstances, equitably subordinate an otherwise senior claim to claims of other creditors or even recharacterize a debt claim as equity. If this were to happen to any Note, the claims of certain other creditors would be entitled to payment prior to the payment of that Note. We cannot predict whether any claim for recharacterization or equitable subordination would be made or would be successful, but note that courts have in cases subjected loans made by shareholders to heightened scrutiny in considering such claims.

The value of the Collateral securing the Notes may not be sufficient to secure post-petition interest.

        In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the Notes will only be entitled to post-petition interest under the United States Bankruptcy Code to the extent that the value of their security interest in the Collateral is greater than their pre-bankruptcy claim. Holders of the Notes that have a security interest in Collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the United States Bankruptcy Code. No appraisal of the fair market value of the Collateral has been prepared in connection with the rights offering and therefore the value of the holders' interest in the Collateral may not equal or exceed the principal amount of the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

        The Notes are new issues of securities for which there is no established public market. Although we intend to seek listing of the Notes for trading on the NYSE upon initial issuance of the Notes, any such listing will be subject to satisfaction of applicable listing requirements. Approval for listing the Notes requires at least 400 holders of the Notes. Therefore, the listing of the Notes on the NYSE will depend upon the number of our stockholders that exercise their subscription rights, and it will not be possible until after the rights offering has been completed to determine whether or not the Notes will be listed on the NYSE. In addition, the NYSE may, for other reasons, decline to list the Notes. Consequently, there can be no assurance that such listing will occur. The dealer manager for the rights offering has advised us that it intends to make a market in the Notes as permitted by applicable laws and regulations; however, it is not obligated to make a market in the Notes, and it may discontinue their market-making activities at any time without notice. Therefore, an active market for the Notes may not develop or, if developed, it may not continue. The market, if any, for the Notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your Notes. In addition, subsequent to their initial issuances, the Notes may trade at discounts from their initial offering prices, depending upon prevailing interest rates, the market for similar Notes, our financial and operating performance and other factors.

The market price for the Notes may be volatile.

        Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial fluctuations in the price of the securities. Even if a trading market for the Notes develops, it may be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of Notes, regardless of our prospects and financial performance.

We have the ability to issue preferred shares without shareholder approval.

        Our amended and restated certificate of incorporation permits our board of directors to issue preferred shares without first obtaining shareholder approval. If we issued preferred shares, these additional securities may have dividend or liquidation preferences senior to our common stock. If we issue convertible preferred shares, a subsequent conversion may dilute the interest of current holders of our common stock. Issuance of such preferred stock could adversely affect the price of our common stock. This in turn, may affect the price of the Notes.

You may not be able to resell any shares of our common stock that you purchase upon conversion of the Notes pursuant to the exercise of subscription rights immediately upon expiration of this rights offering.

        If you exercise subscription rights and convert the Notes into shares of our common stock, you may not be able to resell the common stock from the conversion of the Notes purchased by exercising your subscription rights (including any oversubscription right) until you (or your broker, custodian bank or other nominee) have received those shares. Although we plan to issue the shares as soon as practicable after the expiration date, including the guaranteed delivery period and after all necessary calculations have been completed, there may be a delay between the expiration date of the rights offering and the time that the shares are issued. Moreover, whenever you sell your shares of common stock, you may be unable to sell them at a price equal to or greater than the conversion price you paid for such shares upon conversion of the Notes.

The Notes will be issued with original issue discount for United States federal income tax purposes and U.S. holders will be required to pay United States federal income tax as interest accrues on the Notes.

        Because we are not required to make any cash payments of interest to you at least annually under the terms of the Notes, for United States federal income tax purposes, none of the interest payments on the Notes will be qualified stated interest. Consequently, the Notes will be treated as having been issued with original issue discount in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments to be made on the Notes) and their issue price. U.S. holders (as defined below in "Certain United States Federal Tax Consequences") will be required to include such difference in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof, regardless of such holder's regular method of accounting for United States federal income tax purposes. See "Certain United States Federal Tax Consequences" below.

There can be no assurance that the IRS or a court will agree with the characterization of the Notes as debt for United States federal income tax purposes.

        As further described in "Certain United States Federal Tax Consequences—Debt Characterization of the Notes" we intend to take the position that the Notes will be treated as debt for United States federal income tax purposes. This position is not binding on the IRS or the courts, however. If the IRS or a court were to successfully assert that the Notes were recharacterized as our equity for United States federal income tax purposes, the accrual of interest (including original issue discount) on the Notes would generally be treated as a deemed distribution that would be taxable as a dividend to the extent of our current and accumulated earnings and profits as further described under "Certain United States Federal Tax Consequences—Certain Tax Consequences if the Notes are treated as Equity." The amount of such distribution would be equal to the fair market value of the increase in the accreted principal amount in the Notes (taking into account the fact that such accreted principal amount is convertible into shares of common stock). Non-U.S. holders would be subject to withholding tax at a 30% rate (or such lower applicable treaty rate) on any such deemed distributions. If we are required to withhold on any deemed distribution, we may withhold from any amount owed to you including, but not limited to, cash at maturity or common stock upon conversion. Moreover, Section 306 of the Code could cause some or all of the proceeds from a sale or other disposition of the rights or of the Notes (other than conversion) to be recharacterized as ordinary income and could disallow any loss on the sale. In such event, non-U.S. holders would be subject to tax at a 30% rate (or such lower applicable treaty rate) on such ordinary income. See "Certain United States Federal Tax Consequences" below.

If a bankruptcy petition were filed by or against us, holders of the Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the Notes.

        If a bankruptcy petition were filed by or against us under the United States Bankruptcy Code after the issuance of the Notes, the claim by any holder of the Notes for the principal amount of the Notes may be limited to an amount equal to the sum of:

  •
  the original issue price for the Notes; and

  •
  that portion of the OID that does not constitute "unmatured interest" for purposes of the United States Bankruptcy Code.

        Any OID that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the Notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the Notes, even if sufficient funds are available.

USE OF PROCEEDS

        We estimate that the proceeds from this rights offering, after giving effect to the related forward purchase contract, will be approximately $177.1 million, before deducting estimated expenses relating to this rights offering and the forward purchase contract. We intend to use the cash posted pursuant to the forward purchase contract, together with the proceeds from our First Lien Notes offering, to refinance our existing senior secured credit facilities, with any remainder for general corporate purposes. However, cash will be rebated to Sealy Holding LLC in the amount of the proceeds of subscriptions of rights from holders of rights other than Sealy Holding LLC.

        The interest rates applicable to loans under our existing senior secured credit facilities are, at our option, equal to either a base rate plus an applicable interest margin, or an adjusted LIBOR rate plus an applicable interest margin, as defined in the existing senior secured credit agreement. The current rate is LIBOR plus 450 basis points. The revolving portion of the existing senior secured credit facilities matures in 2010 and has no scheduled amortization or commitment reductions. The senior secured term loan portion of the existing senior secured credit facilities consists of two term loans, one for an original amount of $300 million maturing in 2011 and one for an original amount of $140 million maturing in 2012. The original $300 million portion of these loans has scheduled quarterly payments of $3.8 million through August 2010. These scheduled prepayments have been prepaid through August 2009. Scheduled quarterly payments after August 2010 on the original $300 million portion of the term loans are $63.8 million through maturity. The scheduled quarterly amortization payments of principal on the original $140 million portion of these loans have been prepaid through, but not including, its maturity at which point the outstanding principal balance of $107.2 million will be due. See "Capitalization" for a description of this indebtedness.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 1, 2009 on an actual basis and on an as adjusted basis to give effect to:

  •
  the consummation of the Refinancing (assuming the exercise in full of the rights and the related issuance of the Notes); and

  •
  the increase in authorized capital stock to 600,000,000 shares to be effective immediately prior to the consummation of this rights offering.

        The information should be read in conjunction with the condensed consolidated financial statements and accompanying notes thereto appearing in our Quarterly Report on Form 10-Q for the quarter ended March 1, 2009, which is incorporated by reference herein.

	Actual	As Adjusted
	(amounts in millions)
Cash and cash equivalents	$15.1	$52.0
Indebtedness:
Existing senior secured credit facilities(1)	$407.2	$—
ABL Revolver(2)	—	0.0
Financing Obligations(3)	42.1	42.1
First Lien Notes(4)	—	335.9
Notes issued pursuant to exercise of subscription rights offered hereby(5)	—	177.1
Senior subordinated notes	273.9	273.9
Other long-term debt including current portion	23.5	23.5

Total indebtedness	$746.7	$852.5

Shareholders' equity:
Preferred shares, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding	$—	$—
Common shares, $0.01 par value, 200,000,000 shares authorized, actual, 600,000,000 shares authorized, as adjusted, 92,116,369 shares issued and outstanding, actual, 269,248,369 shares issued and outstanding, as adjusted(6)	$0.9	$0.9
Paid-in capital(5)	669.8	669.8
Accumulated other comprehensive income(7)	(23.6)	(14.8)
Accumulated deficit	(809.6)	(820.2)

Total shareholders' equity(7)(8)	$(162.5)	$(164.3)

Total capitalization	$584.2	$688.2

        The ratio of earnings to combined fixed charges on a pro forma basis to give effect to the Refinancing will be 0.9x for the fiscal year ended November 30, 2008 and 0.9x for the three months ended March 1, 2009.

(1)
Consists of a $125.0 million revolving credit facility of which $30.0 million was outstanding at March 1, 2009, and a $377.2 million term loan facility. In addition, there were $16.0 million of letters of credit outstanding under the revolving credit facility on March 1, 2009. Sealy Mattress Company expects $427.5 million to be outstanding under the existing senior secured credit facilities on the closing date of the First Lien Notes offering.

(2)
The ABL Revolver will be a $100.0 million facility with a four-year maturity. We do not expect to draw the ABL Revolver at closing of the Refinancing, but will have $16.0 million of letters of credit thereunder. After giving effect to such letters of credit and our borrowing base limitations, we would have been able to draw $55.4 million.

(3)
Financing obligations are related to facilities in which we were involved in the construction that has been capitalized in accordance with Emerging Issues Task Force Issue No. 97-10, "The Effect of Lessee Involvement in Asset Construction."

(4)
Includes reduction for original issue discount of $14.1 million.

(5)
The recorded amount of Notes will be reduced by the amount of any beneficial conversion feature or embedded derivatives associated with the conversion rights. For example, if the stock price exceeds the conversion price by $1.00, the entire $177.1 million will be recorded as original issue discount thereby reducing the recorded amount of the Notes with a corresponding increase in paid-in capital.

(6)
Such adjusted number of shares assuming that all Notes are converted upon issuance thereof, the principal amount thereof has not increased through the accretion thereof on each interest payment date and that there are no conversion adjustments made thereto as described in "Description of Notes." Please note that such number of shares would increase as the principal amount of any outstanding Notes increases on each interest payment date and may increase due to certain adjustments to the conversion rate that may occur in the future under the terms of the indenture governing the Notes.

(7)
Includes an after tax charge of approximately $8.8 million related to the termination of our existing interest rate swap agreements, which had previously been recorded as a component of accumulated other comprehensive income.

(8)
Includes an after tax charge of approximately $1.8 million related to the write-off of debt issuance costs associated with the existing senior secured credit facilities.

THE RIGHTS OFFERING

        Pursuant to this rights offering, we will distribute to each holder of our common stock as of the record date, which was 5:00 p.m., New York City time, on May 26, 2009, at no charge, one transferable subscription right for each share of common stock held by such holder. In aggregate, we expect that a total of approximately 92,116,369 subscription rights will be distributed in connection with this rights offering. The subscription rights will be evidenced by subscription rights certificates. Every 13 subscription rights will entitle the holder thereof to receive, upon payment of the subscription price of $25.00 per Note, one Note with an initial principal amount of $25. The Notes are convertible into shares of our common stock at an initial conversion price of $1.00 per share, or 25 shares per Note. Subscription rights may only be exercised in increments of 13; a fraction of a subscription right may not be exercised and no fractional rights will be issued. To the extent you exercise your rights in increments of less than 13, the rights that exceed the multiple of 13 will be returned to you, together with any subscription price for such excess, without deduction or interest.

        If you hold your shares through a broker, custodian bank or other nominee, please see the information included below the heading "—Beneficial Owners."

No Fractional Rights

        We will neither issue fractional rights nor pay cash in lieu thereof. The subscription rights will be aggregated for all of the common stock you own on the record date. As an example, if you owned one share of common stock as of 5:00 p.m., New York City time, on May 26, 2009, the record date, you would receive one subscription right, and if you owned 1,000 shares on the record date, you would receive 1,000 subscription rights. Subscriptions will be accepted for increments of 13 rights only. The subscription price is $25.00 per Note.

Transferable Subscription Rights

        Subscription rights are being issued only to holders of our common stock as of the record date. Holders of subscription rights will be permitted to transfer some or all of their rights, until the close of business on the last business day preceding the expiration date of this rights offering (other than transfers through the subscription agent), which must occur by 5:00 p.m., New York City time, on June 29, 2009.

Expiration of the Rights Offering and Extensions, Amendments and Termination

        You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date for this rights offering.

        Your subscription rights certificate, together with full payment of the subscription price, must be received by the subscription agent on or prior to the expiration date of this rights offering. If you use mail, we recommend that you use insured, registered mail, return receipt requested.

        We may extend the period for exercising the subscription rights in our sole discretion. We will extend the duration of this rights offering as required by applicable law, and may choose to extend it if we decide to give investors more time to exercise their subscription rights in this rights offering. If we elect to extend the previously scheduled expiration date of this rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the business day following the previously scheduled expiration date.

        We reserve the right, in our sole discretion, to amend or modify the terms of this rights offering. In the event of a material change in this rights offering, including the waiver of a material condition, we will extend the duration of this rights offering if necessary to ensure that at least five business days remain in this rights offering following notice of the material change.

        If you do not exercise your subscription rights prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering, your unexercised subscription rights will be null and void and will have no value.

        We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after this rights offering expires, regardless of when you transmitted the documents.

Subscription Privilege

        You may purchase one Note for every 13 subscription rights you hold, upon delivery of the required documents and payment of the subscription price. As noted above under "—No Fractional Rights," fractional rights will not be issued in this rights offering. The subscription price is $25.00 per Note. You are not required to exercise all of your subscription rights; you may exercise some or all of your subscription rights in any multiple of 13.

        We have entered into a forward purchase contract with Sealy Holding LLC, our majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P., pursuant to which Sealy Holding LLC will exercise all the subscription rights that are distributed to it in this rights offering, which rights will cover $89,665,225 aggregate initial principal amount of the Notes, and will oversubscribe for all the Notes that are not subscribed for (after giving effect to the oversubscription privilege) upon the exercise of rights distributed to our other stockholders in this rights offering.

Oversubscription Privilege

        Each of our stockholders will be entitled to oversubscribe for any Notes that are not subscribed for by the other stockholders in the rights offering (up to the number of Notes such holder subscribed for under its subscription privilege). Holders of subscription rights who submit oversubscription requests shall be allocated their pro rata portion of the aggregate principal amount of any unsubscribed Notes allocated to each such oversubscribing holder in proportion to the relative size of its oversubscription request or such lesser amount as is set forth in the oversubscription request of such holder, subject to rounding and other adjustments. You must have subscribed for the maximum number of Notes permitted by your subscription privilege in order to exercise your oversubscription privilege. You must indicate on your subscription certificate (or Beneficial Owner Election Form, in the case of shareholders that hold through a broker, custodian bank or other nominee) by the expiration date whether and to what extent you elect to exercise your oversubscription privilege.

Delivery of Notes

        We will deliver to you the Notes that you purchased in this rights offering as soon as practicable after the expiration date of this rights offering. We expect that such Notes will be delivered on or after July 10, 2009, assuming the rights offering is not extended or terminated.

        Shareholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker dealers' behalf will have any Notes acquired after the subscription period credited to the account of Cede & Co. or other depository or nominee.

Cancellation Rights; Conditions to the Rights Offering

        We reserve the right to cancel or terminate this rights offering, in whole or in part, in our sole discretion at any time prior to the time that this rights offering expires for any reason or no reason.

        Without limiting the generality of the foregoing, this rights offering is subject to the following conditions:

  •
  there shall not have been instituted, threatened or be pending any action, proceeding, application, claim counterclaim or investigation (whether formal or informal) (or there shall have been any material adverse development to any action, application, claim counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentally, domestic or foreign, or by any other person, domestic or foreign, in connection with the rights offering that, in our sole judgment, either (a) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or delay consummation of the rights offering or (c) would materially impair the contemplated benefits of the rights offering to us or be material to holders in deciding whether to subscribe in the rights offering;

  •
  No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, either (a) would or might prohibit, prevent, restrict or delay consummation of the rights offering or (b) is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects;

  •
  there does not exist, in our sole judgment, any actual or threatened legal impediment to the ability to subscribe in the rights offering; or

  •
  there has not occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the price of our securities (including our common stock and the Notes), (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

        We may waive any of these conditions and choose to proceed with this rights offering even if one or more of these events occur.

        In the event of a material change in this rights offering, including the waiver of a material condition, we will extend the duration of this rights offering if necessary to ensure that at least five business days remain in this rights offering following notice of the material change. If we cancel or terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction.

Method of Subscription—Exercise of Rights

        Unless your shares are held by a broker, custodian bank or other nominee, you may exercise your subscription rights by delivering the following to the subscription agent for actual receipt, prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering:

  •
  Your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

  •
  Your full subscription price payment for each Note subscribed for pursuant to your subscription rights.

        If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank or other nominee and you wish to exercise your rights, your broker, custodian bank or other nominee must actually receive your instructions to exercise your rights and all requisite documents and payments in sufficient time to enable such entities to exercise the subscription rights associated with the common shares that you beneficially own prior to July 2, 2009, the scheduled expiration date of this rights offering.

        Your subscription rights will not be considered exercised unless the subscription agent actually receives from you, your broker, custodian bank or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering.

Method of Payment

        Your payment of the subscription price must be made in U.S. dollars for the full number of the Notes for which you are subscribing by either:

  •
  check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent; or

  •
  wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at ABA No. 041000124, Beneficiary Name: Shareholder Services Operations, Beneficiary Account No. 2171150005490, and for further credit to: Sealy Corporation, DDA No. 534902471.

Receipt of Payment

        Your payment will be considered received by the subscription agent only upon:

  •
  clearance of any uncertified check (which may take five (5) or more business days);

  •
  receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

  •
  receipt of collected funds in the subscription account designated above.

Clearance of Uncertified Checks

        If you are paying by uncertified check, please note that uncertified checks may take five (5) or more business days to clear. If you wish to pay the subscription price by uncertified check, we urge you to make payment sufficiently in advance of the scheduled expiration date of this rights offering to ensure that your payment is received by the subscription agent and cleared by such scheduled expiration date. We urge you to consider using a certified or cashier's check, money order or wire transfer of funds to avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights.

Delivery of Subscription Materials and Payment

        You should deliver your subscription rights certificate and payment of the subscription price to the subscription agent by one of the methods described below:

By First Class Mail Only:	By Hand, Express Mail or Overnight Courier:
National City Bank c/o The Colbent Corp. P.O. Box 859208 Braintree, Massachusetts 02185-9208	National City Bank c/o The Colbent Corp. 161 Bay State Drive Braintree, Massachusetts 02184

        You may call the subscription agent toll-free at (800) 622-6757 or collect at (216) 257-8663.

        Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

        For additional information if you are a beneficial owner of our common shares whose shares are registered in the name of a broker, custodian bank or other nominee, see "—Beneficial Owners."

Calculation of Subscription Rights Exercised

        If you do not indicate the number of subscription rights being exercised (including your oversubscription request), or do not forward full payment of the aggregate subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

Exercising a Portion of Your Subscription Rights

        You may subscribe for fewer than all of the Notes represented by your subscription rights certificate. There is no minimum number of Notes you must purchase upon the exercise of your subscription rights, but you may not purchase fractional Notes. All subscription rights must be exercised prior to the expiration date of this rights offering, or else your subscription rights will be null and void.

Your Funds Will Be Held by the Subscription Agent Until the Notes Are Issued

        The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other subscription rights holders until we issue the Notes to you upon consummation of this rights offering.

SIGNATURE GUARANTEE MAY BE REQUIRED

        YOUR SIGNATURE ON EACH SUBSCRIPTION RIGHTS CERTIFICATE MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, NAMELY A MEMBER FIRM OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR A MEMBER OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC., OR A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES, SUBJECT TO STANDARDS AND PROCEDURES ADOPTED BY THE SUBSCRIPTION AGENT, UNLESS:

  •
  YOUR SUBSCRIPTION RIGHTS CERTIFICATE PROVIDES THAT NOTES ARE TO BE DELIVERED TO YOU AS RECORD HOLDER OF THOSE SUBSCRIPTION RIGHTS; OR

  •
  YOU ARE AN ELIGIBLE INSTITUTION.

Provision of Notice to Beneficial Owners

        If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of 5:00 p.m., New York City time, on May 26, 2009, the record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock as of 5:00 p.m., New York City time, on May 26, 2009, the record date.

Guaranteed Delivery Procedures

        If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your rights and/or full payment to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

  •
  deliver to the subscription agent by 5:00 p.m., New York City time, on the expiration date of the rights offering, the properly completed form entitled "Notice of Guaranteed Delivery";

  •
  deliver the properly completed subscription rights certificate evidencing your rights being exercised, with any required signature guarantees, to the subscription agent by 10:00 a.m., New York City time, on the third business day after the expiration date; and

  •
  deliver to the subscription agent by 10:00 a.m., New York City time, no later than the third business day after the expiration date, the subscription price payment for each Note you elected to purchase and subscribed for pursuant to the exercise of subscription rights in the manner set forth above under "The Rights Offering—Method of Payment."

        Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

        In your Notice of Guaranteed Delivery, you must provide:

  •
  your name;

  •
  the number of subscription rights represented by your subscription rights certificate and the number of Notes you are purchasing pursuant to your subscription rights; and

  •
  your guarantee that you will deliver to the subscription agent a subscription rights certificate evidencing the subscription rights you are exercising and the subscription price payment for each Note you elected to purchase and subscribed for by 10:00 a.m., New York City time, no later than the third business day after the expiration date.

        You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificate at the address set forth above under "The Rights Offering—Delivery of Subscription Materials and Payment." You may alternatively transmit your Notice of Guaranteed Delivery to National City Bank, c/o The Colbent Corp. by facsimile transmission at (781) 930-4942. To confirm facsimile deliveries, you may call (781) 930-4900.

Methods for Transferring and Selling Subscription Rights

        We have been advised by the NYSE that the subscription rights have been admitted for trading on the NYSE under the symbol "ZZ RT" as of May 20, 2009 until 4:00 p.m., New York City time, on July 1, 2009.

        You may sell your subscription rights by contacting your broker or the institution through which you hold your securities. In addition, you may transfer your subscription rights through the subscription agent as described below. The subscription agent will facilitate subdivisions or sales of the rights until 5:00 p.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date. There has been no prior public market for the subscription rights, and we cannot assure you that a trading market for the subscription rights will develop or, if a market develops, that the market will remain available throughout the subscription period. We also cannot assure you of the price at which the subscription rights will trade, if at all. If you do not exercise your subscription rights by 5:00 p.m., New York City time, on the expiration date of this rights offering, your subscription rights will expire and be void and no longer exercisable. See "—General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights" below.

        Transfer of Subscription Rights.    You may transfer subscription rights in whole by endorsing the subscription rights certificate for transfer. Please follow the instructions for transfer included in the information sent to you with your subscription rights certificate.

        If you wish to transfer only a portion of the subscription rights, you must deliver your properly endorsed subscription rights certificate to the subscription agent before 5:00 p.m., New York City time, on June 29, 2009, three business days prior to the expiration date, as the subscription agent will only facilitate subdivisions or transfers of the physical subscription rights certificates until such date and time. With your subscription rights certificate, you should include instructions to register such portion of the subscription rights evidenced thereby in the name of the transferee (and to issue a new subscription rights certificate to the transferee evidencing such transferred subscription rights). You may only transfer whole subscription rights and not fractions of a subscription right. If there is sufficient time before the expiration of this rights offering, the subscription agent will send you a new subscription rights certificate evidencing the balance of your subscription rights that you did not transfer to the transferee. You may also instruct the subscription agent to send the subscription rights certificate to one or more additional transferees. If you wish to sell your remaining subscription rights, you may request that the subscription agent send you certificates representing your remaining subscription rights so that you may sell them through your broker, custodian bank or other nominee. If you are a record holder of a subscription rights certificate, you may sell your subscription rights through the subscription agent.

        If you wish to transfer all or a portion of your subscription rights, you must provide transfer instructions to the subscription agent by 5:00 p.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date, in order to allow a sufficient amount of time prior to 5:00 p.m., New York City time, on July 2, 2009, the expiration date of this rights offering, for the subscription agent to:

  •
  receive and process your transfer instructions; and

  •
  issue and transmit a new subscription rights certificate to your transferee or transferees with respect to transferred subscription rights, and to you with respect to any subscription rights you retained.

        If you wish to transfer your subscription rights to any person other than an eligible guarantor institution, the signatures on your subscription rights certificate must be guaranteed by an eligible guarantor institution.

        Sales of Subscription Rights Through the Subscription Agent.    If you hold a subscription rights certificate and choose not to sell your subscription rights through your broker, custodian bank or other nominee, you may choose to sell your subscription rights through the subscription agent. If you wish to have the subscription agent seek to sell your subscription rights, you must deliver your properly executed subscription rights certificate, with appropriate instructions, to the subscription agent by 5:00 p.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date of this rights offering. If you want the subscription agent to seek to sell only a portion of your subscription rights, you must send the subscription agent instructions setting forth what you would like to sell along with your subscription rights certificate by 5:00 p.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date of this rights offering. The deadline to sell your subscription rights is subject to extension if we extend the rights offering period. If there is sufficient time before the expiration date, the subscription agent will send you a new subscription rights certificate evidencing the balance of your subscription rights that you did not sell. If the subscription agent cannot sell your rights by 5:00 p.m. New York City time, on June 29, 2009, the subscription agent will hold your subscription rights certificate for pick up by you at the subscription agent's hand delivery address provided above.

        If the subscription agent sells subscription rights for you, it will aggregate and sell concurrently all rights being sold on a particular day and will send you a check for the net proceeds from the sale of any of your subscription rights, any applicable taxes or broker fees, as soon as practicable following the sale. If your subscription rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all subscription rights sold by the subscription agent on the relevant date of sale. We cannot assure you, however, that a market will develop for the purchase and sale of the subscription rights or that the subscription agent will be able to sell your subscription rights.

        IF YOU ARE A SUBSCRIPTION RIGHTS HOLDER AND YOU CHOOSE TO SELL YOUR SUBSCRIPTION RIGHTS THROUGH THE SUBSCRIPTION AGENT, YOU MUST DELIVER YOUR ORDER TO SELL YOUR SUBSCRIPTION RIGHTS TO THE SUBSCRIPTION AGENT BY 5:00 P.M., NEW YORK CITY TIME, THREE BUSINESS DAYS BEFORE THE SCHEDULED EXPIRATION DATE. IF LESS THAN ALL SALES ORDERS RECEIVED BY THE SUBSCRIPTION AGENT ON A PARTICULAR DATE ARE FILLED, IT WILL PRORATE THE NET PROCEEDS FROM THE SALE OF RIGHTS THAT WERE ABLE TO BE EXECUTED AMONG YOU AND THE OTHER SUBSCRIPTION RIGHTS HOLDERS THAT ELECTED TO SELL THEIR SUBSCRIPTION RIGHTS ON THAT DATE BASED UPON THE NUMBER OF SUBSCRIPTION RIGHTS THAT EACH HOLDER HAS INSTRUCTED THE SUBSCRIPTION AGENT TO SELL ON SUCH DATE. THE SUBSCRIPTION AGENT IS REQUIRED TO SELL YOUR SUBSCRIPTION RIGHTS ONLY IF IT IS ABLE TO FIND BUYERS.

        If you sell your subscription rights through your broker, custodian bank or other nominee, you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received well in advance of 4:00 p.m., New York City time, on July 1, 2009, the last business day prior to July 2, 2009, the scheduled expiration date of this rights offering. You may receive a different amount of proceeds than if you sell the same amount of subscription rights through the subscription agent. If you sell your subscription rights through your broker, custodian bank or other nominee instead of the subscription agent, your sales proceeds will be the actual sales price of your subscription rights less any applicable brokers commission, taxes or other fees, rather than the weighted average net sale price of all subscription rights sold by the subscription agent on the relevant date described above.

        General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights.    The amount of time needed by your transferee to exercise or transfer its subscription rights depends upon the method by which you, as the transferor, deliver the subscription rights certificates, the method of payment made by your transferee and the number of transactions that you instruct the subscription agent to effect. You should also allow up to ten business days for your transferee to exercise or transfer the subscription rights that you transferred to it. Neither we nor the subscription agent will be liable to a transferee or transferor of subscription rights if subscription rights certificates or any other required documents are not received in time for exercise or transfer prior to the expiration date of this rights offering.

        You will receive a new subscription rights certificate upon a partial exercise, transfer or sale of subscription rights only if the subscription agent receives your properly endorsed subscription rights certificate no later than 5:00 p.m., New York City time, on June 29, 2009, three business days before July 2, 2009, the scheduled expiration date of this rights offering. The subscription agent will not issue a new subscription rights certificate if your subscription rights certificate is received after that time and date. If your instructions and subscription rights certificate are received by the subscription agent after that time and date, you will not receive a new subscription rights certificate and therefore will not be able to exercise, transfer or sell your remaining subscription rights.

        You are responsible for all commissions, fees and other expenses, including brokerage commissions (including those to any broker, custodian bank or nominee that is one of our subsidiaries) and transfer taxes, incurred in connection with the purchase, transfer or exercise of your subscription rights, except that we will pay certain fees of the dealer manager, subscription agent and information agent associated with this rights offering.

Beneficial Owners

        If you are a beneficial owner of our common shares or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you.

        To indicate your decision to exercise (or not to exercise) your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form" such that it will be received in sufficient time to enable such entities to exercise the subscription rights associated with the common shares that you beneficially own prior to the expiration date of this rights offering. You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Subscription Rights Certificate

        You should read and follow the instructions accompanying the subscription rights certificates carefully.

        You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the subscription agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time this rights offering expires. Because uncertified checks may take five (5) or more business days to clear, you are strongly urged to pay, or arrange for payment, by means of a certified or cashier's check, money order or wire transfer of funds.

        If you hold certificates of our common shares directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

Determinations Regarding the Exercise of Your Subscription Rights

        We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

        None of us, the subscription agent, the information agent or the dealer manager will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates or will be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of this rights offering. We will also not accept the exercise of your subscription rights if our issuance of the Notes to you could be deemed unlawful under applicable law.

Regulatory Limitation

        We will not be required to issue the Notes to you pursuant to this rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such Notes and, at 5:00 p.m., New York City time, on July 2, 2009, the scheduled expiration date of this rights offering, you have not obtained such clearance or approval.

Questions about Exercising Subscription Rights

        If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this prospectus or the Instructions as to the Use of Sealy Corporation Subscription Rights Certificates, please contact National City Bank, the information agent for this rights offering, toll-free at (800) 622-6757. Banks and brokerage firms can call the information agent collect at (216) 257-8663.

Subscription Agent, Information Agent and Dealer Manager

        We have appointed National City Bank to act as subscription agent and to act as information agent and Citigroup Global Markets Inc. as the dealer manager for this rights offering. We will pay all expenses of the subscription agent, the information agent and the dealer manager related to their acting in such roles in connection with this rights offering and have also agreed to indemnify the subscription agent, the information agent and the dealer manager from liabilities that they may incur in connection with this rights offering, including liabilities under the federal securities laws. However, all commissions, fees and expenses (including brokerage commission and fees and transfer taxes) incurred in connection with the exercise of rights will be for the account of the person exercising the rights, and none of such commissions, fees or expenses will be paid by us, the information agent, the subscription agent or the dealer manager.

Revocation, Withdrawal or Cancellation of Subscription Rights

        You may revoke, withdraw or otherwise cancel your previously exercised subscription rights at any time prior to 5:00 p.m., New York City time, on July 1, 2009, the business day prior to the scheduled expiration date. To do so, please deliver a written notice of withdrawal to the subscription agent stating:

  •
  the name of the holder;

  •
  the number of previously exercised rights being withdrawn; and

  •
  a statement that the holder is withdrawing its election to exercise subscription rights.

        If you do not indicate the number of subscription rights being withdrawn then you will be deemed to have withdrawn all of your subscription privileges previously exercised. Your notice of withdrawal must be received by the subscription agent no later than 5:00 p.m., New York City time, on July 1, 2009, the business day prior to the scheduled expiration date.

Procedures for DTC Participants

        We expect that the exercise of your subscription rights may be made through the facilities of The Depository Trust Company, or DTC. If your subscription rights are held of record through DTC, you may exercise these rights through DTC's PSOP function by instructing DTC to charge your applicable DTC account for the subscription payment for the Notes and deliver such amount to the subscription agent. The subscription agent must receive the required subscription documents and payment for the Notes by the expiration date of this rights offering.

Subscription Price

        Every 13 rights will entitle the holder to purchase a Note with an initial principal amount of $25.00 at a subscription price of $25.00 and each Note will initially be convertible into 25 shares of common stock at a $1.00 conversion price per share. Fractional Notes will not be issued.

Foreign and Other Stockholders

        We will not mail subscription rights certificates to shareholders that have addresses outside the United States or whose addresses are Army Post Office or a Fleet Post Office addresses. Instead, we will have the subscription agent hold the subscription rights certificates for those holders' accounts. To exercise their subscription rights, foreign holders or holders with an Army Post Office or a Fleet Post Office address must notify the subscription agent before 11:00 a.m., New York City time, on June 29, 2009, three business days prior to July 2, 2009, the scheduled expiration date of this rights offering, take all other steps which are necessary to exercise their subscription rights and, with respect to holder whose address is outside the United States, must establish to the satisfaction of the subscription agent that it is permitted to exercise its subscription rights under applicable law. If the procedures set forth in the preceding sentence are not followed prior to the expiration date, their subscription rights will expire and be null and void.

No Recommendation

        An investment in our Notes must be made according to each investor's evaluation of its own best interests and after considering all of the information in this prospectus supplement and the accompanying prospectus, including (1) the risk factors under the caption "Risk Factors" in this prospectus supplement and the accompanying prospectus, (2) the risk factors under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 15, 2009, which is incorporated by reference herein and (3) all of the other information incorporated by reference in this prospectus supplement and the accompanying prospectus. None of the Co-Issuers, the dealer manager or our board of directors make any recommendation to subscription rights holders regarding whether they should exercise their subscription rights.

Common Shares Outstanding after the Rights Offering, the Settlement of the Forward Purchase Contract and Conversion of the Notes

        Based on the 92,116,369 common shares issued and outstanding as of May 26, 2009, assuming an aggregate of 7,085,280 Notes are purchased pursuant to this rights offering and the forward purchase contract and all of such Notes are converted into shares of common stock, and, assuming that all Notes are converted upon issuance thereof, the principal amount of the Notes has not increased through the accretion thereof on each interest payment date and that there are no conversion adjustments made thereto as described in "Description of Notes," 269,248,369 common shares will be issued and outstanding after the consummation of this rights offering, the settlement of the forward purchase contract and the conversion of the Notes, an increase in the number of outstanding common shares of approximately 192%. Please note that such number of shares would increase as the principal amount of any outstanding Notes increases on each interest payment date and may increase due to certain adjustments to the conversion rate that may occur in the future under the terms of the indenture governing the Notes.

Effects of Rights Offering on our Equity-Based Plans

        As of May 26, 2009, under the Second Amended and Restated Equity Plan for Key Employees of Sealy Corporation and its Subsidiaries (the "Equity Plan"), there were vested and unvested options outstanding to purchase approximately 11,537,746 common shares, approximately 344,400 unvested restricted stock units outstanding and approximately 291,971 unvested restricted common shares outstanding (collectively, the "Equity-Based Awards"). Pursuant to the terms of the Equity Plan, the exercise price of each outstanding and unexercised option may be adjusted to reflect the impact of the rights offering on our common shares and, in certain cases, outstanding and unexercised options may be exercisable, subject to vesting, to the extent applicable, for a greater number of our common shares. Each share of restricted common stock will remain unchanged and each holder of restricted stock units may receive an additional number of restricted stock units.

        Pursuant to the terms of the Sealy Corporation Directors' Deferred Compensation Plan (the "Directors Plan"), non-employee directors are permitted to defer all or a portion of their fees in the form of phantom units that are tied directly to the growth in value of our shares. We may make adjustments to the number of units credited to directors' accounts under the Directors Plan, pursuant to the terms of such plan, to reflect the impact of the rights offering on our common shares.

Other Matters

        We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Notes from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in this rights offering.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

ABL Revolver

        We summarize below the principal terms of the agreements that will govern the Company's new senior secured asset-based revolving credit facility. This summary is not a complete description of all the terms of such agreements.

        General.    The Company has entered into a new senior secured asset-based revolving credit facility, or ABL Revolver, with JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and General Electric Capital Corporation, as co-collateral agents, J.P. Morgan Securities Inc., as joint lead arranger and joint lead bookrunner, Citigroup Global Markets Inc., as joint lead arranger and joint lead bookrunner, GE Capital Markets, Inc., as joint lead arranger and joint lead bookrunner, and a syndicate of financial institutions and institutional lenders. Set forth below is a summary of the terms of the Company's new ABL Revolver. The ABL Revolver is expected to become effective on or about May 29, 2009, provided that the First Lien Notes have been issued.

        The ABL Revolver will provide for revolving credit financing of up to $100.0 million, subject to borrowing base availability, with a maturity of four years.

        The borrowing base at any time is expected to equal the sum (subject to certain reserves and other adjustments) of:

  •
  85% of the net amount of eligible accounts receivable; and

  •
  the lesser of (i) 85% of the net orderly liquidation value of eligible inventory and (ii) 65% of the net amount of eligible inventory;

  •
  less reserves deemed necessary by the co-collateral agents.

        The ABL Revolver will include borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

        All borrowings under the ABL Revolver will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

        Interest rate and fees.    Borrowings under the ABL Revolver are expected to bear interest at a rate per annum equal to, at the Company's option, either (a) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds effective rate plus 1/2 of 1% and (3) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for a three-month interest period adjusted for certain additional costs plus 100 basis points or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. In addition to paying interest on outstanding principal under the ABL Revolver, we are required to pay a commitment fee, in respect of the unutilized commitments thereunder which fee will be determined based on utilization of the ABL Revolver (increasing when utilization is low and decreasing when utilization is high). We must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans and agency fees.

        Mandatory repayments.    If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Revolver exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, we will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the ABL Revolver is less than an amount to be determined or certain events of default have occurred, we will be required to deposit cash from the Company's material deposit accounts (including all concentration accounts) daily in a collection account maintained with the administrative agent under the ABL Revolver, which will be used to repay outstanding loans and cash collateralize letters of credit.

        Voluntary repayment.    We may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans.

        Amortization and final maturity.    There is no scheduled amortization under the ABL Revolver. All outstanding loans under the facility are due and payable in full on the fourth anniversary of the closing date.

        Guarantees and security.    All obligations under the ABL Revolver will be unconditionally guaranteed jointly and severally on a senior secured basis by Holdings, and substantially all existing and subsequently acquired or organized direct or indirect wholly-owned U.S. restricted subsidiaries of the Company, subject to certain exclusions. All obligations under the ABL Revolver, and the guarantees of those obligations, will be secured, subject to certain exceptions, by substantially all of the Company's assets and the assets of the guarantors, including:

  •
  a first-priority security interest in the ABL Collateral; and

  •
  a second-priority security interest in, and mortgages on, substantially all of the Company's material real property and equipment and all other assets that secure the notes on a first-priority basis.

        Restrictive covenants and other matters.    The ABL Revolver will require that if excess availability is less than the greater of (x) 15% of the commitments and (y) $15 million for two consecutive days, the Company will comply with a minimum fixed charge coverage ratio test for a period ending on the first day thereafter on which excess availability has been greater than the amounts set forth above for 30 consecutive days. In addition, the ABL Revolver will include affirmative and negative covenants that will, subject to significant exceptions, limit the Company's ability and the ability of Holdings, Parent and subsidiaries to, among other things:

  •
  incur, assume or permit to exist additional indebtedness or guarantees;

  •
  incur liens;

  •
  make investments and loans;

  •
  pay dividends, make payments or redeem or repurchase capital stock;

  •
  engage in mergers, acquisitions and asset sales;

  •
  prepay, redeem or purchase certain indebtedness including the notes;

  •
  amend or otherwise alter terms of certain indebtedness, including the notes;

  •
  engage in certain transactions with affiliates; and

  •
  alter the business that we conduct.

        The ABL Revolver will contain certain customary representations and warranties, affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Revolver to be in full force and effect, and change of control. If such an event of default occurs, the lenders under the ABL Revolver would be entitled to take various actions, including the acceleration of amounts due under the ABL Revolver and all actions permitted to be taken by a secured creditor.

First Lien Notes

        We summarize below the principal terms of the $350.0 million aggregate principal amount of 10.875% senior secured notes due 2016 ("First Lien Notes") that we expect will be issued on or about May 29, 2009 pursuant to a Rule 144A offering. This summary is not a complete description of all of the terms of the First Lien Notes.

        General.    The Company will issue First Lien Notes under an indenture to be entered into among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

        Principal, maturity and interest.    The First Lien Notes will be issued in an initial aggregate principal amount of $350.0 million and will mature on April 15, 2016. Additional First Lien Notes may be issued under the indenture governing the First Lien Notes. Interest on the First Lien Notes will accrue at the rate of 10.875% per annum and will compound on a semi-annual basis on April 15 and October 15, commencing on October 15, 2009.

        Guarantees and security.    The Company's obligations under the First Lien Notes will be jointly and severally guaranteed on a senior secured basis by Parent, Holdings, and all of the Company's wholly-owned domestic subsidiaries. All obligations under the First Lien Notes, and the guarantees of those obligations, will be secured, subject to certain exceptions, by substantially all of the Company's assets and the assets of the guarantors, including:

  •
  a first-priority security interest in, and mortgages on, substantially all of the Company's material real property and equipment and all other assets that secure the notes on a first-priority basis; and

  •
  a second-priority security interest in the ABL Collateral.

        Optional redemption.    Prior to April 15, 2012, the Company may redeem the First Lien Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a make-whole premium. Additionally, during any 12-month period commencing on the issue date of the First Lien Notes, the Company may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103.00% of the principal amount thereof plus accrued and unpaid interest, if any. The Company may also redeem the First Lien Notes at any time on or after April 15, 2012, in whole or in part, at the following redemption prices plus accrued and unpaid interest, if any, to the date of redemption:

Period Commencing	Percentage of Principal
April 15, 2012	108.156%
April 15, 2013	105.438%
April 15, 2014	102.719%
April 15, 2015 and thereafter	100.000%

        In addition, prior to April 15, 2011, the Company may redeem up to 40% of the aggregate principal amount of the First Lien Notes issued under the First Lien Notes indenture with the net proceeds of certain equity offerings, provided at least 60% of the aggregate principal amount of the First Lien Notes remains outstanding immediately after such redemption, at a price equal to 110.875% of the aggregate principal amount of the First Lien Notes plus accrued and unpaid interest.

        Change of control and asset sales.    Upon a change of control, the Company will be required to make an offer to purchase each holder's First Lien Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. If the Company sells assets under certain circumstances, the Company will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date.

        Restrictive covenants and other matters.    The First Lien Notes will include affirmative and negative covenants that will, subject to significant exceptions, limit the Company's ability and the ability of its subsidiaries to, among other things:

  •
  incur additional indebtedness or issue certain preferred shares;

  •
  create liens on certain assets to secure debt;

  •
  pay dividends or make other equity distributions;

  •
  purchase or redeem capital stock;

  •
  make certain investments;

  •
  sell assets;

  •
  agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of the Company's assets; and

  •
  engage in transactions with affiliates.

        The First Lien Notes will contain certain customary affirmative covenants and events of default, including among other things payment defaults, breach of representations and warranties, covenant defaults, cross-payment default and acceleration to certain indebtedness, certain events of bankruptcy, material judgments and actual or asserted failure of certain guarantees or security interests to be in full force and effect. If such an event of default occurs, the trustee or holders of the First Lien Notes, as applicable, may be entitled to take various actions, which may include the acceleration of amounts due under the First Lien Notes.

        Subject to compliance with its other agreements and applicable law, the Company may also from time to time repurchase outstanding First Lien Notes on the open market for the purpose of retiring the First Lien Notes.

Senior Subordinated Notes

        The outstanding senior subordinated notes are publicly traded, registered securities and consist of a $273.9 million aggregate principal amount maturing June 2014, bearing interest at 8.25% per annum payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2004. The senior subordinated notes rank junior to all of the Company's existing and future senior indebtedness and secured indebtedness, including any borrowings under the existing senior secured credit facilities. The senior subordinated notes are guaranteed by all of the Company's domestic subsidiaries.

        The senior subordinated notes are governed by an indenture which calls for the Company to offer prepayment of the notes at a price equal to 101% of the outstanding principal amount in the event of a change in control as defined in the indenture. After June 15, 2009, the senior subordinated notes are subject to redemption at 30 to 60 days' notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, if redeemed during the twelve month period beginning on June 15 of each of the years indicated below:

Year	Percentage of Principal Amount
2009	104.125%
2010	102.750%
2011	101.375%
2012 and thereafter	100.000%

        The Company may also from time to time repurchase outstanding senior subordinated notes on the open market for the purpose of retiring such notes as allowed under the restrictions provided by the ABL Revolver and the indenture governing the notes offered hereby. In connection with the initial public offering of our common stock, the Company used a portion of the proceeds from the offering to repurchase and retire $47.5 million aggregate principal amount of the senior subordinated notes in a series of open market transactions completed on April 26, 2006 at prices ranging from 105.25% to 105.92% of par, plus accrued interest. During the third and fourth quarters of fiscal 2007, the Company repurchased and retired $68.1 million aggregate principal amount of the senior subordinated notes on the open market at prices ranging from 98.0% to 100.0% of par, plus accrued interest. No such repurchases were made during fiscal 2008.

        The indenture also imposes certain restrictions including, but not limited to, the payment of dividends or other equity distributions and the incurrence of debt or liens upon the assets of the Company or its subsidiaries.

DESCRIPTION OF NOTES

General

        The Notes offered hereby will be issued under an indenture (the "Indenture"), to be dated as of the issue date of the Notes, among the Company and Parent, as Co-Issuers, all of the Company's direct and indirect wholly-owned Domestic Subsidiaries existing on the Issue Date, as Subsidiary Guarantors (the "Subsidiary Guarantors") and Holdings (together with the Subsidiary Guarantors, the "Guarantors"), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the "Trustee") and as collateral agent (the "Collateral Agent"). The Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following is a summary of the material terms and provisions of the Notes, the Indenture, the Security Documents and the Intercreditor Agreement. The following summary does not purport to be a complete description of the Notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, Security Documents and Intercreditor Agreement. Copies of such documents have been filed as exhibits to the registration statement of which this prospectus supplement forms a part. Copies may also be obtained from us upon request.

        You can find definitions of certain terms used in this description under the heading "—Certain Definitions." For purposes of this summary,

  •
  the term "Co-Issuers" refers to the Company and Parent, as co-issuers of the Notes, and not to any of their respective Subsidiaries or parent companies,

  •
  the terms "Company," "we," "our" and "us" each refers only to Sealy Mattress Company, and not to any of its Subsidiaries or parent companies,

  •
  the term "Parent" refers only to Sealy Corporation, and not to any of its Subsidiaries or parent companies,

  •
  the term "Holdings" refers only to Sealy Mattress Corporation, and not to any of its Subsidiaries or parent companies,

  •
  the term "Guarantor" refers to Holdings and each Restricted Subsidiary that guarantees the Notes, so long as it guarantees the Notes, and

  •
  the term "Common Stock" refers to the common stock of Parent.

Brief Description of the Notes and the Guarantees

        The Notes will be:

  •
  general senior obligations of the Company and Parent;

  •
  convertible into shares of Common Stock (plus cash in lieu of fractional shares), as described under "—Conversion Rights" below;

  •
  pari passu in right of payment with any existing and future Senior Indebtedness of the Company and Parent;

  •
  secured on a third-priority lien basis by the Collateral, subject to certain Liens permitted under the Indenture;

  •
  senior in right of payment to any existing or future Subordinated Indebtedness of the Company and Parent, including the Senior Subordinated Notes;

  •
  effectively senior to any unsecured Indebtedness of the Company and Parent to the extent of the value of the Collateral remaining after the payment of indebtedness benefiting from prior liens;

  •
  structurally subordinated to all liabilities and preferred stock of Subsidiaries of the Company that are not Subsidiary Guarantors;

  •
  effectively subordinated to obligations of the Company and Parent that are secured by Liens on the Collateral that are senior to or prior to the Liens securing the Notes, including obligations under the First Lien Notes and the Credit Agreement, in each case, to the extent of the value of the Collateral securing such senior or prior liens; and

  •
  guaranteed on a senior secured basis (with the Lien priorities described below) by each Guarantor.

        As of the Issue Date, the Notes will be guaranteed by Holdings and all direct and indirect Wholly-Owned Subsidiaries of the Company (other than Unrestricted Subsidiaries and Foreign Subsidiaries).

        Each Guarantee will be:

  •
  a senior obligation of the Guarantor;

  •
  pari passu in right of payment with any existing and future Senior Indebtedness of the Guarantor;

  •
  secured on a third-priority basis by the Collateral owned by such Guarantor, subject to certain liens permitted under the Indenture;

  •
  senior in right of payment to any existing or future Subordinated Indebtedness of such Guarantor, including the Senior Subordinated Notes;

  •
  effectively senior to any unsecured Indebtedness of such Guarantor to the extent of the value of the Collateral owned by such Guarantor remaining after the payment of indebtedness benefiting from prior liens;

  •
  structurally subordinated to all liabilities and preferred stock of any Subsidiaries of such Guarantor that are not Subsidiary Guarantors; and

  •
  effectively subordinated to Indebtedness of such Guarantor that is secured by Liens on the Collateral that are senior to or prior to the Liens securing such Guarantee, including guarantees of the First Lien Notes and the Credit Agreement, in each case, to the extent of the value of the Collateral owned by such Guarantor securing such senior or prior liens.

        As of the date of the Indenture, all of the Company's subsidiaries will be "Restricted Subsidiaries." However, none of the Company's Foreign Subsidiaries will guarantee the Notes. Under certain circumstances, the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries" under the First Lien Notes Indenture. Any of the Company's Subsidiaries so designated will automatically become Unrestricted Subsidiaries under the Indenture. the Company's Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

        The Notes are limited to an initial aggregate principal amount of $177,132,000 and will mature on July 15, 2016. The Co-Issuers may issue additional third lien notes under the Indenture (collectively with any Management Notes, the "Additional Notes") from time to time after this offering with the same terms and with the same CUSIP number as the Notes offered hereby; provided that such Additional Notes must be part of the same issue as the Notes offered hereby for United States federal income tax purposes. In addition, any offering of Additional Notes is subject to the covenants described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." The Notes offered hereby and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, the Security Documents and the Intercreditor

Agreement. Unless the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" includes any Additional Notes that are actually issued. The Notes will be issued in minimum denominations of $25.00 initial principal amount and any integral multiple thereof.

        Interest on the Notes will accrue at the rate of 8% per annum and will compound on a semi-annual basis on January 15 and July 15, whether or not any such date is a business day (each, an "interest payment date"), commencing on July 15, 2009. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Co-Issuers will not pay interest in cash on an interest payment date, but instead the principal amount of the Notes will be increased as of such interest payment date by an accretion amount equal to the interest payable for the interest period ending immediately prior to such interest payment date. The amount of interest payable for each interest period will be calculated on the basis of the accreted principal amount as of the first day of such interest period. An "interest period" is the period from and including an interest payment date (or in the case of the first interest period, from and including the issue date) to but excluding the immediately succeeding interest payment date. In the event of an acceleration, conversion or purchase of a Note by us at the option of the holder upon the occurrence of a fundamental change, interest will cease to accrue on such Note under the terms of and subject to the conditions of the Indenture. If a fundamental change repurchase date (as defined below) or an accelerated maturity date occurs on a day that is not an interest payment date, we will pay the interest accrued on the Notes from and including the immediately preceding interest payment date to, but excluding, such fundamental change repurchase date or maturity date in cash.

Listing

        The Co-Issuers intend to seek listing of the Notes for trading on the NYSE upon initial issuance of the Notes, subject to satisfaction of applicable listing requirements. Approval for listing the Notes requires at least 400 holders of the Notes. Therefore, the listing of the Notes on the NYSE will depend upon the number of our stockholders that exercise their rights, and it will not be possible until after the rights offering has been completed to determine whether or not the Notes will be listed on the NYSE. In addition the NYSE may, for other reasons, decline to list the Notes.

Payments

        Principal and interest on the Notes is payable and Notes may be presented for conversion, registration of transfer or exchange at the office or agency of the Co-Issuers maintained for such purpose within the City and State of New York; provided that any payments of principal and interest with respect to Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Co-Issuers, their office or agency in the City and State of New York will be the office of the trustee maintained for such purpose.

Ranking

        The Indebtedness evidenced by the Notes and the Guarantees will be senior Indebtedness of the Co-Issuers and the Guarantors, as the case may be, will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Co-Issuers and the Guarantors, as the case may be. Indebtedness under the First Lien Notes, the Credit Agreement, the Notes, any Management Notes and all related guarantees will be secured by the Collateral. The First Lien Notes will have first-priority with respect to the Notes Collateral and will be second-priority with respect to the ABL Collateral. Any Other First Lien Note Obligations (collectively with obligations under the First Lien Notes, the "First Lien Note Obligations") incurred after the Issue Date will share in the Notes Collateral equally and ratably with the First Lien Notes and may also share in the ABL Collateral equally and ratably with the

First Lien Notes. The Indebtedness under the Credit Agreement and any other Lenders Debt (collectively, the "ABL Obligations" and, together with the First Lien Note Obligations, the "Prior Secured Obligations") incurred in the future will have first priority with respect to the ABL Collateral and will be second-priority with respect to the Notes Collateral. The Notes (including the Guarantees thereof) will have a third-priority Lien on all of the Collateral. Any future Third Lien Indebtedness (collectively with obligations under the Notes, including the Guarantees thereof, the "Third Lien Obligations") may also share some or all of the Collateral equally and ratably with the Notes. Such security interests and related intercreditor provisions are described under "—Security for the Notes." The Indebtedness evidenced by the Notes and the Guarantees will be senior in right of payment to all existing and future Subordinated Indebtedness of the Co-Issuers and the Guarantors, as the case may be, including the Senior Subordinated Notes.

        As of March 1, 2009, on an as adjusted basis after giving effect to the Refinancing, the Company would have had $513.0 million aggregate principal amount of Senior Indebtedness (excluding the Notes and the Guarantees) outstanding (excluding unused commitments) and Parent would not have any Senior Indebtedness (excluding the Notes) outstanding. All of the operations of the Company are conducted through its Subsidiaries. Unless the Subsidiary is a Guarantor, claims of creditors on such Subsidiaries, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including the Holders of the Notes. The Notes, therefore, will be structurally subordinated to holders of Indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Company that are not Guarantors.

        Although the Indenture will limit the incurrence of Indebtedness by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

        Although the Indenture will contain limitations on the amount of additional Third Lien Indebtedness and additional priority-secured Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such additional Third Lien Indebtedness and priority-secured Indebtedness could be substantial. See "Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "Certain Covenants—Liens."

        The Indenture will not restrict any ability of Parent, Holdings or the Company to pay dividends or distributions on capital stock or redeem or repurchase capital stock or of Parent and its subsidiaries to redeem, repay or repurchase subordinated debt or engage in most asset sales. In addition, the Indenture will not restrict the ability of Parent or Holdings to, among other things, incur debt, grant liens (except on the stock of the Company), enter into transactions with affiliates, create, cause or otherwise suffer to exist or become effective any consensual encumbrance consensual restriction on their subsidiaries from paying dividends, distributions or debt. See "—Certain Covenants."

Guarantees

        The Co-Issuers' obligations under the Notes, the Indenture, the Security Documents and the Intercreditor Agreement will be jointly and severally guaranteed on a senior secured basis (the "Guarantees") by Holdings and each Subsidiary Guarantor. Not all of our Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries, Subsidiaries that are not Wholly-Owned Subsidiaries and Foreign Subsidiaries will not be Guarantors. As of the Issue Date, we do not have any Domestic Subsidiaries that are not Wholly-Owned Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us or any of the Subsidiary Guarantors. For the year ended November 30, 2008 and for the three months ended

March 1, 2009, our non-Guarantor Subsidiaries represented approximately 29.1% and 23.7% of our net sales, 8.9% and 11.5% of our operating earnings and 21.7% and 10.7% of our Adjusted EBITDA, respectively. In addition, as of March 1, 2009, our non-Guarantor Subsidiaries held approximately 12.2% of our consolidated assets and had approximately $96.3 million of liabilities (including trade payables), to which the Notes and Guarantees would have been structurally subordinated. Any of our Subsidiaries that are non-Guarantor Subsidiaries will not be permitted to guarantee the Prior Secured Obligations.

        As of the date of the Indenture, all of the Company's Subsidiaries will be "Restricted Subsidiaries." However, under certain circumstances, the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries" under the First Lien Notes Indenture. Any of the Company's Subsidiaries so designated will automatically become Unrestricted Subsidiaries under the Indenture. The effect of designating a Subsidiary as an "Unrestricted Subsidiary" will be:

  •
  an Unrestricted Subsidiary will not be subject to the restrictive covenants in the Indenture;

  •
  a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Guarantee; and

  •
  the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Company and its Restricted Subsidiaries for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

        The obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

Conversion Rights

        Subject to Parent's right to terminate conversion rights as described below under "—Parent's Right to Terminate Conversion Rights", at any time prior to the close of business on the business day immediately preceding the maturity date, Holders may convert their Notes into shares of Common Stock in multiples of $25.00 initial principal amount of Notes. The Notes will be convertible into shares of Common Stock at an initial conversion price of $1.00 per share. The conversion price will not be increased in connection with an increase in the accreted principal amount of the Notes. However, because the principal amount of each Note will automatically increase as a result of the accretion at the opening of business on each interest payment date, the number of shares of Common Stock issuable upon conversion of a Note will increase on each interest payment date.

        The conversion price in effect at any given time will be subject to adjustment as set forth in "—Conversion Price Adjustments" and "—Make Whole Amount" below. A Holder may convert fewer than all of such Holder's Notes so long as the Notes converted are an integral multiple of $25.00 initial principal amount. Parent will not issue fractional shares of Common Stock upon conversion of the Notes. Instead, Parent will pay the cash value of such fractional shares based upon the closing sale price (as defined below) of Common Stock on the business day immediately preceding the conversion date. Parent will deliver shares of Common Stock and any cash payable in lieu of fractional shares no later than the third business day following the conversion date.

        The number of shares of Common Stock a Holder will receive upon conversion of its Notes will be based on the accreted principal amount of such Notes on the conversion date, unless the conversion date occurs within 15 days of the maturity date, in which case the number of shares of Common Stock a Holder will receive upon conversion of its Notes will be based on the accreted principal amount of such Notes, as increased to reflect the interest payable on such maturity date.

        The delivery of shares of Common Stock and cash in lieu of any fractional shares of Common Stock upon conversion of a Note will be deemed to satisfy in full all obligations with respect to such Note. Accordingly, any accrued but non-capitalized interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited. For a discussion of the tax consequences to a Holder of receiving Common Stock upon conversion, see the section of this Prospectus entitled "Certain United States Federal Tax Consequences."

        If a Holder converts Notes, Parent will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion unless the tax is due because the Holder requests the shares due upon conversion to be issued or delivered to a person other than such Holder, in which case such Holder will pay that tax and the shares due upon conversion will not be delivered until Parent receives satisfactory evidence of the payment of such tax.

        If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for exchanging a beneficial interest in a global note and, if required, pay all taxes or duties, if any. See "—Global Notes, Book-Entry Form" below.

        If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay all transfer or similar taxes.

        The date you comply with these requirements is the "conversion date" under the Indenture.

        If a Holder has already delivered a repurchase notice with respect to a Note, as described under "—Fundamental Change Requires the Co-Issuers to Repurchase Notes at the Option of the Holder," such Holder may not surrender that Note for conversion until the Holder has withdrawn such repurchase notice in accordance with the Indenture.

        The conversion agent will, on the Holder's behalf, convert the Notes into shares of Common Stock and Holders will be deemed to be the record owners of the full number of shares due upon conversion as of the close of business on the date the conversion shares are issued. Holders may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC for the number of full shares of Common Stock due upon conversion of any Notes, together with a cash payment for any fractional shares, will be delivered through the conversion agent as soon as practicable, but no later than the third business day, following the conversion date. The Trustee will initially act as the conversion agent on behalf of the Co-Issuers.

        The "closing sale price" of Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded. If Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "closing sale price" will be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If Common Stock is not so quoted, the "closing sale price" will be the average of the mid-point of the last bid and ask prices for Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Parent's Right to Terminate Conversion Rights

        On or after July 15, 2012, upon at least 30 and not more than 60 days' notice to Holders, Parent may elect to terminate all Holders' conversion rights in whole, but not in part, if (i) the closing sale price of Common Stock equals or exceeds 250% of the conversion price then in effect for at least 20 consecutive trading days ending on the trading day immediately preceding the date of the notice of termination of conversion rights and (ii) as of the date of the notice of termination of conversion rights, the ratio of Parent's Net Debt measured as of the end of the most recently ended fiscal quarter for which internal financial statements are available to Parent's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available is less than 3.4 to 1.0. If Parent makes such election, it will notify the Trustee and the Holders of Notes at their addresses shown in the register of the registrar and will, on a date not less than 30 days prior to the date on which the conversion rights terminate, disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News or other similarly broad public medium that is customary for such press releases.

Limitations on Beneficial Ownership

        Notwithstanding the foregoing, no Holder of Notes (other than any Permitted Holder) will be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a "beneficial owner" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of 5.0% or more of the shares of Common Stock outstanding at such time. In addition, no Holder of Notes (other than any Permitted Holder) who holds more than 5% of the Common Stock outstanding as of the date of this prospectus supplement (any such Holder, a "5% Holder") will be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a beneficial owner of more than an additional 1% of the shares of Common Stock outstanding at such time in respect of conversions of the Notes by such 5% Holder. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder (other than any Permitted Holder) becoming the beneficial owner of 5.0% or more of the shares of Common Stock outstanding at such time or, in the case of a 5% Holder, more than an additional 1% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of this limitation, Parent's obligation to make such delivery shall not be extinguished and it shall deliver such shares of Common Stock as promptly as practicable after any such converting Holder gives notice to us that such delivery would not result in such limitation being triggered. These limitations on beneficial ownership shall be terminated (i) upon 61 days notice to Parent by any Holder of Notes, solely with respect to the Notes beneficially owned by such Holder, (ii) immediately upon delivery by Parent of notice of its election to terminate conversion rights as specified above, (iii) immediately upon delivery by Parent of notice of a fundamental change as specified below or (iv) on June 15, 2016. These limitations on beneficial ownership shall not constrain in any event Parent's ability to exercise its right to terminate conversion rights.

Make Whole Amount

        If the effective date of a make-whole event (as defined below) occurs on or prior to the maturity date and a Holder elects to convert its Notes at any time following the effective date and prior to the 35th business day following the effective date (or, if such make-whole event also constitutes a fundamental change, the relevant fundamental change repurchase date), we will decrease the conversion price for the Notes surrendered for conversion resulting in the issuance of a number of additional shares of Common Stock (the "additional shares"), as described below.

        A "make-whole event" will be deemed to have occurred at such time after the original issuance of the Notes when the following has occurred:

          (1)   the Co-Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposition of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent or the Company, as applicable; provided that any transaction initiated by KKR and its Affiliates (other than Parent and its Subsidiaries) shall not cause a "make-whole event";

          (2)   consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of Parent or the Company, as applicable, or any sale, lease or other transfer of the consolidated assets of Parent or the Company, as applicable and their respective subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which Common Stock or common stock of the Company, as applicable, is converted for, converted into or constitutes solely the right to receive cash, securities or other property, other than any merger or consolidation which is effected solely to change Parent's or the Company's, as applicable, jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock or common stock of the Company, as applicable, solely into shares of common stock of the surviving entity; or

          (3)   Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors);

  provided that the definition of make-whole event shall not include a merger or consolidation under clause (1) or any event specified under clause (2), in each case, if at least 90% of the consideration paid for Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights and cash dividends) in connection with such event consists of shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Notes become convertible into such shares of common stock pursuant to "—Recapitalizations, Reclassifications and Changes of Common Stock" below.

        The definition of make-whole event includes a phrase relating to the sale, lease or other transfer of the consolidated assets of Parent or the Company, as applicable, and their respective Subsidiaries "substantially as an entirety." There is no precise, established definition of the phrase "substantially as an entirety" under applicable law. Accordingly, the issuance of a number of additional shares of Common Stock upon conversion as a result of a sale, lease or other transfer of less than all Parent's or the Company's assets, as applicable, may be uncertain.

        The Co-Issuers will mail a notice to Holders and issue a press release no later than 10 business days prior to such transaction's anticipated effective date (or within 5 business days following a termination of trading described in clause (3) or the filing in the case of a transaction described in clause (1) in the definition of "make-whole event" to the extent we were unaware of such transaction).

        The additional shares to be delivered resulting from the reduction in the conversion price will be determined by reference to the table below and will be based on the conversion date and the "applicable price" in connection with such transaction.

        The "applicable price" in connection with a make-whole event means:

  •
  If the consideration (excluding cash payment for fractional shares or pursuant to statutory appraisal rights) paid to holders of Common Stock in connection with such transaction consists exclusively of cash, the amount of such cash per share of Common Stock; and

  •
  In all other cases, the average of the closing sale prices per share of Common Stock for the five consecutive trading days immediately preceding the effective date of the make-whole event.

        Upon conversion of Notes during the period specified above, Parent will deliver, on the third business day following the conversion date, a number of shares of Common Stock (plus cash in lieu of fractional shares) equal to the accreted principal amount of the Notes surrendered for conversion divided by the adjusted conversion price.

        The applicable prices set forth in the first row of the table (i.e., the column headers), will be adjusted as of any date on which the conversion price of the Notes is adjusted. The adjusted applicable prices will equal the applicable prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion price immediately after the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion price immediately prior to such adjustment. The adjusted conversion prices set forth in the table are subject to further adjustment as set forth under "—Conversion Price Adjustments."

        The following table sets forth the applicable prices and the applicable adjusted conversion prices for the Notes.

	Applicable Price
Conversion Date	$0.75	$1.00	$1.25	$1.50	$1.75	$2.00	$2.25	$2.50	$2.75	$3.00	$3.50	$4.00	$4.50	$5.00	$6.00	$7.00	$8.00	$10.00
June 26, 2009	$0.6114	$0.6562	$0.6890	$0.7145	$0.7345	$0.7509	$0.7639	$0.7745	$0.7830	$0.7900	$0.8003	$0.8073	$0.8121	$0.8155	$0.8195	$0.8217	$0.8229	$0.8240
July 15, 2010	$0.6374	$0.6890	$0.7279	$0.7593	$0.7849	$0.8063	$0.8235	$0.8374	$0.8485	$0.8574	$0.8702	$0.8783	$0.8835	$0.8868	$0.8903	$0.8919	$0.8926	$0.8932
July 15, 2011	$0.6609	$0.7175	$0.7610	$0.7986	$0.8321	$0.8612	$0.8856	$0.9053	$0.9208	$0.9325	$0.9477	$0.9557	$0.9598	$0.9618	$0.9633	$0.9637	$0.9638	$0.9638
July 15, 2012	$0.6853	$0.7468	$0.7903	$0.8288	$0.8674	$0.9070	$0.9460	$0.9803	$0.9979	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2013	$0.7110	$0.7807	$0.8234	$0.8572	$0.8900	$0.9235	$0.9564	$0.9850	$0.9989	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2014	$0.7373	$0.8236	$0.8680	$0.8965	$0.9211	$0.9457	$0.9696	$0.9901	$0.9996	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2015	$0.7500	$0.8812	$0.9332	$0.9547	$0.9665	$0.9766	$0.9866	$0.9955	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000
July 15, 2016	$0.7500	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000	$1.0000

        The exact applicable price and conversion dates may not be set forth in the table above, in which case:

  1.
  if the applicable price is between two applicable price amounts in the table or the conversion date is between two dates in the table, the adjusted conversion price will be determined by straight-line interpolation between the adjusted conversion prices set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365 day year;

  2.
  if the applicable price is in excess of $10.00 per share (subject to adjustment), there will be no decrease in the conversion price; and

  3.
  if the applicable price is less than $0.75 per share (subject to adjustment), there will be no decrease in the conversion price.

        Notwithstanding the foregoing, in no event will the conversion price be less than $0.6114 per share, subject to adjustment in the same manner as any adjustment to the conversion price as set forth under "—Conversion Price Adjustments."

        Our obligation to adjust the conversion price could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Price Adjustments

        The initial conversion price will be adjusted as described below if any of the following events:

          (1)   the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the conversion price will be adjusted based on the following formula:

CP1 = CP0	x	OS0 OS1

  where,

CP0	=	the conversion price in effect at the close of business on the record date
CP1	=	the conversion price in effect immediately after the record date
OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the record date
OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

          (2)   the issuance to all holders of Common Stock of certain rights or warrants entitling them for a period expiring 45 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock at less than the average closing sale price of Common Stock for the ten consecutive trading days ending on the trading day immediately preceding the time of announcement of such issuance; in which event the conversion price will be adjusted based on the following formula:

CP1 = CP0	x	OS0 + Y OS0 + X

  where,

CP0	=	the conversion price in effect at the close of business on the record date
CP1	=	the conversion price in effect immediately after the record date
OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date
X	=	the total number of shares of Common Stock issuable pursuant to such rights
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the closing sale prices of Common Stock for the ten consecutive trading days prior to the business day immediately preceding the announcement of the issuance of such rights

          However, the conversion price will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration.

          (3)   the dividend or other distribution to all holders of Common Stock of shares of capital stock (other than Common Stock) or evidences of indebtedness or assets (excluding any dividend,

  distribution or issuance as to which an adjustment was effected by clauses (1) or (2) above or (4) below) in which event the conversion price will be adjusted based on the following formula:

CP1 = CP0	x	SP0 - FMV SP0

  where,

CP0	=	the conversion price in effect at the close of business on the record date
CP1	=	the conversion price in effect immediately after the record date
SP0	=	the current market price per share of Common Stock
FMV	=
the fair market value (as determined by Parent's board of directors), on the record date, of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock

          However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on Common Stock consist of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of Parent, (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange, then the conversion price will instead be adjusted based on the following formula:

CP1 = CP0	x	MP0 FMV0 + MP0

  where,

CP0	=	the conversion price in effect at the close of business on the last trading day of the valuation period referred to below
CP1	=	the conversion price in effect immediately after the last trading day of the valuation period referred to below
FMV0	=
the average of the closing sale prices of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive trading day period (the "valuation period") commencing on and including the third trading day after the date on which "ex-distribution trading" commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or market on which such capital stock or equity interest is then listed or quoted
MP0	=	the average of the closing sale prices of Common Stock over such valuation period

          If the final day of the valuation period occurs after the second business day immediately preceding the stated maturity date, the valuation period shall be deemed to be such number of trading days from, and including, the third trading day after the commencement of ex-distribution trading to, and including, the second business day immediately preceding the stated maturity date.

          (4)   dividends or other distributions consisting exclusively of cash to all holders of Common Stock, in which event the conversion price will be adjusted based on the following formula:

CP1 = CP0	x	SP0 - C SP0

  where,

CP0	=	the conversion price in effect at the close of business on the record date
CP1	=	the conversion price in effect immediately after the record date
SP0	=	the current market price per share of Common Stock
C	=	the amount in cash per share distributed by Parent to holders of Common Stock

          (5)   Parent or one or more of its Subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer by Parent or one of its Subsidiaries for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the closing sale price per share of Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), in which event the conversion price will be adjusted based on the following formula:

CP1 = CP0	x	OS0 × SP1 FMV + (SP1 × OS1)

  where,

CP0	=	the conversion price in effect on the trading day immediately following such expiration date
CP1	=	the conversion price in effect on the second trading day immediately following such expiration date
FMV	=
the fair market value (as determined by Parent's board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the "purchased shares")
OS1	=
the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration time"), after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender offer or exchange offer
OS0	=	the number of shares of Common Stock outstanding at the expiration time, including any purchased or exchanged shares
SP1	=	the average of the closing sale prices of common stock for the ten consecutive trading days ending on the trading day next succeeding the expiration date

        "Current market price" of Common Stock on any day means the average of the closing sale price of Common Stock for each of the 10 consecutive trading days ending on the trading day before the ex-dividend date with respect to the issuance or distribution requiring such computation.

        "Ex-dividend date" means, with respect to any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

        "Record date" means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is converted for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

        "Trading day" means a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a closing sale price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, "trading day" means a "business day."

        Notwithstanding the foregoing, we will not make any adjustments to the conversion price as set forth under clauses (2) through (4) above if Holders participate (as a result of holding the Notes, and at the same time as common stockholders) in any of the transactions described herein as if such Holders held a number of shares of Common Stock equal to the accreted principal amount of Notes held by such Holders divided by the applicable conversion price, without having to convert their Notes.

        Adjustments to the conversion price will be calculated to the nearest cent. No adjustment to the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. However, we will carry forward any adjustments that are less than 1% of the conversion price that we elect not to make and take them into account upon the earlier of (1) any conversion of Notes or (2) such time as all adjustments that have not been made prior thereto would have the effect of adjusting the conversion price by at least 1%.

        To the extent that Parent has a shareholder rights plan (i.e., a poison pill) in effect, upon conversion of the Notes into Common Stock, you will receive, in addition to the Common Stock due upon conversion, the rights under the rights plan, unless the rights have separated from the Common Stock, prior to any conversion, in which case the conversion price will be adjusted at the time of separation as described in clause (3) above. A further adjustment will occur as described in clause (3) above, if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Without limiting the generality of the foregoing, we note that the conversion price will not be adjusted:

  •
  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the securities of Parent or any of its Subsidiaries and the investment of additional optional amounts in shares of Common Stock under any plan;

  •
  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Parent or any of its Subsidiaries;

  •
  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

  •
  for a change in the par value of the Common Stock; or

  •
  for accrued and unpaid interest.

        Parent may from time to time, to the extent permitted by law and subject to applicable rules of the New York Stock Exchange, decrease the conversion price of the Notes by any amount for any period of at least 20 days. In that case, we will give at least 5 days notice of such decrease. To the extent permitted by law and subject to applicable rules of New York Stock Exchange, Parent may also make such decreases in the conversion price, in addition to those set forth above, as Parent's board of directors deems advisable, including to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

        As a result of any adjustment of the conversion price (or failure to make an adjustment), the Holders may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in taxable dividend income to the holders of Common Stock. In addition, non-U.S. holders (as defined in "Certain United States Federal Tax Consequences") of Notes in certain circumstances may be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See "Certain United States Federal Tax Consequences—Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and the Ownership and Disposition of the Notes—Ownership and Disposition of the Notes—Constructive Distributions" and "Certain United States Federal Tax Consequences—Tax Consequences to non-U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes and Shares of Common Stock—Ownership and Disposition of the Notes and Shares of Common Stock—Dividends and Constructive Distributions."

Recapitalizations, Reclassifications and Changes of Common Stock

        In the case of any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination or a change in par value or from par value to no par value or vice versa), a consolidation, merger or combination involving Parent, a sale, lease or other transfer to a third party of the consolidated assets of Parent and its Subsidiaries substantially as an entirety, or any statutory share exchange, in each case as a result of which Common Stock would be converted into, or converted for, stock, other securities, other property or assets (including cash or any combination thereof), then, at the effective time of the transaction, the right to convert a Note will be changed into a right to convert it into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder would have received in respect of Common Stock issuable upon conversion of such Note immediately prior to such transaction (the "reference property"). If the transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Notes will be convertible will be deemed to be (1) if the holders of a majority of Common Stock make an affirmative election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (2) if the holders of a majority of Common Stock do not make an affirmative election, the weighted average of the types and amounts of consideration received by all holders of Common Stock.

        A change in the conversion right such as described above could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each Note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors.

Fundamental Change Requires the Co-Issuers to Repurchase Notes at the Option of the Holder

        If a fundamental change (as described below) occurs, each Holder of Notes will have the right to require the Co-Issuers to purchase some or all of that Holder's Notes, in integral multiples of $25.00 initial principal amount, on a repurchase date (the "fundamental change repurchase date") of the

Co-Issuers choosing that is not less than 15 nor more than 35 business days after the date of the notice of the fundamental change. One or both of the Co-Issuers will purchase such Notes at a purchase price in cash equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

        Within 15 days after the occurrence of a fundamental change, the Co-Issuers are required to mail notice to all Holders, as provided in the Indenture, of the occurrence of the fundamental change and of their resulting repurchase right and the fundamental change repurchase date. The Co-Issuers must also deliver a copy of the notice to the Trustee. To exercise the repurchase right, a Holder of Notes must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date specified in the notice, written notice to the Trustee of the Holder's exercise of its repurchase right.

        You may withdraw any written repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day before the fundamental change repurchase date. The withdrawal notice must state:

  •
  the name of the Holder;

  •
  a statement that the Holder is withdrawing its election to require us to purchase its Notes;

  •
  the initial principal amount of the withdrawn Notes, which must be an integral multiple of $25.00;

  •
  if certificated Notes have been issued, the certificate number of the withdrawn Notes; and

  •
  the initial principal amount, if any, that remains subject to the repurchase notice which must be an integral multiple of $25.00.

        If the Notes are not in certificated form, the notice given by each Holder must comply with appropriate DTC procedures.

        Payment of the repurchase price for a Note for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Note, together with necessary endorsements, to the paying agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the paying agent, at any time after delivery of the repurchase notice. Payment of the repurchase price for the Note will be made promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the Note. If the paying agent holds money sufficient to pay, on the repurchase date, the repurchase price of the Note, on the repurchase date, then, as of the repurchase date:

  •
  the Note will cease to be outstanding and interest will cease to accrue; and

  •
  all other rights of the Holder will terminate (other than the right to receive the repurchase price upon delivery of the Note, together with necessary endorsements).

        This will be the case whether or not book-entry transfer of the Notes is made and whether or not the Notes are delivered to the paying agent.

        The obligation to make a repurchase in the event of a fundamental change will be satisfied if a third party makes an offer to repurchase Notes in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a fundamental change repurchase made by the Co-Issuers and purchases all Notes validly tendered and not withdrawn for which a repurchase notice has been delivered and not withdrawn.

        A "fundamental change" will be deemed to have occurred at such time after the original issuance of the Notes when the following has occurred:

          (1)   the Co-Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposition of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Parent or the Company, as applicable; provided that any transaction initiated by KKR and its Affiliates (other than Parent and its Subsidiaries) shall not be a "fundamental change";

          (2)   consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of Parent or the Company, as applicable, or any sale, lease or other transfer of the consolidated assets of Parent or the Company, as applicable, and their respective subsidiaries substantially as an entirety) or a series of related transactions or events pursuant to which Common Stock or common stock of the Company, as applicable, is converted for, converted into or constitutes solely the right to receive cash, securities or other property, other than any merger or consolidation:

    •
    that does not result in a reclassification, conversion, exchange or cancellation of Parent's outstanding Common Stock or the Company's outstanding common stock, as applicable, and pursuant to which the consideration received by holders of Common Stock or holders of common stock of the Company, as applicable, immediately prior to the transaction entitles such Holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

    •
    which is effected solely to change Parent's or the Company's, as applicable, jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock or common stock of the Company, as applicable, solely into shares of common stock of the surviving entity; or

          (3)   Common Stock (or other common stock into which the Notes are then convertible) is not listed for trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors).

        The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of the consolidated assets of Parent or the Company, as applicable, and their respective Subsidiaries "substantially as an entirety." There is no precise, established definition of the phrase "substantially as an entirety" under applicable law. Accordingly, your ability to require Parent or the Company, as applicable, to repurchase your Notes as a result of a sale, lease or other transfer of less than all Parent's or the Company's assets, as applicable, may be uncertain.

        Rule 13e-4 under the Exchange Act, as amended, requires the dissemination of certain information to security Holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to Holders of the Notes. The Co-Issuers will comply with this rule to the extent applicable at that time.

        We may, to the extent permitted by applicable law, at any time purchase the Notes in the open market or by tender offer at any price or by private agreement. Any Note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the Trustee for cancellation. Any Notes surrendered to the Trustee for cancellation may not be reissued or resold and will be canceled promptly.

        The foregoing provisions would not necessarily protect Holders of the Notes if highly leveraged or other transactions involving Parent or its Subsidiaries occur that may adversely affect Holders.

        Our ability to repurchase Notes upon the occurrence of a fundamental change is subject to important limitations under the First Lien Notes Indenture and the Credit Agreement including compliance with covenants limiting "Restricted Payments" thereunder. In addition, future credit agreements or other agreements relating to our indebtedness or otherwise may contain provisions prohibiting repurchase of the Notes under certain circumstances, or expressly prohibit our repurchase of the Notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from repurchasing Notes, we may seek the consent of our lenders to repurchase the Notes or may attempt to refinance this debt. If we do not obtain consent, we would not be permitted to repurchase the Notes. Further, there can be no assurance that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the Notes seeking to exercise their repurchase right. Our failure to repurchase tendered Notes would constitute an event of default under the Indenture, which might constitute a default under the terms of our other indebtedness. See "Risk Factors—Risks Related to the Notes and our Common Stock—We may not be able to satisfy our obligations to holders of the Notes upon a fundamental change."

        No Notes may be purchased by us at the option of the Holders upon a fundamental change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

        The fundamental change repurchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Co-Issuers. The fundamental change repurchase feature, however, is not the result of knowledge of any specific effort to accumulate shares of Common Stock, to obtain control of Parent or the Company by means of a merger, tender offer solicitation or otherwise, or by management to adopt a series of antitakeover provisions. Instead, the fundamental change repurchase feature is a standard term contained in securities similar to the Notes.

Form, Denomination and Registration

        The Notes will be issued in fully registered form, without coupons, in denominations of $25.00 initial principal amount and whole multiples of $25.00.

Calculations in Respect of Notes

        Except as otherwise provided above, the Co-Issuers will be responsible for making all calculations called for under the Notes or in connection with a conversion. These calculations include, but are not limited to, determinations of the closing sale prices of Common Stock, accrued interest payable on the Notes and the conversion price of the Notes. The Co-Issuers will provide a schedule of calculations to each of the Trustee and the conversion agent, and each of the Trustee and conversion agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder of Notes upon the request of that Holder.

Security for the Notes

        Subject to the limitations and exclusions described under "—Limitations on Stock Collateral," the Notes and the Guarantees will be secured by the Collateral, which will consist of (i) the Notes Collateral as to which the holders of the First Lien Notes and holders of any future Other First Lien Note Obligations will have a first-priority security interest, the Bank Lenders and other holders of Lenders Debt will have a second-priority security interest, the Holders of the Notes will have a third-

priority security interest and the holders of any future Third Lien Indebtedness may have a third-priority security interest (in each case subject to Permitted Liens) and (ii) the ABL Collateral as to which the Bank Lenders and certain other holders of Lenders Debt will have a first-priority security interest, the holders of the First Lien Notes will have a second-priority security interest, holders of any future Other First Lien Note Obligations may have a second-priority security interest, the Holders of the Notes will have a third-priority security interest and the holders of any future Third Lien Indebtedness may have a third-priority security interest (in each case subject to Permitted Liens).

        The Company and the Guarantors will be able to incur additional Indebtedness in the future which could share in all or part of the Collateral. The amount of all such additional Indebtedness will be limited by the covenants disclosed under "—Certain Covenants—Liens" and "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock." Under certain circumstances the amount of such additional secured Indebtedness could be significant.

Notes Collateral

        Subject to the limitations and exclusions described under "—Limitations on Stock Collateral," the Notes Collateral generally will consist of the following assets of the Company and the Subsidiary Guarantors (and in the case of the Equity Interests of the Company, Holdings):

  •
  all of the Equity Interests of the Company;

  •
  all of the other Equity Interests held by the Company or any Subsidiary Guarantor (which, in the case of any equity interest in any Foreign Subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such Foreign Subsidiary);

  •
  owned real properties owned by the Company and the Subsidiary Guarantors with a cost or book value (whichever is greater) in excess of $1,000,000 and certain leasehold real properties;

  •
  equipment;

  •
  patents, trademarks and copyrights;

  •
  general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing (other than accounts that are proceeds of the sale of inventory); and

  •
  substantially all of the other tangible and intangible assets of the Company and the Guarantors, other than (i) the ABL Collateral and (ii) Excluded Assets.

ABL Collateral

        The "ABL Collateral" generally will consist of all of the following assets of the Company and the Subsidiary Guarantors:

  •
  all accounts;

  •
  all inventory;

  •
  all deposit accounts and securities accounts (and all assets and amounts contained therein but excluding (i) identifiable proceeds of the Notes Collateral and (ii) certain special purpose and de minimis deposit accounts); and

  •
  all general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing, in each case held by the Company and the Guarantors.

        The Notes' third-priority Lien on and security interest in the ABL Collateral will be terminated and automatically released if the Lien on such ABL Collateral in favor of the ABL Secured Parties (as defined below) is released in connection with any sale or other disposition of such ABL Collateral in connection with an enforcement action by the Bank Collateral Agent. Except as provided in the

Intercreditor Agreement, holders of Liens on the ABL Collateral that are junior relative to the holders of Lenders Debt, including holders of First Lien Notes and holders of the Notes and any Management Notes, will not be able to take any enforcement action with respect to the ABL Collateral so long as any Lenders Debt is outstanding.

Notes and Management Notes Collateral

        The Notes and Management Notes will be secured by a third-priority Lien on and security interest in all of the Collateral (excluding certain Equity Interests and securities issued by Subsidiaries), subject to Permitted Liens. The Notes' and Management Notes' third-priority Lien on and security interest in the Collateral will be terminated and automatically released if the Liens on such Collateral in favor of the ABL Secured Parties and the First Lien Notes Secured Parties are released in connection with any sale or other disposition of such Collateral in connection with an enforcement action by the First Line Notes Collateral Agent or the Bank Collateral Agent.

Limitations on Stock Collateral

        The Equity Interests and other securities of a Subsidiary that are owned by the Company or any Guarantor will constitute Collateral only to the extent that such Equity Interests and other securities can secure the Notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other U.S. federal law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the Commission (or any other U.S. federal governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's Equity Interests and other securities secure the Notes, then the Equity Interests and other securities of such Subsidiary shall automatically be deemed not to be, and never to have been, part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder the extent necessary to release the third-priority security interests in the Equity Interests and other securities that are so deemed to no longer constitute part of the Collateral. Upon any such release, the Notes will be effectively subordinated to the First Lien Notes and Lenders Debt, which are not subject to the release provisions described in this paragraph, to the extent of the value of such released Collateral.

        In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's Equity Interests and other securities to secure the Notes in excess of the amount then pledged without the filing with the Commission (or any other U.S. federal governmental agency) of separate financial statements of such Subsidiary, then the Equity Interests and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (to the maximum extent possible without triggering any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Equity Interests and other securities.

        In accordance with the limitations set forth in the two immediately preceding paragraphs, the Collateral will include Equity Interests of Subsidiaries of the Company only to the extent that the applicable value of such Equity Interests (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes than outstanding. Following the Issue Date, however, the portion of the Equity Interests of Subsidiaries constituting Collateral may decrease or increase as described above.

After-acquired property

        Promptly following the acquisition by the Co-Issuers or any Guarantor of any After-Acquired Property (but subject to the limitations, if applicable, described under "—Notes Collateral" and "—ABL Collateral"), the Co-Issuers or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Information Regarding Collateral

        The Co-Issuers will furnish to the Collateral Agent, with respect to the Co-Issuers or any Guarantor, prompt written notice of any change in such Person's (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. The Co-Issuers and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Co-Issuers also agree promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

        Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Co-Issuers shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

Further Assurances

        The Co-Issuers and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Co-Issuers will reasonably promptly secure the obligations under the Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents that may be required under applicable law.

Security Documents and Certain Related Intercreditor Provisions

        The Co-Issuers, the Guarantors, the Collateral Agent and the Trustee will enter into one or more Security Documents creating and establishing the terms of the security interests and Liens that secure the Notes and the Guarantees. These security interests and Liens will secure the payment and performance when due of all of the Obligations of the Co-Issuers and the Guarantors under the Notes, the Indenture, the Guarantees, the Intercreditor Agreement and the Security Documents, as provided in the Security Documents. The Co-Issuers and the Guarantors will use their commercially reasonable efforts to complete on or prior to the Issue Date all filings and other similar actions required in connection with the perfection of such security interests. If they are not able to complete such actions on or prior to the Issue Date, they will use their commercially reasonable efforts to complete such actions as soon as reasonably practicable after such date. The Trustee will be appointed, pursuant to the Indenture, as the Collateral Agent. The Bank Collateral Agent and holders of Lenders Debt secured on a first priority basis by ABL Collateral are referred to collectively as "ABL Secured Parties" and, together with the First Lien Notes Secured Parties (defined below), are referred to collectively as the "Prior Secured Parties." The First Lien Notes Trustee, First Lien Notes Collateral Agent, each holder of First Lien Notes, each other holder of, or obligee in respect of, any Obligations in respect of the First Lien Notes secured on a first priority basis by the Notes Collateral are referred to collectively as the "First Lien Notes Secured Parties" and, together with the Notes Secured Parties, are referred to collectively as the "Noteholder Secured Parties."

Intercreditor Agreement

        The following is a description of the Intercreditor Agreement relating to the ABL Collateral and the relative rights, privileges and obligations with respect to the ABL Secured Parties on the one hand, and the Noteholder Secured Parties on the other hand. The Intercreditor Agreement will also contain provisions with respect to the Notes Collateral and the relative rights, privileges and obligations relating thereto as among the First Lien Notes Secured Parties on the one hand and the ABL Secured Parties and Notes Secured Parties on the other hand. The relative rights, privileges and obligations with respect to the Notes Collateral of the First Lien Notes Secured Parties, on the one hand, and the ABL Secured Parties and Notes Secured Parties, on the other, shall be substantially identical to the relative rights, privileges and obligations provided for under the Intercreditor Agreement with respect to the ABL Collateral of the ABL Secured Parties, on the one hand, and the Noteholder Secured Parties on the other.

        On or prior to the Issue Date, the Co-Issuers, the Guarantors, the First Lien Notes Collateral Agent, the Bank Collateral Agent and the Collateral Agent will enter into the Intercreditor Agreement. Although the holders of First Lien Notes, the holders of Lenders Debt, the Holders and the holders of Management Notes are not party to the Intercreditor Agreement, by their acceptance of the First Lien Notes, Lenders Debt, Notes and Management Notes, respectively, they will each agree to be bound thereby. The Indenture will provide that the Intercreditor Agreement may be amended from time to time without the consent of the holders of First Lien Notes, the holders of Lenders Debt, the Holders or the holders of Management Notes to add other parties holding Other First Lien Note Obligations, Junior Lien Priority or holders of future Third Lien Indebtedness in each case to the extent permitted to be incurred under the Indenture and other applicable agreements. See "—Amendment, Supplement and Waiver."

        The aggregate amount of the obligations secured by the ABL Collateral may, subject to the limitations set forth in the Indenture, be increased. A portion of the obligations secured by the ABL Collateral consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and such obligations may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Liens in favor of the Noteholder Secured Parties (relative to those of the ABL Secured Parties) or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The Lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured by the ABL Collateral or the obligations secured by the Notes Collateral, by the release of any Collateral or of any guarantees securing any secured obligations or by any action that any representative or secured party may take or fail to take in respect of any Collateral.

Control of Enforcement With Respect to the ABL Collateral and Application of Proceeds of ABL Collateral

        Pursuant to the terms of the Intercreditor Agreement (i) prior to the Discharge of ABL Obligations, the Bank Collateral Agent and (ii) following the Discharge of ABL Obligations and prior to the Discharge of First Lien Note Obligations, the First Lien Notes Collateral Agent will have the exclusive right to control the time and method by which the security interests in the ABL Collateral will be enforced, including, without limitation, following the occurrence of an Event of Default under the Indenture. Prior to the Discharge of Prior Secured Obligations, the Collateral Agent will not be permitted to enforce the security interests in the ABL Collateral even if any Event of Default under the Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest with respect to the Third Lien Obligations, as applicable, or (b) certain protective actions in order to prove, preserve, perfect or protect (but not enforce) its security interest and rights in, and the perfection and priority of its Lien on, the ABL Collateral.

        Any proceeds from any ABL Collateral received in any insolvency or liquidation proceeding or pursuant to any enforcement of remedies against the ABL Collateral will be applied to repay the Prior Secured Obligations in full (including any post-petition interest thereon) until the Discharge of Prior Secured Obligations has occurred prior to being applied to the repayment of any Obligations owing to the Notes Secured Parties.

        After the Discharge of Prior Secured Obligations, the Collateral Agent will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration, including any amounts owed to the Trustee in its capacity as Trustee or Collateral Agent) of the ABL Collateral received by it under the Security Documents for the ratable benefit of the holders of the Third Lien Obligations.

        The proceeds from the sale of any ABL Collateral remaining after the satisfaction of all Prior Secured Obligations may not be sufficient to satisfy the Obligations under the Indenture and Notes. The Intercreditor Agreement will have similar provisions regarding the Collateral Agent's rights relative to those of the Bank Collateral Agent and First Lien Notes Collateral Agent with respect to the Notes Collateral.

No Duties of Bank Collateral Agent or First Lien Notes Collateral Agent

        The Intercreditor Agreement will provide that no Prior Secured Party will generally have any duties or other obligations to any Notes Secured Party with respect to the ABL Collateral, other than serving as agent for perfection with respect to certain Collateral. In addition, the Intercreditor Agreement will further provide that, (i) until the Discharge of ABL Obligations, the Bank Collateral Agent will be entitled, for the benefit of the ABL Secured Parties, to sell, transfer or otherwise dispose of or deal with such ABL Collateral without regard to any security interests that are junior relative to those of the ABL Secured Parties therein or any rights to which any Noteholder Secured Party would otherwise be entitled as a result of such junior-priority security interest and (ii) following the Discharge of ABL Obligations and prior to the Discharge of the First Lien Note Obligations, the First Lien Notes Collateral Agent will be entitled, for the benefit of the First Lien Notes Secured Parties, to sell, transfer or otherwise dispose of or deal with such ABL Collateral without regard to any security interests that are junior relative to those of the First Lien Notes Secured Parties therein or any rights to which any Notes Secured Party would otherwise be entitled as a result of such junior-priority security interest. Without limiting the foregoing, the Collateral Agent will agree in the Intercreditor Agreement for the Notes Secured Parties, that no Prior Secured Party will have any duty or obligation first to marshal or realize upon the ABL Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the ABL Collateral, in any manner that would maximize the return to the Notes Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Notes Secured Parties from such realization, sale, disposition or liquidation. The Intercreditor Agreement will have similar provisions regarding the duties owed to the ABL Secured Parties and Notes Secured Parties by the First Lien Notes Secured Parties with respect to the Notes Collateral.

        The Collateral Agent will agree in the Intercreditor Agreement for the Notes Secured Parties, that the Notes Secured Parties will waive any claim they may have as secured creditors against any Prior Secured Party arising out of (i) any actions which any Prior Secured Party takes or omits to take with respect to the ABL Collateral (to the extent consistent with the Intercreditor Agreement) (including, actions with respect to the creation, perfection or continuation of Liens on any ABL Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the ABL Collateral and actions with respect to the collection of any claim for all or any part of the Prior Secured Obligations from any account debtor, guarantor or any other party) or the valuation, use, protection or release of any security for such Prior Secured Obligations, (ii) any election by any Prior Secured Party, in any proceeding instituted under Title 11 of the United States Code (the "Bankruptcy Code") of the application of Section 1111(b) of the Bankruptcy Code or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to Parent, Holdings, the Company or any of its Subsidiaries as debtor-in-possession (except as described under "—Agreements with Respect to Bankruptcy or Insolvency Proceedings"). The ABL Secured Parties and the Notes Secured Parties will agree to waive similar claims with respect to the actions of any of the First Lien Notes Secured Parties pursuant to the Intercreditor Agreement.

No Interference; Payment Over; Reinstatement

        The Collateral Agent will agree in the Intercreditor Agreement for the Notes Secured Parties that prior to the Discharge of Prior Secured Obligations:

  •
  it will not challenge or question in any proceeding the validity or enforceability of any Prior Secured Parties' security interest in the ABL Collateral, the validity, attachment, perfection or priority of any Lien held by any Prior Secured Parties, or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement;

  •
  it will not take or cause to be taken any action the purpose or intent of which is to, or could, interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the ABL Collateral by any Prior Secured Parties;

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  (A) it will have no right to direct any Prior Secured Parties to exercise any right, remedy or power with respect to such ABL Collateral and (B) its consent to the exercise by any Prior Secured Parties of any right, remedy or power with respect to such ABL Collateral shall not be required;

  •
  it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Prior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and no Prior Secured Parties will be liable for, any action taken or omitted to be taken by any Prior Secured Parties with respect to such ABL Collateral;

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  it will not object to any waiver or forbearance by the Bank Collateral Agent or the First Lien Notes Collateral Agent from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Collateral;

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  it will not seek, and will waive any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and

  •
  it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement.

        If any Prior Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Co-Issuers or any Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount, a "Recovery," whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties to the Intercreditor Agreement, the applicable Prior Secured Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such holder of such Prior Secured Obligations shall be entitled to a reinstatement of Prior Secured Obligations with respect to all such recovered amounts and shall have all rights under the Intercreditor Agreement with respect thereto. If the Intercreditor Agreement was terminated (in whole or in part) prior to such Recovery, the Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. Any ABL Collateral received by a Notes Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of Prior Secured Obligations and subject to the provisions of the immediately preceding paragraph. The ABL Secured Parties and Notes Secured Parties will agree to similar limitations with respect to their rights in the Notes Collateral and their ability to bring a suit against the First Lien Notes Collateral Agent or the holders of First Lien Notes pursuant to the Intercreditor Agreement.

        The Collateral Agent will agree in the Intercreditor Agreement for the Notes Secured Parties that if any Notes Secured Party obtains possession of the ABL Collateral or realizes any proceeds or payment in respect of the ABL Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time prior to the Discharge of Prior Secured Obligations, then it will hold such ABL Collateral, proceeds or payment in trust for (i) prior to the Discharge of ABL Obligations, the ABL Secured Parties and transfer such ABL Collateral, proceeds or payment, as the case may be, to the Bank Collateral Agent and (ii) following the Discharge of ABL Obligations but prior to the Discharge of First Lien Note Obligations, the First Lien Notes Secured Parties and transfer such ABL Collateral, proceeds or payment, as the case may be, to the First Lien Notes Collateral Agent. The Collateral Agent will further agree in the Intercreditor Agreement for the Notes Secured Parties that if, at any time, all or part of any payment with respect to any Prior Secured Obligations secured by any ABL Collateral previously made shall be rescinded for any reason whatsoever, it will promptly pay over to (i) prior to the Discharge of ABL Obligations, the Bank Collateral Agent and (ii) following the Discharge of ABL Obligations and prior to the Discharge of First Lien Note Obligations, the First Lien Notes Collateral Agent any payment received by it in respect of any such ABL Collateral and shall promptly turn any such ABL Collateral then held by it over to (i) prior to the Discharge of ABL Obligations, the Bank Collateral Agent and (ii) following the Discharge of ABL Obligations and prior to the Discharge of First Lien Note Obligations, the First Lien Notes Collateral Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of Prior Secured Obligations. The ABL Secured Parties and Notes Secured Parties will be subject to similar limitations with respect to the Notes Collateral and any proceeds or payments in respect of any Notes Collateral pursuant to the Intercreditor Agreement.

        In addition, so long as the Discharge of Prior Secured Obligations has not occurred, the Collateral Agent shall not acquire or hold any Lien on any assets of the Co-Issuers or any Guarantor (and neither the Co-Issuers nor any Guarantor shall grant such Lien) securing any Obligations under the Notes or Guarantees or Management Notes or related guarantees that are not also subject to the Liens in favor of the Prior Secured Parties having the priority described in "—Security for the Notes" above. If the Collateral Agent shall acquire or hold any Lien on any assets of the Co-Issuers or a Guarantor that is not also subject to the Lien in favor of the Bank Collateral Agent for the benefit of the holders of Lenders Debt, then the Collateral Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of (i) prior to the Discharge of ABL Obligations, the Bank Collateral Agent as security of the Lenders Debt and (ii) following the Discharge of ABL Obligations and prior to the Discharge of First Lien Note Obligations, the First Lien Notes Collateral Agent as security of the First Lien Notes (subject, in each case, to the applicable Lien priority and other terms of the Intercreditor Agreement). The Bank Collateral Agent and Collateral Agent will be subject to similar limitations and requirements in favor of the First Lien Notes Collateral Agent with respect to the Notes Collateral pursuant to the Intercreditor Agreement.

Entry Upon Premises by Bank Collateral Agent and Holders of Lenders Debt

        The Intercreditor Agreement will provide that if the Bank Collateral Agent takes any enforcement action with respect to the ABL Collateral, the Noteholder Secured Parties (i) will cooperate with the Bank Collateral Agent in its efforts to enforce its security interest in the ABL Collateral and to finish any work-in-process and assemble the ABL Collateral, (ii) will not hinder or restrict in any respect the Bank Collateral Agent from enforcing its security interest in the ABL Collateral or from finishing any work-in-process or assembling the ABL Collateral, and (iii) will, subject to the rights of any landlords under real estate leases, permit the Bank Collateral Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties, to enter upon and use the Notes Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) trademarks and other intellectual property, which includes a royalty-free license with respect to intellectual property incorporated into the ABL Collateral), for a period not to exceed 270 days after the taking of such enforcement action, for purposes of (A) assembling and storing the ABL Collateral and completing the processing of and turning into finished goods of any ABL Collateral consisting of work-in-process, (B) selling any or all of the ABL Collateral located on such Notes Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing any or all of the ABL Collateral located on such Notes Collateral, or (D) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Secured Parties in and to the ABL Collateral; provided, however, that nothing contained in the Intercreditor Agreement will restrict the rights of the First Lien Notes Collateral Agent from selling, assigning or otherwise transferring any Notes Collateral prior to the expiration of such 270 day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of the Intercreditor Agreement. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Collateral has been entered by a court of competent jurisdiction, such 270 day period shall be tolled during the pendency of any such stay or other order. If the Bank Collateral Agent conducts a public auction or private sale of the ABL Collateral at any of the real property included within the Notes Collateral, the Bank Collateral Agent shall provide the First Lien Notes Collateral Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the First Lien Notes Collateral Agent's use of such real property.

        During the period of actual occupation, use or control by the Bank Collateral Agent or the holders of Lenders Debt or their agents or representatives of any Notes Collateral, the ABL Secured Parties will be obligated to repair at their expense any physical damage to such Notes Collateral or other assets or property resulting from such occupancy, use or control, ordinary wear and tear excepted.

Agreements With Respect to Bankruptcy or Insolvency Proceedings

        If the Bank Collateral Agent consents to financing ("DIP Financing") to be provided by one or more lenders (the "DIP Lenders") under Section 364 of the Bankruptcy Code which is to be secured by any ABL Collateral or the use of cash collateral representing proceeds of ABL Collateral under Section 363 of the Bankruptcy Code, the First Lien Notes Collateral Agent and the Collateral Agent

will agree in the Intercreditor Agreement for the Noteholder Secured Parties, that it will raise no objection to any such financing or to the Liens on the ABL Collateral securing the same ("DIP Financing Liens") or to any use of cash collateral that constitutes ABL Collateral, unless such DIP Financing, DIP Financing Liens or use of cash collateral is not permitted under the Lenders Debt so long as:

          (i)    either (x) all DIP Financing Liens are senior to, or rank pari passu with, the Liens of the Lenders Debt in such ABL Collateral (in which case, the First Lien Notes Collateral Agent and the Collateral Agent will agree for the Noteholder Secured Parties, to subordinate the Liens of the Noteholder Secured Parties in such ABL Collateral to the Liens of the Lenders Debt in such ABL Collateral and the DIP Financing Liens or (y) the Liens of the First Lien Notes Collateral Agent and the Collateral Agent are not subordinated to such DIP Financing Liens;

          (ii)   the Noteholder Secured Parties retain liens on all the ABL Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, subject to any super-priority ranking of liens in favor of the DIP Lenders as provided above and any "carve out" for administrative expenses agreed to by the Bank Collateral Agent; and

          (iii)  no Noteholder Secured Party is required (without its consent) to lend or incur any monetary obligation in connection with such DIP Financing.

        The ABL Secured Parties and Notes Secured Parties will agree to similar provisions with respect to any DIP Financing and DIP Financing Liens related to the Notes Collateral.

        The First Lien Notes Collateral Agent and the Collateral Agent will agree in the Intercreditor Agreement for each of the Noteholder Secured Parties that it will:

          (i)    not object to or oppose a sale or other disposition of any ABL Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the ABL Secured Parties shall have consented to such sale or disposition of such ABL Collateral and the proceeds of such sale or disposition are applied in accordance with the Intercreditor Agreement. Notwithstanding the foregoing, the Intercreditor Agreement shall not be construed to prohibit the Noteholder Secured Parties from exercising a credit bid in a sale or other disposition of ABL Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to any such sale pursuant to such credit bid there occurs a Discharge of ABL Obligations;

          (ii)   not object to or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the ABL Collateral made by the ABL Secured Parties;

          (iii)  until the Discharge of ABL Obligations, not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the ABL Collateral, without the prior written consent of the Bank Collateral Agent;

          (iv)  not object to, or otherwise contest (or support any Person contesting), (a) any request by the ABL Secured Parties for adequate protection on account of the ABL Collateral or (b) any objection by the ABL Secured Parties to any motion, relief, action or proceeding based on the Bank Collateral Agent's or such holder of Lenders Debt's claiming a lack of adequate protection with respect to the ABL Collateral;

          (v)   until the Discharge of ABL Obligations, not assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code pari passu with the

  Liens on the ABL Collateral securing the Lenders Debt for costs or expenses of preserving or disposing any ABL Collateral; and

          (vi)  not oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the ABL Secured Parties of the right to credit bid at any sale of ABL Collateral.

        In addition, no Noteholder Secured Party will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their respective security interests in the ABL Collateral, except that:

          (i)    any of them may freely seek and obtain relief granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the holders of Lenders Debt (and the Intercreditor Agreement will provide that the ABL Secured Parties will not object to the granting of such junior Lien); and

          (ii)   any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of ABL Obligations.

        Without limiting the generality of any provisions of the Intercreditor Agreement, any vote to accept, and any other act to support the confirmation or approval of any Non-Conforming Plan of Reorganization by any Noteholder Secured Party shall be inconsistent with and, accordingly, a violation of the terms of the Intercreditor Agreement, and the Bank Collateral Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization dismissed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

        The First Lien Notes Collateral Agent and the Collateral Agent will agree in the Intercreditor Agreement for the Noteholder Secured Parties that (a) the Noteholder Secured Parties' claims against the Co-Issuers and the Guarantors in respect of the ABL Collateral constitutes junior claims separate and apart (and of a different class) from the senior claims of the holders of Lenders Debt against the Co-Issuers and the related guarantors in respect of the ABL Collateral, (b) the Lenders Debt includes all interest that accrues after the commencement of any insolvency or liquidation proceeding of the Co-Issuers or any related guarantor at the rate provided for in the Credit Agreement, regardless of whether a claim for post-petition interest is allowed or allowable in any such insolvency or liquidation proceeding and (c) the Intercreditor Agreement constitutes a "subordination agreement" under Section 510 of the Bankruptcy Code.

        The ABL Secured Parties and Notes Secured Parties will be subject to similar limitations in favor of the First Lien Notes Secured Parties pursuant to the Intercreditor Agreement.

Insurance

        Until written notice by the Bank Collateral Agent to the Trustee that the Discharge of ABL Obligations has occurred, as between the Bank Collateral Agent, on the one hand, and the Noteholders Secured Parties, on the other hand, only the Bank Collateral Agent will have the right (subject to the rights of the grantors under the documents related to the Credit Agreement) to adjust or settle any insurance policy or claim covering or constituting ABL Collateral in the event of any covered loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Collateral. Unless and until written notice by the First Lien Notes Trustee to the Bank Collateral Agent that the Discharge of First Lien Note Obligations has occurred, as between the Bank Collateral Agent and the Notes Secured Parties, on the one hand, and the First Lien Notes Trustee and the First Lien Notes Collateral Agent, as the case may be, on the other hand, only the First Lien Notes Collateral Agent will have the right (subject to the rights of the grantors under the documents related to the First Lien Notes) to adjust or settle any insurance policy or claim covering or constituting Notes

Collateral in the event of any covered loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Notes Collateral.

Refinancings of the Credit Agreement, the First Lien Notes, the Notes and Management Notes

        The obligations under the Credit Agreement, the First Lien Notes, the Notes and Management Notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the Credit Agreement or any security document related thereto, the First Lien Notes Indenture or any security document related thereto or the Indenture and the Security Documents) of the ABL Secured Parties, First Lien Notes Secured Parties or Notes Secured Parties all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as the Bank Collateral Agent, First Lien Notes Collateral Agent or Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Bank Collateral Agent, First Lien Notes Collateral Agent or Collateral Agent, as the case may be.

        In addition, if at any time in connection with or after the Discharge of ABL Obligations, the Co-Issuers enter into any refinancing of the Credit Agreement secured by the ABL Collateral on a first-priority basis, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement, the Credit Agreement, the First Lien Notes Indenture and the Indenture, and the obligations under such refinancing shall automatically be treated as Lender Debt for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of ABL Collateral set forth therein.

        In connection with any refinancing or replacement contemplated by the foregoing paragraph, the Intercreditor Agreement may be amended at the request and sole expense of the Co-Issuers, and without the consent of any Holder of Notes, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Indebtedness is in compliance with the Credit Agreement and the Indenture, (b) to establish that Liens on any Notes Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any Notes Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that the Liens on any ABL Collateral securing such refinancing or replacement indebtedness shall have the same priority (or junior priority) as the Liens on any ABL Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

        Subject to the terms of the Security Documents, the Co-Issuers and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes, to freely operate the Collateral and to collect, invest and dispose of any income therefrom. See "Risk Factors—Risks Relating to the Notes—In the Event of our Bankruptcy, the Ability of the Holders of the Notes to Realize Upon the Collateral will be Subject to Certain Bankruptcy Law Limitations."

Relationship between First Lien Notes Collateral Agent and Collateral Agent after Discharge of ABL Obligations

        The Intercreditor Agreement will provide that after the Discharge of ABL Obligations, the First Lien Notes Collateral Agent shall accede to the rights and obligations of the Bank Collateral Agent thereunder. Until the Discharge of First Lien Note Obligations, the Collateral Agent will retain only the rights and obligations it had prior to the Discharge of ABL Obligations.

Release of Collateral

        The Co-Issuers and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

  •
  to enable the disposition of such property or assets to the extent not prohibited under the Indenture;

  •
  the release of certain proceeds that remain unexpended after the conclusion of a permitted asset sale that may be conducted in accordance with the First Lien Notes Indenture;

  •
  in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor; or

  •
  as described under "—Amendment, Supplement and Waiver" below.

        The second-priority lien on the ABL Collateral securing the First Lien Notes and the third-priority lien on the ABL Collateral securing the Notes and any Management Notes will each terminate and be released automatically if the first-priority liens on the ABL Collateral are released by the Bank Collateral Agent in connection with a sale, transfer or disposition of ABL Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such ABL Collateral by the Bank Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after the Discharge of ABL Obligations).

        The second-priority lien on the Notes Collateral securing the ABL Obligations and the third-priority lien on the Notes Collateral securing the Notes and any Management Notes will each terminate and be released automatically if the first-priority liens on the Notes Collateral are released by the First Lien Notes Collateral Agent in connection with a sale, transfer or disposition of Notes Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, such Notes Collateral by the First Lien Notes Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after the Discharge of the First Lien Note Obligations).

        The security interests in all Collateral securing the Notes and Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a discharge of the Indenture as described under "—Satisfaction and Discharge."

  Compliance with Trust Indenture Act

        The Indenture will provide that the Co-Issuers will comply with the provisions of TIA § 314 to the extent applicable. To the extent applicable, the Co-Issuers will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) will be made by an officer or legal counsel, as applicable, of the Co-Issuers except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Co-Issuers will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

        Without limiting the generality of the foregoing, certain no action letters issued by the Commission have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer's business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Co-Issuers and the Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Noteholder Secured Parties, conduct ordinary course activities with respect to the Collateral, including, without limitation:

  •
  selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

  •
  abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

  •
  surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

  •
  altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

  •
  granting a license of any intellectual property;

  •
  selling, transferring or otherwise disposing of inventory in the ordinary course of business;

  •
  collecting accounts receivable in the ordinary course of business as permitted under the First Lien Notes Indenture;

  •
  making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

  •
  abandoning any intellectual property that is no longer used or useful in the Company's business.

No Sinking Fund or Optional Redemption by Co-Issuers

        No sinking fund is provided for the Notes and the Co-Issuers may not elect to redeem the Notes prior to the maturity date.

Certain Covenants

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if the Fixed Charge Coverage Ratio for Parent and its Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (other than Acquired Indebtedness), Disqualified Stock and preferred stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $35.0 million at any one time outstanding.

        The foregoing limitations will not apply to:

          (a)   the incurrence of Indebtedness of the Company or any of the Restricted Subsidiaries under Credit Facilities in an aggregate amount at any time outstanding not to exceed the greater of (i) $125.0 million and (ii) the Borrowing Base as of the date of such incurrence;

          (b)   [Reserved];

          (c)   the incurrence by the Company and any Guarantor of Indebtedness represented by (i) the First Lien Notes (including any related guarantees) (other than any Additional First Lien Notes) (ii) the Notes (including any accreted interest and any Guarantee) and (iii) any Management Notes;

          (d)   Existing Indebtedness (other than Indebtedness described in clauses (a) and (c));

          (e)   Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and preferred stock incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (e) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (e), does not exceed the greater of (x) $60.0 million and (y) 6.0% of Total Assets;

          (f)    Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (g)   Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

          (h)   Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a non-Guarantor is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted

  Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (h);

          (i)    Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that:

            (1)   any such Indebtedness is made pursuant to an intercompany note; and

            (2)   if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not the Company or a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (i);

          (j)    shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (j);

          (k)   Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting:

            (1)   interest rate risk with respect to any permitted Indebtedness;

            (2)   exchange rate risk with respect to any currency exchange; or

            (3)   commodity risk;

          (l)    obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (m)  Indebtedness of any Guarantor in respect of such Guarantor's Guarantee;

          (n)   Indebtedness, Disqualified Stock and preferred stock of the Company or any Restricted Subsidiary otherwise permitted pursuant to Section 1011(b)(14) of the First Lien Notes Indenture;

          (o)   (1)    any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; or

                 (2)    any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries";

          (p)   the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to refund or refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under the first paragraph of this covenant and clauses (c) and (d) above, this clause (p) and clause (q) below or any Indebtedness, Disqualified Stock or preferred stock issued to so refund or refinance such Indebtedness, Disqualified Stock or preferred stock including additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums, defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the

    Notes, in the case of Refinancing Indebtedness refinancing the Senior Subordinated Notes or in all other cases, of the Indebtedness, Disqualified Stock or preferred stock being refunded or refinanced;

            (2)   to the extent such Refinancing Indebtedness refinances (i) the Senior Subordinated Notes and related guarantees, such Refinancing Indebtedness is pari passu or subordinated in right of payment to the Notes and Guarantees, (ii) Indebtedness subordinated or pari passu in right of payment to the Notes and Guarantees (other than the Senior Subordinated Notes or related guarantees), such Refinancing Indebtedness is subordinated or pari passu in right of payment to the Notes and Guarantees at least to the same extent as the Indebtedness being refinanced or refunded or (iii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively; and

            (3)   shall not include:

               (x)  Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of the Company;

              (y)   Indebtedness, Disqualified Stock or preferred stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Guarantor; or

              (z)   Indebtedness, Disqualified Stock or preferred stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

          (q)   Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving effect to such acquisition or merger, either:

            (1)   the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

            (2)   the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger;

          (r)   Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

          (s)   Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $15.0 million at any time outstanding; provided that Indebtedness under this clause (s) may be incurred under any Credit Facility;

          (t)    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit; and

          (u)   Indebtedness of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (a) through (u) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness, Disqualified Stock or preferred stock will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof; provided that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to clause (n) hereof shall be deemed to have been incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under the first paragraph of this covenant without reliance on clause (n). Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture will provide that the Company will not, and will not permit any Guarantor to directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor's Guarantee to the extent in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Company or such Guarantor as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

  Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness or any related guarantees (the "Initial Lien") of any kind upon any of their property or assets, now owned or hereafter acquired, except:

          (1)   in the case of Initial Liens on any Collateral, any Initial Lien if (i) such Initial Lien expressly has Junior Lien Priority on the Collateral relative to the Notes; or (ii) such Initial Lien is a Permitted Lien; and

          (2)   in the case of any other asset or property, any Initial Lien if (i) the Notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

        Any Lien created for the benefit of the Holders of the Notes pursuant to clause (2) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Collateral Agent may have on the proceeds from such sale.

  Merger, Consolidation or Sale of All or Substantially All Assets

        Neither of the Co-Issuers, may consolidate or merge with or into or wind up into (whether or not it is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its respective properties or assets in one or more related transactions, to any Person unless:

          (1)   such Co-Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the "Successor Company");

          (2)   the Successor Company, if other than such Co-Issuer, expressly assumes all the obligations of such Co-Issuer under the Indenture, the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

            (A)  the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

            (B)  the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries would be greater than such Ratio for Parent and its Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes;

          (6)   such Co-Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture;

          (7)   to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security

  Documents, the Successor Company shall have taken such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall have taken all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

          (8)   the Collateral owned by or transferred to the Successor Company shall:

            (a)   continue to constitute Collateral under the Indenture and the Security Documents;

            (b)   be subject to a Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes; and

            (c)   not be subject to any Lien other than Permitted Liens.

        The Successor Company will succeed to, and be substituted for such Co-Issuer under the Indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4),

          (a)   any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to a Co-Issuer; and

          (b)   each Co-Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating a Guarantor or such Co-Issuer in another State of the United States so long as the amount of Indebtedness of such Co-Issuer and the Restricted Subsidiaries is not increased thereby.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor will not, and each Co-Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (A) (1)    such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

          (2)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction no Default or Event of Default exists;

          (4)   the Co-Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of the Indenture;

          (5)   to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company shall have taken such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in the Indenture or any of the Security Documents and shall have taken all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

          (6)   the Collateral owned by or transferred to the Successor Person shall:

            (i)    continue to constitute Collateral under the Indenture and the Security Documents,

            (ii)   be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and

            (iii)  not be subject to any Lien other than Permitted Liens; or

          (B)  the transaction is made in compliance with Section 1018 of the First Lien Notes Indenture describing permissible asset sales.

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or to the Co-Issuers.

  Transactions with Affiliates

        The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless:

          (a)   such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (b)   the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Company and/or any of the Restricted Subsidiaries;

          (2)   Restricted Payments permitted by Section 1010 of the First Lien Notes Indenture and the definition of "Permitted Investments";

          (3)   the payment of management, consulting, monitoring and advisory fees and related expenses to KKR and its Affiliates in an aggregate amount in any fiscal year not to exceed an amount approved by the disinterested members of the Board of Directors;

          (4)   the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary;

          (5)   payments by the Company or any Restricted Subsidiary to KKR and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith;

          (6)   transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (7)   payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parents or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith;

          (8)   any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect);

          (9)   the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

          (10) the issuance of any Additional Notes or any Management Notes;

          (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (12) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, officer, employee or consultant; and

          (13) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

          (a)   (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

                   (2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

          (b)   make loans or advances to the Company or any Restricted Subsidiary; or

          (c)   sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (1)   contractual encumbrances or restrictions in effect on the Issue Date, including, without limitation, pursuant to the First Lien Notes and the First Lien Notes Indenture, the

    Credit Agreement and its related documentation and the Senior Subordinated Notes and the indenture governing the Senior Subordinated Notes;

            (2)   the Notes and any Third Lien Indebtedness and the indentures relating thereto;

            (3)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

            (4)   applicable law or any applicable rule, regulation or order;

            (5)   any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

            (6)   contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

            (7)   secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

            (8)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (9)   other Indebtedness, Disqualified Stock or preferred stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" that impose restrictions solely on the Foreign Subsidiaries party thereto;

            (10) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

            (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

            (12) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's board of directors, no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

            (13) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Company, are necessary or advisable to effect such Receivables Facility.

  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

        (a)   The Company will not permit any Restricted Subsidiary that is a Domestic Subsidiary, other than a Guarantor or a special-purpose Restricted Subsidiary formed in connection with Receivables Facilities, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless:

          (A)  such Restricted Subsidiary simultaneously executes and delivers supplemental indentures to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor's Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes;

          (B)  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee; and

          (C)  such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

            (1)   such Guarantee of the Notes has been duly executed and authorized; and

            (2)   such Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

        (b)   Notwithstanding the foregoing and the other provisions of the Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (A)  any sale, exchange or transfer (by merger or otherwise) of all of the Company's Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

          (B)  the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

          (C)  if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

          (D)  if the Company's obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Reports and Other Information

        Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Indenture will require Parent to file with the Commission (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to each Holder, within 15 days after it files them with the Commission),

        (a)   within 90 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

        (b)   within 45 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, containing the information required to be contained therein, or any successor or comparable form;

        (c)   promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

        (d)   any other information, documents and other reports which Parent would be required to file with the Commission if it were subject to Section 13 or 15(d) of the Exchange Act;

provided that Parent shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event Parent will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time Parent would be required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act.

Events of Default and Remedies

        The following events constitute Events of Default under the Indenture:

          (1)   failure to pay when due the principal of any of the Notes at final maturity, upon acceleration or exercise of a repurchase right or otherwise;

          (2)   failure to deliver, within the period specified in the Indenture, the shares of Common Stock and any other securities or property together with cash in lieu of any fractional shares, due upon conversion of the Notes and that failure continues for five days;

          (3)   failure by the Co-Issuers or any Guarantor for 30 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding and issued under the Indenture to comply with any of its other agreements in the Indenture, the Security Documents, the Intercreditor Agreement or the Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (A)  such default either:

        •
        results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or

        •
        relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

          (5)   failure by the Co-Issuers or any Significant Subsidiary to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Co-Issuers or any Significant Subsidiary;

          (7)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with the Indenture;

          (8)   failure to give notice of a fundamental change or a make-whole event and such failure continues for five days after the final date that the Co-Issuers are required to provide such notice to Holders of Notes under the Indenture;

          (9)   any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $25.0 million shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Notes Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected third-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Security Documents and the Intercreditor Agreement)) in favor of the Collateral Agent, for a period of 30 days after notice, or shall be asserted by the Co-Issuers, Holdings or any Guarantor to not be, a valid, perfected, third-priority (except as otherwise expressly provided in the Indenture, the Security Documents or the Intercreditor Agreement) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Trustee to make filings, renewals and continuations (or other equivalent filings) or take other appropriate action or the failure of the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately.

        Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, other than Notes beneficially owned by the Co-Issuers or their Affiliates, may direct the Trustee in its exercise of any trust or power. The Indenture provides that the Trustee may withhold from Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such Notes.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder, other than Notes beneficially owned by the Co-Issuers or their Affiliates, by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing Default or Event of Default and its consequences under the Indenture except:

  •
  a Default or Event of Default in the payment of principal of, or interest on, the Notes;

  •
  in respect of the failure to deliver shares of Common Stock upon conversion of the Notes; or

  •
  in respect of the covenants or provisions in the Indenture that may not be modified or amended without the consent of the holder of each Note affected as described in "—Amendment, Supplement and Waiver."

        In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

  •
  the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

  •
  the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

  •
  if the default that is the basis for such Event of Default has been cured.

        The Indenture provides that the Co-Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Co-Issuers are required, within five Business Days, upon becoming aware of any Default or Event of Default or any default under any document, instrument or agreement representing Indebtedness of the Co-Issuers or any Guarantor, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of the Co-Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Co-Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when either:

          (a)   all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced, paid or converted and Notes for whose payment moneys or conversion shares of Common Stock have theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (b)    (1)    all such Notes not theretofore delivered to such Trustee for cancellation or conversion have become due and payable and the Co-Issuers or any Guarantor have irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, in such amounts as will be sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation or conversion for principal and accrued interest to the date of maturity;

          (2)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Co-Issuers or any Guarantor are a party or by which the Co-Issuers or any Guarantor are bound;

          (3)   the Co-Issuers have paid or caused to be paid all sums payable by it under the Indenture; and

          (4)   the Co-Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money or shares of Common Stock toward the payment or conversion of such Notes.

        In addition, the Co-Issuers must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Paying Agent and Registrar for the Notes

        The Co-Issuers will maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes will be the Trustee.

        The Co-Issuers will also maintain a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Co-Issuers.

        The Co-Issuers may change the paying agents or the registrars without prior notice to the Holders. The Co-Issuers or any Guarantor may act as a paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Co-Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Co-Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Amendment, Supplement and Waiver

        Except as provided in the next five succeeding paragraphs, (i) the Indenture, Security Documents, Intercreditor Agreement, any related Guarantee and the Notes issued thereunder may be amended or supplemented and (ii) compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and issued under the Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.

        Any existing Default or Event of Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, other than Notes beneficially owned by the Co-Issuers or their Affiliates.

        The Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes issued under the Indenture and held by a non-consenting Holder:

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any such Note (other than provisions relating to the covenants described under the captions "—Make Whole Amount" and "—Fundamental Change Requires the Co-Issuers to Repurchase Notes at the Option of the Holder");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default or Event of Default in the payment of principal of, or interest on, the Notes issued under the Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated in the Notes;

          (6)   make any change in these amendment and waiver provisions;

          (7)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (8)   make any change in any Security Document, any Intercreditor Agreement or the provisions in the Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would adversely affect the Holders in any material respect or release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of the Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral in any manner adverse to the Holders of the Notes;

          (9)   make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

          (10) except as otherwise permitted or contemplated by provisions of the Indenture, impair or adversely affect the conversion rights of Holders of the Notes, including any adverse change to the conversion price.

        In addition, the Intercreditor Agreement will provide that, subject to certain exceptions, any amendment, waiver or consent to any of the collateral documents securing the obligations under the Credit Agreement, to the extent applicable to the ABL Collateral, will also apply automatically to the comparable Security Documents with respect to the Holders' interest in the ABL Collateral. The Intercreditor Agreement will have a similar provision regarding the effect of any amendment, waiver or consent to any of the Security Documents, to the extent applicable to the Notes Collateral, on the corresponding collateral documents with respect to any obligations under the Credit Agreement and the Indenture.

        Notwithstanding the foregoing, without the consent of any Holder, the Co-Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee, the Notes, the Security Documents or the Intercreditor Agreement:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide the assumption of the obligations of either of the Co-Issuers', or any Guarantor's obligations, to Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon one or both of the Co-Issuers;

          (7)   to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

          (9)   to add a Guarantor under the Indenture or to add additional assets as Collateral;

          (10) to conform the text of the Indenture, Guarantees or the Notes or any Security Document or any Intercreditor Agreement to any provision of this "Description of Notes";

          (11) in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other First Lien Note Obligations and Lender Debt to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder; or

          (12) to provide for conversion rights of Holders of Notes upon any recapitalization, reclassification or change of Common Stock, a consolidation, merger or combination involving the, a sale, lease or other transfer to another corporation of the consolidated assets of Parent and its Subsidiaries substantially as an entirety, or any statutory share exchange.

        The Intercreditor Agreement may be amended from time to time with the consent of certain parties thereto. In addition, the Intercreditor Agreement and Security Documents may be amended from time to time at the sole request and expense of the Co-Issuers, and without the consent of the Bank Collateral Agent, the First Lien Notes Collateral Agent, the Collateral Agent or any Third Lien Collateral Agent:

          (1)   (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Other First Lien Note Obligations that are incurred in compliance with the Credit Agreement, the First Lien Notes Indenture and the Security Documents, (B) to establish that the Liens on any Notes Collateral securing such Other First Lien Note Obligations shall be pari passu under the Intercreditor Agreement with the Liens on such Notes Collateral securing the Obligations under the First Lien Notes Indenture, the First Lien Notes and the related guarantees and senior to the Liens on such Notes Collateral securing (x) any Obligations under the Credit Agreement and (y) the Notes and Management Notes, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any ABL Collateral securing such Other First Lien Note Obligations to the extent required by the terms of such Other First Lien Note Obligations, shall be either pari passu under the Intercreditor Agreement with the Liens on such ABL Collateral securing the Obligations under the First Lien Notes Indenture, the First Lien Notes and the related guarantees, junior and subordinated to the Liens on such ABL Collateral securing any obligations under the Credit Agreement and senior to the Liens on such ABL Collateral securing the Notes and Management Notes or pari passu with the Liens on such ABL Collateral securing the Notes and Management Notes and junior and subordinated to the Liens on such ABL Collateral securing obligations under the Credit Agreement, the First Lien Notes Indenture, the First Lien Notes and the related guarantees, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment; and

          (2)   (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Third Lien Indebtedness that is incurred in compliance with the Credit Agreement and the Indenture and the Security Documents, (B) to establish that the Liens on any ABL Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such ABL Collateral securing the obligations under the Notes and Management Notes and junior to the Liens on such ABL Collateral securing any obligations under the First Lien Notes Indenture, the First Lien Notes and the related guarantees and the Credit Agreement, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Notes Collateral securing such Indebtedness shall be pari passu under the Intercreditor Agreement with the Liens on such Notes Collateral securing the obligations under the Notes and Management Notes, junior and subordinated to the Liens on such Notes Collateral securing any obligations under the First Lien Notes Indenture, the First Lien Notes and the related guarantees and the Credit Agreement, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment. Any such additional party and the Bank Collateral Agent, Trustee, First Lien Notes Collateral Agent and Collateral Agent shall be entitled to rely upon a certificate delivered by an Officer certifying that such Other First Lien Note Obligations or Third Lien Indebtedness, as the case may be, were issued or borrowed in compliance with the Credit Agreement and the First Lien Notes Indenture and the Security Documents. Any amendment of the Intercreditor Agreement or Security Documents that is proposed to be effected without the consent of the Bank Collateral Agent, the First Lien Notes Collateral Agent or the Collateral Agent, as applicable, will be submitted to such Person for its review at least 5 business days prior to the proposed effectiveness of such amendment.

        The Security Agreements or the Intercreditor Agreement will provide that, as between collateral agents in whose favor equal priority Liens have been granted on the applicable Collateral for the benefit of holders of different series of Indebtedness (e.g. the First Lien Notes Collateral Agent and the collateral agent for any Other First Lien Note Obligations as to their respective first priority Liens on the Notes Collateral), the "Applicable Authorized Representative" will have the right to direct foreclosures and take other actions with respect to the applicable Collateral and the other collateral agent shall have no right to take actions with respect to such Collateral. The Applicable Authorized Representative shall be the collateral agent representing the series of Indebtedness with the greatest outstanding aggregate principal amount.

        The consent of the holders of the Notes is not necessary under the Indenture, any Security Document or the Intercreditor Agreement to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        See also "Security for the Notes—Intercreditor Agreement—Refinancings of the Credit Agreement, the First Lien Notes, the Notes and Management Notes."

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Co-Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Global Notes: Book-Entry Form

        The Notes will be evidenced by one or more global Notes deposited with the Trustee as custodian for DTC, and registered in the name of Cede & Co., as DTC's nominee. Record ownership of the global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below.

        Ownership of beneficial interests in a global Note will be limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. Holders may also beneficially own interests in the global Notes held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

        So long as Cede & Co., as nominee of DTC, is the registered owner of the global Notes, Cede & Co. for all purposes will be considered the sole Holder of the global Notes. Except as provided below, owners of beneficial interests in the global Notes will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered Holders thereof. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer or pledge a beneficial interest in the global Notes to such persons may be limited.

        We will wire, through the facilities of the Trustee, the principal, and interest payments on the global Notes to Cede & Co., the nominee for DTC, as the registered owner of the global Notes. We, the Trustee and any paying agent will have no responsibility or liability for paying amounts due on the global Notes to owners of beneficial interests in the global Notes.

        It is DTC's current practice, upon receipt of any payment of principal of, and interest on the global Notes, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the Notes represented by the global Notes, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in Notes represented by the global Notes held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

        If a Holder would like to convert Notes into common stock pursuant to the terms of the Notes, the Holder should contact the Holder's broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

        Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, a Holder's ability to pledge the Holder's interest in the Notes represented by global Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

        Neither the Co-Issuers nor the Trustee (nor any registrar, paying agent or conversion agent under the Indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised the Co-Issuers that it will take any action permitted to be taken by a Holder of Notes, including, without limitation, the presentation of Notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global Notes are credited and only for the principal amount of the Notes for which directions have been given.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17 A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the initial purchasers of the Notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global Notes among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause Notes to be issued in definitive registered form in exchange for the global Notes. None of the Co-Issuers, the Trustee or any of such enities' respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global Notes.

        According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Certificated Notes

        We will issue the Notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global Note may be converted for definitive certificated Notes upon request by or on behalf of DTC in accordance with customary procedures. The Indenture permits us to determine at any time and in our sole discretion that Notes shall no longer be represented by global Notes. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global Notes at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

        Any Note that is convertible pursuant to the preceding sentence is convertible for Notes registered in the names which DTC will instruct the Trustee. It is expected that DTC's instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that global Note. Subject to the foregoing, a global Note is not exchangeable except for a global Note or global Notes of the same aggregate denominations to be registered in the name of DTC or its nominee.

Governing Law

        The Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "ABL Collateral" means the portion of the Collateral as to which the holders of the Lenders Debt and related guarantees have a first-priority security interest, subject to Permitted Liens, as described under "Security for the Notes—ABL Collateral."

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional First Lien Notes" means any additional first lien notes (other than the First Lien Notes) issued after the original issuance of the First Lien Notes that are substantially similar to the First Lien Notes and are secured by any of the Collateral with Pari Passu Lien Priority relative to the First Lien Notes and with respect to which the holders (or a trustee or agent on behalf of such holders) shall have executed a supplement to the Intercreditor Agreement agreeing to be bound thereby on the same terms applicable to the holders of First Lien Notes.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "After-Acquired Property" means any property of the Co-Issuers or any Guarantor acquired after the Issue Date that is intended to secure the Obligations under the Indenture and the Notes pursuant to the Security Documents.

        "Bank Collateral Agent" means JPMorgan Chase Bank, N.A.

        "Bank Lenders" means the lenders or holders of Indebtedness issued under the Credit Agreement.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

        "Borrowing Base" means, as of any date, an amount equal to the sum of (x) 85% of the book value of the accounts receivable and (y) 65% of the book value of the inventory, in each case of the Company and the Guarantors on a consolidated basis as of the end of the most recently completed fiscal quarter preceding such date for which internal financial statements are available.

        "Capital Stock" means

          (1)   in the case of a corporation, corporate stock,

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means

          (1)   United States dollars,

          (2)   pounds sterling,

          (3)   (a)    euro, or any national currency of any participating member state in the European Union or,

                 (b)    in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

          (4)   securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

          (5)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

          (6)   repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

          (7)   commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 12 months after the date of creation thereof,

          (8)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above,

          (9)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 24 months or less from the date of acquisition and

          (10) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 12 months or less from the date of acquisition.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Collateral" means all the assets and properties subject to the Liens created by the Security Documents.

        "Collateral Agent" means The Bank of New York Mellon Trust Company, N.A., in its capacity as "Collateral Agent" under the Indenture and under the Security Documents, and any successor thereto in such capacity.

        "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (a)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—Accounting for Derivative Instruments and Hedging Activities"), the interest component of Capitalized Lease Obligations and net payments, if any, pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees and any expensing of bridge or other financing fees), and

          (b)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued less

          (c)   interest income for such period.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

          (1)   any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including, without limitation, relating to severance, relocation and new product introductions) shall be excluded,

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (3)   any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

          (4)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the board of directors of the Company, shall be excluded,

          (5)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (6)   solely for the purpose of determining the amount available for Restricted Payments under Section 1010(a)(4)(C) of the First Lien Notes Indenture, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (7)   the effects of adjustments resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

          (8)   any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (9)   any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and

          (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.

        "Consolidated Senior Secured Debt Ratio" means, as of any date of determination, the ratio of (1) the sum of Lenders Debt plus the aggregate amount outstanding under any Receivables Facility plus the aggregate principal amount of the First Lien Notes plus the aggregate principal amount (or accreted value) of any Other First Lien Note Obligations to (2) the Company's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (A)  for the purchase or payment of any such primary obligation or

            (B)  to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Agreement" means the Credit Agreement dated as of May 13, 2009 among the Company, the Guarantors, the various lenders and agents party thereto and J.P. Morgan Chase Bank, N.A. as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Credit Facilities" means, with respect to the Company, one or more debt facilities, including, without limitation, the Credit Agreement, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Preferred Stock" means preferred stock of the Company or any parent thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Guarantor or a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 1010(a)(4)(C) of the First Lien Notes Indenture.

        "Discharge of ABL Obligations" means the date on which the Lenders Debt has been paid in full, in cash, all commitments to extend credit thereunder shall have been terminated and the Lenders Debt is no longer secured by such ABL Collateral; provided that the Discharge of ABL Obligations shall not be deemed to have occurred in connection with a refinancing of such Lenders Debt with Indebtedness secured by such ABL Collateral on a first-priority basis under an agreement that has been designated in writing by the administrative agent under the Credit Facility so refinancing the Credit Agreement and the First Lien Notes Trustee to be in accordance with the terms of the Intercreditor Agreement.

        "Discharge of First Lien Note Obligations" means the date on which the First Lien Note Obligations have been paid in full and are no longer secured by the Notes Collateral; provided that the Discharge of First Lien Note Obligations shall not be deemed to have occurred in connection with a refinancing of such First Lien Notes with Indebtedness secured by such Notes Collateral on a first-priority basis under an agreement so refinancing the First Lien Notes that has been designated in writing by the administrative agent under the Credit Facility and the First Lien Notes Trustee to be in accordance with the terms of the Intercreditor Agreement.

        "Discharge of Prior Secured Obligations" means the first date on which the Discharge of ABL Obligations and the Discharge of First Lien Note Obligations shall have occurred.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Subsidiary" means, with respect to any Person, any direct or indirect wholly-owned Restricted Subsidiary of such Person other than a Foreign Subsidiary.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication)

          (a)   provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

          (b)   Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

          (d)   any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the First Lien Notes, the Notes and the Credit Facilities, and deducted in computing Consolidated Net Income, plus

          (e)   the amount of any restructuring charge deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, plus

          (f)    any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

          (g)   the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests), plus

          (h)   any net gain or loss resulting from currency exchange risk Hedging Obligations, plus

          (i)    the amount of management, monitoring, consulting and advisory fees and related expenses paid to KKR or any of its Affiliates, plus

          (j)    expenses related to the implementation of enterprise resource planning system, less

          (k)   non-cash items increasing Consolidated Net Income of such Person for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or preferred stock of the Company or any of its direct or indirect parents (excluding Disqualified Stock), other than

          (a)   public offerings with respect to the Company's or any direct or indirect parent's common stock registered on Form S-8; and

          (b)   any sales to Parent or any of its Subsidiaries.

        "euro" means the single currency of participating member states of the EMU.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Excluded Assets" means the collective reference to (i) any interest in real property if the greater of the cost and the book value of such interest is less than $1,000,000; (ii) any property or asset only to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law or requires a consent not obtained of any governmental authority pursuant to applicable law; (iii) any right, title or interest in any permit, license or contract held by the Company or any Guarantor or to which the Company or any Guarantor is a party or any of its right, title or interest thereunder, in each case only to the extent and for so long as the terms of such permit, license or contract validly prohibits the creation by the Company or a Guarantor, as applicable, of a security interest in such permit, license or contract in favor of the First Lien Notes Collateral Agent (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable law (including Title 11 of the United States Code) or principles of equity); (iv) Capital Stock of a Person that constitutes a Subsidiary (other than a Wholly Owned Subsidiary) the pledge of which would violate a contractual obligation to the owners of the other Capital Stock of such Person that is binding on or relating to such Capital Stock; (v) any equipment or real property (and proceeds thereof) of the Company or any Guarantor that is subject to a purchase money Lien or Capital Lease Obligation permitted under the Indenture to the extent the documents relating to such purchase money Lien or Capital Lease Obligation would not permit such equipment or real property (and proceeds thereof) to be subject to the Liens created under the Security Documents; provided, that immediately upon the ineffectiveness, lapse or termination of any such restriction, such equipment or real property shall cease to be an "Excluded Asset"; (vi) assets of the Company or any Guarantor located outside of the United States to the extent a Lien on such assets cannot be created and perfected under United States federal or state law; and (vii) After-Acquired Property subject to Permitted Liens described in clause (8) or (9) of the definition of Permitted Liens so long as the documents governing such Permitted Liens do not permit any other Liens on such After-Acquired Property; provided, however, that Excluded Assets will not include (a) any proceeds, substitutions or replacements of any Excluded Assets referred to above (unless such proceeds, substitutions or replacements would constitute Excluded Assets) or (b) any asset which secures obligations with respect to the Lenders Debt.

        "Existing Indebtedness" means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

        "First Lien Notes" means the 10.875% Senior Secured Notes due 2016 issued on or prior to the Issue Date in an aggregate amount not to exceed $350,000,000 and all guarantees thereof.

        "First Lien Notes Collateral Agent" means The Bank of New York Mellon Trust Company, N.A., in its capacity as "Collateral Agent" under the First Lien Notes Indenture and under the related security documents, and any successor thereto in such capacity.

        "First Lien Notes Indenture" means the indenture dated as of May 29, 2009, among the Company, as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as First Lien Notes Trustee and First Lien Notes Collateral Agent; provided that "First Lien Notes Indenture" refers to the First Lien Notes Indenture in effect on the Issue Date and for the avoidance of doubt does not incorporate any amendments to the First Lien Notes Indenture made after the Issue Date.

        "First Lien Notes Trustee" means The Bank of New York Mellon Trust Company, N.A.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or redeems, retires or extinguishes any Indebtedness (other than reductions in amounts outstanding under revolving facilities unless accompanied by a corresponding termination of commitment) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of

          (a)   Consolidated Interest Expense (excluding amounts for interest payments that are payments-in-kind or any accretion to principal amount on the Notes of such Person for such period),

          (b)   all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any refunding capital stock of such Person, and

          (c)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

        "Government Securities" means securities that are

          (a)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

          (b)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Co-Issuers' Obligations under the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under

          (a)   currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

          (b)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "Holder" means a holder of the Notes.

        "Indebtedness" means, with respect to any Person,

          (a)   any indebtedness (including principal and premium) of such Person, whether or not contingent

            (1)   in respect of borrowed money,

            (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof),

            (3)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

            (4)   representing any Hedging Obligations,

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

          (b)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

          (c)   to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

        provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness; and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness.

        "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant to Persons engaged in similar businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "Intercreditor Agreement" means the intercreditor agreement dated as of the Issue Date among the Bank Collateral Agent, the Trustee, the First Lien Notes Collateral Agent, the Collateral Agent, the Company and each Guarantor, as it may be amended from time to time in accordance with the Indenture.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary,"

          (1)   "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

            (x)   the Company's "Investment" in such Subsidiary at the time of such redesignation less

            (y)   the portion (proportionate to the Company's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

        "Issue Date" means July 10, 2009, or such later date as described herein.

        "Junior Lien Priority" means, relative to specified Indebtedness, having Lien priority that is junior to the Notes on specified Collateral and either subject to the Intercreditor Agreement or an intercreditor agreement on a basis that is no more favorable to the holder of such specified indebtedness than the provisions applicable to the holders of Notes relative to the Prior Secured Parties.

        "KKR" means Kohlberg Kravis Roberts & Co. L.P.

        "Lenders Debt" means any (i) Indebtedness outstanding from time to time under the Credit Agreement, (ii) any Indebtedness which has a first-priority security interest in the ABL Collateral (subject to Permitted Liens) and (iii) all cash management Obligations and Hedging Obligations incurred with any Bank Lender (or their affiliates).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Group" means at any time, the Chairman of the Board, any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of any of Parent or its Subsidiaries at such time.

        "Management Notes" means up to $25,000,000 aggregate principal amount of 8.00% convertible senior secured third lien notes due 2016 of the Co-Issuers, having terms and conditions that are not less favorable to the Co-Issuers than the Notes and with respect to which the holders (or a trustee or agent on behalf of such holders) shall have executed a supplement to the Intercreditor Agreement agreeing to be bound thereby on the same terms applicable to the holders of Notes.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Debt" means, on a consolidated basis, (i) the Indebtedness of Parent and its Subsidiaries (excluding the Notes and Management Notes) less (ii) Cash Equivalents held by Parent and its Subsidiaries.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

        "Non-Conforming Plan of Reorganization" means any plan of reorganization that (i) does not provide for payment in full of the ABL Obligations, (ii) is not approved by the Bank Collateral Agent and (iii) grants any Noteholder Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Intercreditor Agreement.

        "Notes Collateral" means the portion of the Collateral as to which First Lien Notes and related guarantees have a first-priority security interest subject to Permitted Liens as described under "Security for the Notes—Notes collateral."

        "Notes Secured Parties" means the Trustee, the Collateral Agent, each Holder of Notes, any Additional Notes and each other holder of, or obligee in respect of, any obligations in respect of the Notes outstanding at such time, in each case, in its capacity as such and not in any other capacity.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the board of directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Parent or the Company, as applicable.

        "Officers' Certificate" means a certificate signed on behalf of the Co-Issuers by two Officers of each of the Co-Issuers, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of each Co-Issuer that meets the requirements set forth in the Indenture.

        "Other First Lien Note Obligations" means any Additional First Lien Notes and any other Indebtedness having Pari Passu Lien Priority relative to the First Lien Notes with respect to First Lien Notes Collateral, either Pari Passu Lien Priority, Junior Lien Priority or no Lien with respect to the ABL Collateral and substantially identical terms as the First Lien Notes (other than issue price, interest rate, yield and redemption terms) and any Indebtedness that refinances or refunds (or successive refinancings and refundings) any First Lien Notes or Additional First Lien Notes and all obligations with respect to such Indebtedness; provided, that such Indebtedness may (a) contain terms and covenants that are, in the reasonable opinion of the Company, less restrictive to the Company and the Restricted Subsidiaries than the terms and covenants under the First Lien Notes; provided that such Indebtedness has Pari Passu Lien Priority relative to the First Lien Notes; and (b) contain terms and covenants that are more restrictive to the Company and its Restricted Subsidiaries than the terms and covenants under the First Lien Notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the First Lien Notes and the First Lien Indenture are amended to contain any such more restrictive terms and covenants; provided further, that such Indebtedness shall have a stated maturity date that is the same as or later than that of the First Lien Notes.

        "Pari Passu Lien Priority" means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

        "Permitted Holders" means KKR, its Affiliates and the Management Group.

        "Permitted Investments" has the meaning set forth in the First Lien Notes Indenture.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (3)   Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   (A) Liens securing Senior Indebtedness permitted to be incurred pursuant to the first paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that any such Indebtedness has Pari Passu Lien Priority relative to the First Lien Notes; provided further that at the time of incurrence and after giving pro forma effect thereto, the Consolidated Senior Secured Debt Ratio would be no greater than 2.75 to 1.0 and (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (e) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that Liens securing Indebtedness incurred pursuant to clause (e) are solely on acquired property or the assets of the acquired entity;

          (7)   Liens existing on the Issue Date (other than Liens in favor of secured parties under the Credit Agreement and First Lien Notes);

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (9)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases and subleases of real property granted to others in the ordinary course of business so long as such leases and subleases are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Company or any Guarantor;

          (16) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company's client at which such equipment is located;

          (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6)(B), (7), (8), (9), (10), (11) and (15); provided however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes and Holders thereof than the original Liens and the related Indebtedness;

          (19) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding; provided that if such Liens attach to Collateral, such Liens have Pari Passu Lien Priority relative to the First Lien Notes;

          (20) (A) Liens securing Indebtedness Incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and (B) Liens securing Indebtedness Incurred pursuant to clause (c)(i) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock and any Refinancing Indebtedness with respect thereto; provided that with respect to clause (A) or (B), the holder of such Lien is a party to or agrees to become party to or bound by the Intercreditor Agreement or intercreditor agreements consistent with the Intercreditor Agreement";

          (21) Liens securing the Notes and the Management Notes, Refinancing Indebtedness with respect to the Notes and the Management Notes, the Guarantees and other guarantees relating thereto and any obligations with respect to such Notes and Management Notes, Refinancing Indebtedness, the Guarantees or other guarantees;

          (22) Liens on the Collateral in favor of any collateral agent relating to such collateral agent's administrative expenses with respect to the Collateral;

          (23) Liens to secure Indebtedness of any Foreign Subsidiary permitted by clause (s) of the second paragraph of the covenant entitled "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covering only the assets of such Foreign Subsidiary; and

          (24) Liens to secure any Third Lien Indebtedness or any Indebtedness with Junior Lien Priority to the extent such Liens and such Indebtedness are permitted pursuant to the First Lien Notes Indenture.

        For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company shall, in its sole discretion, classify (but not reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien will be treated as having been incurred pursuant to only one of such clauses.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "preferred stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted

Subsidiaries pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Refinancing" means the Refinancing as described elsewhere in this prospectus supplement.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard and Poor's Ratings Group.

        "Securities Act" means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

        "Security Documents" means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements and related agreements (including, without limitation, finance statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

        "Senior Indebtedness" means

          (a)   all Indebtedness of the Company or any Guarantor outstanding under the Credit Agreement (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings);

          (b)   all Hedging Obligations (and guarantees thereof) permitted to be incurred under the terms of the Indenture;

          (c)   any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to First Lien Notes or any Subsidiary Guarantee; and

          (d)   all Obligations with respect to the items listed in the preceding clauses (a), (b) and (c).

        "Senior Subordinated Notes" means the Company's 8.25% senior subordinated notes due 2014 outstanding on the Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

        "Similar Business" means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the date of the Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Subordinated Indebtedness" means

          (a)   with respect to the Co-Issuers, any Indebtedness of the Co-Issuers which is by its terms subordinated in right of payment to Notes, and

          (b)   with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

        "Subsidiary" means, with respect to any Person,

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Third Lien Indebtedness" means any Indebtedness (other than Notes, but including any Additional Notes) that is secured by the Collateral with Pari Passu Lien Priority relative to the Notes or is secured by some of the Collateral with Pari Passu Lien Priority relative to the Notes and is not secured by the balance of the Collateral and with respect to which the holders (or a trustee or agent on behalf of such holders) shall have executed a supplement to the Intercreditor Agreement agreeing to be bound thereby on the same terms applicable to the holders of Notes.

        "Total Assets" means the total assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

        "Unrestricted Subsidiary" means

          (1)   any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Company pursuant to the First Lien Indenture); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

          (2)   the sum of all such payments.

        "Wholly-Owned Restricted Subsidiary" is any Wholly-Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

FORWARD PURCHASE CONTRACT

        Pursuant to a forward purchase contract between the Co-Issuers and Sealy Holding LLC (the "Purchaser"), our majority shareholder and an affiliate of Kohlberg Kravis Roberts & Co. L.P., has agreed to exercise all the rights that are distributed to it in this rights offering, which rights will cover $89,665,225 aggregate initial principal amount of the Notes, and will oversubscribe for all the Notes that are not subscribed for (after giving effect to the oversubscription privilege) upon the exercise of rights distributed to our other stockholders in this rights offering (the "Oversubscription").

Cash Posting

        The Purchaser is required under the forward purchase contract to purchase from the Co-Issuers up to approximately $177.1 million aggregate initial principal amount of Notes. Upon consummation of the First Lien Notes offering and the effectiveness of the ABL Revolver and satisfaction of certain conditions set forth in the forward purchase contract, expected to occur on or about May 29, 2009, the Purchaser will post cash to the Co-Issuers to secure its purchase obligation under the forward purchase contract in the amount of approximately $177.1 million, representing the purchase price of the maximum number of the Notes that the Purchaser may be obligated to purchase under the forward purchase contract (the "Posted Cash"). On the same date, the Co-Issuers will pay to the Purchaser a forward contract payment of $1,000,000.

Forward Purchase Contract Settlement

        Upon expiration of this rights offering and satisfaction of certain conditions set forth in the forward purchase contract, the Co-Issuers will deliver to the Purchaser the Notes that have not been subscribed for by our shareholders (other than the Purchaser) pursuant to this rights Offering, and the Purchaser will pay to the Co-Issuers a cash amount equal to the purchase price of such Notes (as set forth above). To the extent our shareholders (other than the Purchaser) subscribe for the Notes pursuant to this rights offering, the Co-Issuers will return a corresponding portion of the Posted Cash to the Purchaser. In either case, the Co-Issuers will pay the Purchaser interest on the Posted Cash at the rate of one-month LIBOR plus 300 basis points.

Registration Rights

        We have agreed to provide registration rights with respect to all Notes acquired by the Purchaser pursuant to the forward purchase contract and the common shares deliverable upon conversion of the Notes, to the extent that such securities are not otherwise freely transferable in accordance with federal securities laws.

Termination Events

        The forward purchase contract will automatically terminate if (i) certain events of bankruptcy or insolvency of the Co-Issuers occur or (ii) the issuance of Notes in accordance with this rights offering has not been consummated by July 15, 2009, but may be extended with the consent of the Purchaser. The Purchaser will have the right to terminate the forward purchase contract if (i) the settlement conditions specified in the forward purchase contract have not been satisfied by July 15, 2009 or a later date designated by the Purchaser, (ii) our common stock has been delisted or (iii) it becomes illegal for any of the parties to settle the forward purchase contract. The settlement conditions specified in the forward purchase contract are (i) that the Notes and the related indenture, security documents, registration rights agreement and subsidiary guarantees are valid and binding obligations of the relevant parties and (ii) the absence of a cross acceleration of indebtedness aggregating at least $25.0 million.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

        The following is a summary of certain United States federal income tax consequences of the receipt, exercise, disposition and/or lapse of the subscription rights (the "Rights") to acquire the Notes and of the ownership and disposition of the Notes and the shares of common stock into which the Notes may be converted. This summary also discusses, with respect to non-U.S. holders (as defined below), certain United States federal estate tax consequences of the ownership and disposition of the Notes and the shares of common stock into which the Notes may be converted. Except where noted, this summary deals only with Rights, Notes and/or shares of common stock held as capital assets by a holder who acquires the Rights in connection with this rights distribution ("Rights Offering"), and who acquires Notes upon exercise of the Rights and shares of common stock upon conversion of the Notes. This summary does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

  •
  a dealer in securities or currencies;

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  a financial institution;

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  a regulated investment company;

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  a real estate investment trust;

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  a tax-exempt organization;

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  an insurance company;

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  a person holding the Rights, Notes or shares of common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  a trader in securities that has elected the mark-to-market method of accounting for your securities;

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  a person liable for alternative minimum tax;

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  a partnership or other pass-through entity or a person who is an investor in such an entity;

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  a United States person whose "functional currency" is not the U.S. dollar;

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  a "controlled foreign corporation";

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  a "passive foreign investment company"; or

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  a United States expatriate.

        This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of a Right, Note or share of common stock that is:

  •
  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        Except as modified for estate tax purposes, the term "non-U.S. holder" means a beneficial owner of a Right, Note or share of common stock that is an individual, a corporation, an estate or a trust that is not a U.S. holder.

        If a partnership holds Rights, Notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Rights, Notes or shares of common stock, you should consult your own tax advisors.

        No statutory, judicial or administrative authority directly addresses the characterization of the Notes or instruments similar to the Notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the Notes are not certain. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the "IRS") regarding the United States federal income or estate tax consequences of the Rights Offering, the related subscription for Notes (and conversions thereof) or the appropriate treatment of the Rights or Notes. The IRS could take positions concerning such tax consequences that are different from those described in this discussion and, if litigated, a court could sustain any such positions taken by the IRS. In addition, the following summary does not address the tax consequences of the Rights Offering or the related subscription for Notes under foreign, state, or local tax laws.

        You should consult your own tax advisors concerning the particular United States federal income, estate and gift tax consequences to you of the Rights Offering and of the ownership and disposition of the Notes and shares of common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Receipt of the Distribution

        This section ("Receipt of the Distribution") applies to both U.S. and non-U.S. holders. Neither the Code nor the Treasury regulations promulgated thereunder clearly address the characterization of the Rights (i.e., rights to acquire convertible notes), and there is no other authority directly on point. However, other authorities indicate that the source of the value of the Rights should govern for purposes of characterizing a distribution of such Rights as a distribution of stock rights or as a distribution of property. These authorities indicate that where the fair market value of a right to acquire convertible notes is totally, or substantially, attributable to the conversion privilege, such right is in the nature of a stock right within the meaning of Section 305(a) of the Code.

        While the matter is not free from doubt, we believe that substantially all of the value of the Rights is attributable to the right to convert the Notes into shares of common stock, and therefore we intend to treat the distribution of the Rights as a non-taxable distribution of stock rights under Section 305(a) of the Code. In such case, you will not be subject to United States federal income taxation with respect to the receipt of the Rights. However, there can be no assurance in this regard, and in the event the IRS successfully asserts that your receipt of Rights is currently taxable, the discussion under the heading "—Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes—Alternative Treatment of Rights" describes the tax consequences that will result from such a determination.

Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes

  Receipt of the Distribution

        The discussion under this heading "—Receipt of the Distribution" is a summary of certain United States federal income tax consequences that will apply to you if you are a U.S. holder that receives the Rights or acquires Notes as a result of the exercise of the Rights and assumes that the distribution of the Rights will be a nontaxable distribution of stock rights under Section 305(a) of the Code.

        Basis and Holding Period of the Rights    If the fair market value of the Rights on the date of distribution is 15% or more of the fair market value on such date of the shares of common stock with respect to which the Rights are distributed, upon exercise or sale of the Rights, a holder's basis in its shares of common stock will be allocated between such shares of common stock and the Rights in proportion to the fair market values of each on the date of distribution of the Rights. If the fair market value of the Rights on the date of distribution is less than 15% of the fair market value of the shares of common stock with respect to which the Rights are distributed on the date of distribution, the basis of the Rights distributed to a holder will be zero unless the holder of the Rights irrevocably elects, in such holder's United States federal income tax return for the taxable year in which the Rights are received, to allocate part of the basis of such holder's shares of common stock to such Rights in the same manner as described above. In the event that your Rights lapse after an allocation of basis described above, you will not recognize any loss with respect to such Rights, but the basis will instead be attributed back to your shares of common stock. The holding period of Rights received will include a holder's holding period in shares of common stock with respect to which the Rights were distributed.

        Sale of the Rights    A U.S. holder will recognize taxable gain or loss upon the sale or other taxable disposition of the Rights in an amount equal to the difference between the amount realized for the Rights and the U.S. holder's tax basis in the Rights, as determined above. Such gain or loss will generally be treated as capital gain or loss; provided, that if the Notes were recharacterized as preferred stock (as discussed below), Section 306 of the Code could recharacterize some or all of the proceeds from such sale as ordinary income, and no loss would be recognized. Any capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period exceeds one year, and long-term capital gains of certain non-corporate holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Expiration of the Rights    If a holder that holds Rights does not exercise or sell such Rights prior to the end of the exercise period, such holder generally will recognize no gain or loss for United States federal income tax purposes. In addition, such holder's tax basis in the shares of common stock with respect to which the Rights are received will equal its tax basis before receipt of the Rights. If you dispose of some of the shares of common stock with respect to which the Rights are distributed after your receipt of the Rights but prior to the expiration of such Rights, you should consult your tax advisor regarding the determination of your basis in the remaining shares of common stock.

        Exercise of the Rights    Holders of Rights will not recognize any gain or loss upon the exercise of the Rights. The aggregate basis in the Notes acquired upon exercise of the Rights will be equal to the sum of such holder's basis in the Rights exercised and the amount paid upon exercise of such Rights. The holding period of Notes acquired upon exercise of Rights will begin on the date the Rights are exercised.

  Alternative Treatment of Rights

        If the IRS were to successfully assert that the distribution of Rights is a taxable distribution of property to which Section 301 of the Code applies, each U.S. holder would be considered to have received a distribution with respect to such holder's shares of common stock in an amount equal to the fair market value of the Rights received by such holder on the date of the distribution. This distribution generally would be taxed as dividend income to the extent of your ratable share of our current and accumulated earnings and profits. The amount of any distribution in excess of our earnings and profits would be applied to reduce, but not below zero, your tax basis in the shares of common stock, and any excess (determined on a share-by-share basis) generally would be taxable to you as capital gain and will be long-term capital gain, if your holding period with respect to our shares of common stock is more than one year as of the date of distribution. The amount treated as a dividend would be taxable to certain non-corporate holders at reduced rates of taxation, and certain U.S. corporate holders would be entitled to claim the dividends-received deduction with respect to such amount, subject, in each case, to certain limitations, including with respect to minimum holding period requirements. Your tax basis in the Rights received would be equal to their fair market value on the date of distribution and the holding period for the Rights would begin on the day after receipt. The consequences of a sale of the Rights would be as described above under "—Receipt of the Distribution——Sale of the Rights" except that any capital gain or loss will be considered short-term. If Rights lapse without being exercised, you would recognize a capital loss equal to your tax basis in such Rights. The deductibility of capital losses is subject to limitations.

  Debt Characterization of the Notes

        Whether an instrument is characterized as debt or equity for United States federal income tax purposes depends upon the facts and circumstances surrounding the issuer and the terms and operation of the instrument. The IRS may assert that certain characteristics of the Notes that may be received upon the exercise of the Rights may cause the Notes to be treated as equity for United States federal income tax purposes. While the matter is not free from doubt, we intend to take the position that the Notes will be treated as debt for United States federal income tax purposes.

        The discussion below, other than under "—Certain Tax Consequences if the Notes are Characterized as Equity," assumes that the Notes will be treated as debt for United States federal income tax purposes.

  Ownership and Disposition of the Notes

        Original Issue Discount    Because the interest payments on the Notes are not payable in cash at least annually, such interest payments will not be payments of qualified stated interest, as defined below, and the Notes will be treated as issued with original issue discount ("OID"), as described below. You must include OID in gross income as it accrues, regardless of your method of accounting. However, you generally will not be required to include separately in income cash interest payments received on the Notes.

        The Notes will be issued with OID in an amount equal to the difference between their stated redemption price at maturity (the sum of all payments to be made on the Note other than qualified stated interest) and their "issue price." While not free from doubt, we intend to take the position that the "issue price" of each Note will be the sum of the price paid for each Note upon the exercise of the Rights and the fair market value of the Rights immediately prior to the issuance of the Notes. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. As discussed above, the interest payments on the Notes are not payments of qualified stated interest.

        The amount of OID includible in income by a U.S. holder for each taxable year will be the sum of the "daily portions" of OID with respect to a Note for each day during the taxable year or portion of the taxable year in which such U.S. holder held such Note. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The "adjusted issue price" of a Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to any acquisition premium (as described below), and reduced by any payments previously made on such Note. Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We will be required to furnish annually to the IRS and to you information regarding the amount of OID allocable to the year.

        Acquisition Premium    If your initial tax basis in a Note (as determined above under "—Receipt of the Distribution—Exercise of the Rights") is greater than its issue price but less than or equal to the sum of all amounts payable on the Note, you will be considered to have purchased such Note at an "acquisition premium;" provided, that for purposes of determining your acquisition premium, your initial tax basis in a Note may not exceed the Note's initial fair market value. Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the Note for any taxable year may be reduced by the portion of the acquisition premium properly allocable to that year. In the event that you have purchased a Note at an acquisition premium, you should consult your tax advisor regarding the application of these rules.

        Sale, Exchange, Redemption, or other Disposition of Notes    Except as provided below under "—Conversion of Notes into Shares of Common Stock" you will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a Note equal to the difference between the amount realized upon the sale, exchange, redemption or other disposition and your adjusted tax basis in the Note. For this purpose, your adjusted tax basis in a Note should be equal to your initial tax basis in the Note (determined in the manner described above under "—Receipt of the Distribution—Exercise of the Rights"), increased by any OID previously included in income (net of any acquisition premium properly offsetting such OID). Any gain or loss recognized on a taxable disposition of the Note will be capital gain or loss. If you are a non-corporate holder and have held the Note for more than one year, such capital gain will be subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.

        Conversion of Notes into Shares of Common Stock    You will not recognize any income, gain or loss on the conversion of your Notes for shares of common stock except to the extent of cash received in lieu of a fractional share of common stock. The amount of gain or loss on the deemed sale of such fractional share will be equal to the difference between the amount of cash you receive in respect of such fractional share, and the portion of your tax basis in the Note that is allocable to the fractional share. The tax basis of the shares of common stock received upon a conversion will equal the adjusted tax basis of the Note that was converted, reduced by the portion of the tax basis that is allocable to any fractional share. Your holding period for such shares of common stock will include the period during which you held the Notes.

        Constructive Distributions    The conversion rate of the Notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the Notes (including, without limitation, adjustments in respect of taxable dividends to holders of our shares of common stock and as discussed in "Description of Notes—Conversion Price Adjustments" and in "Description of Notes—Make Whole Amount") may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the U.S. holders of Notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. In addition, in the event that a dividend is paid on our shares of common stock in cash or property, such dividend would likely result in a constructive distribution to you equal to the difference between the fair market value of the increase in the accreted principal amount (taking into account the fact that such principal amount is convertible into shares of common stock) over the OID you included in income with respect to such interest payment period. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to certain non-corporate holders would be eligible for the preferential rates of United States federal income tax. It is also unclear whether corporate holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

  Information Reporting and Backup Withholding

        Information reporting requirements generally will apply to payments of interest (including OID) on the Notes and dividends (including constructive dividends) on shares of common stock and to the proceeds of a sale (or other disposition) of a Right, Note or share of common stock paid to you unless you are an exempt recipient such as a corporation. Backup withholding may apply to those payments if you fail to provide your taxpayer identification number, or certification of exempt status, or if you fail to report in full interest (including OID) and dividend income, or if you are subject to backup withholding because you previously failed to report interest or dividends.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

  Certain Tax Consequences if the Notes are Characterized as Equity

        As noted above, the discussion herein has assumed that the Notes are properly treated as debt for United States federal income tax purposes. If the Notes were characterized as equity for United States federal income tax purposes, the rules described herein regarding original issue discount would not apply. However, the accrual of interest on the Notes on each interest payment date would generally be treated as a deemed distribution that will be taxable as a dividend to the extent of our current and accumulated earnings and profits. The amount of such dividend on each interest payment date would be equal to the fair market value of the increase of the accreted principal amount in the Note (taking into account that fact that such accreted principal amount is convertible into shares of common stock), and such holder would be subject to United States federal income tax on any such deemed distributions. It is not clear whether a deemed distribution paid to certain non-corporate holders would be eligible for the preferential rates of United States federal income tax. It is also unclear whether corporate holders would be entitled to claim the dividends-received deduction with respect to any such deemed dividends. A more detailed discussion of the taxation of deemed distributions is included above under "—Ownership and Disposition of the Notes—Constructive Distributions." In addition, if the Notes were recharacterized as preferred stock, Section 306 of the Code could recharacterize some or all of the proceeds from a sale or other disposition (other than conversion) of the Notes as ordinary income (as opposed to capital gain), and it is likely that no loss would be recognized.

Tax Consequences to non-U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes and Shares of Common Stock

        The following is a summary of the United States federal tax consequences that will apply to you if you are a non-U.S. holder receiving the Rights in the rights offering, or holding Notes or shares of common stock as a result of the conversion of the Notes.

  Receipt of the Rights and Sale, Exercise or Lapse of the Rights

        The consequences to you of the receipt, sale, exercise or lapse of the rights will generally be the same as those described under "Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes—Receipt of the Distribution," provided that any gain realized by a non-U.S. holder on the sale or other disposition of Rights generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder); (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or (iii) we are or have been a "United States real property holding corporation" for United States federal income tax purposes. We believe we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. In addition, if the Notes were recharacterized as preferred stock (as discussed below), Section 306 of the Code could recharacterize some or all of the proceeds from a sale or other disposition of the Rights as ordinary income which is treated as a dividend and would be subject to United States federal income tax as described under "—Ownership and Disposition of the Notes and Shares of Common Stock—Dividends and Constructive Distributions" below, and no loss would be recognized.

  Alternative Treatment of Rights

        If the IRS were to successfully assert that the distribution of Rights is a taxable distribution of property to which Section 301 of the Code applies, a non-U.S. holder would be subject to a tax at a rate of 30% on the fair market value of the Rights received by such holder on the date of the distribution to the extent of such holder's share of our current and accumulated earnings and profits, unless (i) such non-U.S. holder is eligible for an exemption or a reduced tax rate under the benefit of an applicable income tax treaty (and appropriate certification is provided) or (ii) the amount treated as a taxable dividend is effectively connected with such non-U.S. holder's conduct of a trade or business in the United States. Dividends that are effectively connected would be subject to United States federal income tax in the same manner as a U.S. holder (unless an applicable income tax treaty applies otherwise). In addition, corporate non-U.S. holders may also be subject to a branch profits tax on their effectively connected earnings and profits attributable to such dividends at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty).

  Debt Characterization of the Notes

        As noted above under "—Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes—Debt Characterization of the Notes," it is not clear whether the Notes should be treated as debt for United States federal income tax purposes. We intend, however, to take the position that the Notes should be treated as debt for United States federal income tax purposes.

        The discussion below, other than under "—Certain Tax Consequences if the Notes are Characterized as Equity," assumes that the Notes will be treated as debt for United States federal income tax purposes.

  Ownership and Disposition of the Notes and Shares of Common Stock

        Payments of OID    The 30% United States federal withholding tax will not apply to any payment to you of interest (including OID) on a Note under the "portfolio interest rule" provided that:

  •
  interest (including OID) paid on the Note is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest (including OID) on a Note is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold your Notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

        Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

        The 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a Note.

        If you are engaged in a trade or business in the United States and interest (including OID) on the Notes is effectively connected with the conduct of that trade or business, then you will be subject to United States federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a U.S. holder (unless an applicable income tax treaty applies otherwise). In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

        To the extent that any shares of common stock or cash in lieu of fractional shares of common stock received upon the conversion of the Notes by you is subject to United States federal withholding tax and is not sufficient to comply with our United States federal withholding obligations, we (or an applicable withholding agent) may recoup or set-off the applicable United States federal withholding tax that we are required to pay on your behalf against any amounts owed to you, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such shares of common stock.

        Dividends and Constructive Distributions    Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, adjustments in respect of taxable dividends to holders of our shares of common stock, see "—Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes—Ownership and Disposition of the Notes—Constructive Distributions" above) will be subject to withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, interest payments, our shares of common stock or sales proceeds subsequently paid or credited to you. Dividends that are effectively connected with the conduct of a trade or business within the United States are not subject to the withholding tax, but instead are subject to United States federal income tax in the same manner as a U.S. holder (unless an applicable income tax treaty applies otherwise). Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any effectively connected earnings and profits attributable to dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

        A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock    You will recognize gain on the sale, exchange, redemption or other taxable disposition of a Note as well as upon the conversion of a Note (to the extent you receive cash in lieu of fractional shares of common stock). Nevertheless, such gain generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        If you are an individual described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition under regular graduated United States federal income tax rates. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain in the same manner as if you were a United States person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, conversion or other taxable disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

        We believe we have not been and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

  Certain Tax Consequences if the Notes are Characterized as Equity

        As further described above under "—Tax Consequences to U.S. Holders of the Receipt, Sale or Exercise of the Rights and Ownership and Disposition of the Notes—Certain Tax Consequences if the

Notes are Characterized as Equity," the discussion herein has assumed that the Notes are treated as debt for United State federal income tax purposes. If the Notes were treated as equity for United States federal income tax purposes, all of the interest accruing on the Notes would likely be recharacterized as deemed distributions on equity. In such event, a non-U.S. holder would be subject to a withholding tax at a rate of 30% on the amount of any deemed distributions unless (i) such non-U.S. holder would be eligible for a reduced tax rate under the benefit of an applicable income tax treaty (and appropriate certification is provided) or (ii) the amount treated as a taxable dividend is effectively connected with such non-U.S. holder's conduct of a trade or business in the United States. Dividends that are effectively connected would be subject to United States federal income tax in the same manner as a U.S. holder (unless an applicable income tax treaty applies otherwise). In addition, dividends received by corporate non-U.S. holders that are effectively connected with a United States trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty). A more detailed discussion of the taxation of deemed distributions is included above under "—Ownership and Disposition of the Notes and Shares of Common Stock—Dividends and Constructive Distributions." In addition, if the Notes were recharacterized as preferred stock, Section 306 of the Code could recharacterize some or all of the proceeds from a sale or other disposition (other than conversion) of the Notes as ordinary income which is treated as a dividend and would be subject to a withholding tax as described above under "—Ownership and Disposition of the Notes and Shares of Common Stock—Dividends and Constructive Distributions," and it is likely that no loss would be recognized.

  United States Federal Estate Tax

        If, as assumed above, the Notes are properly treated as debt for United States federal income tax purposes, your estate will not be subject to United States federal estate tax on Notes beneficially owned by you at the time of your death, provided that any payment to you on the Notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "—Ownership and Disposition of the Notes and Shares of Common Stock—Payments of OID" without regard to the statement requirement described in the fifth bullet point. If, however, the Notes were recharacterized as equity for United States federal income tax purposes (as described above), United States federal estate tax would apply to the Notes unless an applicable estate tax treaty provides otherwise. Shares of common stock held by you at the time of your death will be included in your gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise. Rights held at the time of your death may be subject to United States federal estate tax unless an applicable estate tax treaty applies. For purposes of this section "United States Federal Estate Tax," the definition of a non-U.S. individual for United States federal estate tax purposes differs somewhat from the definition for United States federal income tax purposes.

  Information Reporting and Backup Withholding

        Generally, we must report to the IRS and to you the amount of interest (including OID) and dividends (including constructive dividends) paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments of interest (including OID) or dividends (including constructive dividends) that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and we have received from you the statement described above in the fifth bullet point under "—Ownership and Disposition of the Notes and Shares of Common Stock—Payments of OID."

        In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a Right, Note or share of common stock made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Certain Tax Consequences to the Company

        Because of the application of provisions of the Code that would limit, defer or permanently disallow interest deductions with respect to the Notes, we may not be allowed to take a deduction for interest (including OID) accrued on the Notes for United States federal income tax purposes.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the exercise of the subscription rights to purchase the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Notes by an ERISA Plan with respect to which the Issuer or any of the guarantors is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the Notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a Note, each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

PLAN OF DISTRIBUTION

        We intend to distribute at no charge transferable subscription rights, subscription rights certificates, copies of this prospectus supplement and the accompanying prospectus, and certain other relevant documents to those persons that were holders of our common stock at 5:00, p.m., New York City time, on May 26, 2009, the record date for this rights offering.

        We have retained Citigroup Global Markets Inc. ("Citi") to act as dealer manager in connection with this rights offering. The dealer manager will not underwrite this rights offering and has no obligation to purchase, or procure purchases of, the subscription rights or the underlying common stock offered hereby or otherwise act in any capacity whatsoever as an underwriter.

        Citi is earning a dealer manager fee in connection with this rights offering in an amount equal to $667,000, payable on the issue date of the Notes. We have also agreed to reimburse the dealer manager for costs and expenses relating to this offering. We estimate that our total expenses in connection with the rights offering will be approximately $850,000. In addition, we have agreed to indemnify the dealer manager with respect to certain liabilities, including liabilities under the federal securities laws.

        The dealer manager has not prepared any report or opinion constituting a recommendation or advice to us or to our stockholders in connection with the rights offering, nor has the dealer manager prepared an opinion as to the fairness of the subscription price or the terms of this rights offering. The dealer manager expresses no opinion and makes no recommendation to the holders of our common stock as to the purchase by any person of any Notes or shares of our common stock. The dealer manager also expresses no opinion as to the prices of the Notes or the underlying shares upon conversion of the Notes may trade if and when they are issued or at any future time.

        Other than the dealer manager, we have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights, and, except as described herein, no other commissions, fees or discounts will be paid in connection with this rights offering. National City Bank is acting as the subscription agent and the information agent for this rights offering. We will pay all customary fees and expenses of the subscription agent and the information agent related to this rights offering. We also have agreed to indemnify each of the subscription agent and the information agent with respect to certain liabilities that each may incur in connection with this rights offering. Certain of our employees may solicit responses from the holders of the subscription rights in connection with this rights offering, but such employees will not receive any commissions or compensation for such services other than their normal employment compensation.

        The dealer manager and certain of its affiliates have from time to time provided, provide and may in the future provide, various investment banking, financial advisory and other services for us and our affiliates, for which they have received, are receiving or will receive customary compensation. Citi is a counterparty to interest rate hedging agreements with the Company that will terminate in connection with the offering of the First Lien Notes and Citi is expected to receive customary contractual payments as a result of such termination. Citicorp North America, Inc., an affiliate of Citi, is a lender under our existing term loan facility and will be an agent and lender under the ABL Revolver. In addition, Citi is an initial purchaser and a book running manager of the First Lien Notes offering and will receive customary fees in connection therewith.

        If you wish to exercise your rights and purchase the Notes, you should complete the subscription rights certificate and return it with payment for the Notes to the subscription agent, National City Bank, at the following address:

By First Class Mail:	By Overnight Courier or By Hand:
National City Bank	National City Bank
c/o The Colbent Corp.	c/o The Colbent Corp.
P.O. Box 859208	161 Bay State Drive
Braintree, Massachusetts 02185-9208	Braintree, Massachusetts 02184

        Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the subscription rights, sale or distribution of the Notes or the common stock issuable upon conversion of the Notes.

LEGAL MATTERS

        The validity of the subscription rights, the Notes and the common shares offered pursuant to this rights offering have been passed upon for us by Simpson Thacher & Bartlett LLP. Certain legal matters will be passed upon for the dealer manager by Cahill Gordon & Reindel LLP.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain documents we file, and that we have filed, with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus we may provide to you in connection with this rights offering, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, unless otherwise explicitly set forth therein that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended November 30, 2008, filed with the SEC on January 15, 2009;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 1, 2009, filed with the SEC on March 31, 2009; and

  •
  The description of our common stock contained in our Form 8-A, filed with the SEC on April 5, 2006.

        You may obtain documents incorporated by reference into this prospectus at no cost by writing or telephoning us at the following address:

Sealy Corporation
Sealy Drive
One Office Parkway
Trinity, North Carolina 27370
Tel: (336) 861-3500

WHERE YOU CAN FIND INFORMATION ABOUT THE RIGHTS OFFERING

        The terms and procedures of this rights offering are described in this prospectus under "Summary—The Rights Offering" and "The Rights Offering." You may refer any questions regarding this rights offering to National City Bank, our information agent:

National City Bank
c/o The Colbent Corp.
161 Bay State Drive
Braintree, Massachusetts 02184

Stockholders call toll-free at: (800) 622-6757
Banks and brokers call collect at: (216) 257-8663

        You may obtain copies of this prospectus and the documents incorporated by reference without charge from the information agent.

        In addition, you may refer questions regarding this rights offering to National City Bank, our subscription agent, by calling: (800) 622-6757 or (216) 257-8663 or contacting the subscription agent at the appropriate address below:

National City Bank

By First Class Mail Only:	By Hand, Express Mail or Overnight Courier:
National City Bank	National City Bank
c/o The Colbent Corp.	c/o The Colbent Corp.
P.O. Box 859208	161 Bay State Drive
Braintree, Massachusetts 02185-9208	Braintree, Massachusetts 02184

PROSPECTUS

$1,000,000,000

SEALY CORPORATION

Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities
Subscription Rights to Purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities
Debt Securities
Share Purchase Contracts
Share Purchase Units

SEALY MATTRESS COMPANY

Debt Securities

         We may offer from time to time:

  •
  our common shares;

  •
  our preferred shares;

  •
  depositary shares representing fractional interests in our preferred shares;

  •
  warrants to purchase our common shares, preferred shares, depositary shares or debt securities;

  •
  subscription rights to purchase our common shares, preferred shares, depository shares or debt securities;

  •
  our debt securities, which may or may not be guaranteed by one or more of the subsidiaries identified in this prospectus;

  •
  our share purchase contracts; and

  •
  our share purchase units.

         Sealy Mattress Company may offer debt securities from time to time, which would be guaranteed by Sealy Corporation and one or more of the subsidiaries identified in this prospectus.

         We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement or free writing prospectus will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement or free writing prospectus. In addition, certain selling stockholders may offer and sell shares of our common stock, preferred stock and warrants to purchase shares of our common stock or preferred stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

         Each time any securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

         You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

         Our common stock is listed on the New York Stock Exchange under the symbol "ZZ".

         Investing in our securities involves risks. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

April 9, 2009

        You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, in any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of that document. Neither the delivery of this prospectus nor any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus nor any distribution of securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement since the date thereof.

        For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing

i

prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of our securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

        Unless the context requires otherwise or unless otherwise noted, all references to "Sealy", "Company", "we", "our", or "us" are to Sealy Corporation and its subsidiaries and references to Sealy Mattress Company are to Sealy Mattress Company and its subsidiaries. With respect to debt securities, the term "issuer" means either Sealy or Sealy Mattress Company, depending on which registrant is offering the debt securities. The term "issuers" is a collective reference to Sealy and Sealy Mattress Company.

ii

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and/or certain selling stockholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities we and/or certain selling stockholders may offer. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus (or in the documents incorporated by reference into this prospectus). Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement and free writing prospectus together with the additional information described under the heading "Incorporation of Certain Documents by Reference" before making an investment in our securities.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from a current report on Form 8-K that we file with the SEC, and you may obtain copies of those documents as described below under "Available Information."

AVAILABLE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed under the trading symbol "ZZ".

        We have filed with the SEC a registration statement on Form S-3 related to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement and exhibits to the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Information that we file in the future with the SEC automatically will update and supersede, as appropriate, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under

Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus so long as the registration statement of which this prospectus is a part remains effective; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended November 30, 2008 (the "2008 Form 10-K"), filed with the SEC on January 15, 2009;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 1, 2009, filed with the SEC on March 31, 2009; and

  •
  the description of our common stock contained in our Form 8-A, filed with the SEC on April 5, 2006.

        You can request a copy of these filings at no cost, by writing or calling us at the following address:

  Sealy Corporation
  Sealy Drive
  One Office Parkway
  Trinity, North Carolina 27370
  (336) 861-3500

        You should read the information in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

 OUR COMPANY

        Sealy Corporation, a Delaware corporation organized in 1984, is the largest bedding manufacturer in the world. Based on Furniture/Today, a furniture industry publication, we are also the leading bedding manufacturer in the United States with a wholesale market share of approximately 20.9% in 2007, 1.34 times greater than that of our next largest competitor.

        We manufacture and market a complete line of bedding products, including mattresses and mattress foundations. Our conventional (innerspring) bedding products are manufactured and marketed in the Americas under our Sealy, Sealy Posturepedic, Stearns & Foster and Bassett brand names. In addition, we manufacture and market specialty (non-innerspring) latex and visco-elastic bedding products under the PurEmbrace, TrueForm, SpringFree, Stearns & Foster, Reflexions, Carrington Chase, MirrorForm and Pirelli brand names, which we sell in the profitable specialty bedding category in the United States and internationally.

        We believe that our Sealy brand name has been the number one selling brand in the domestic bedding industry for over 25 years and our Stearns & Foster brand name is one of the leading brands devoted to the attractive luxury category in the industry. We believe that going to market with the best selling and most recognized brand in the domestic bedding industry (Sealy), one of the leading luxury brands (Stearns & Foster), and differentiated specialty bedding offerings gives us a competitive advantage and strengthens our relationships with our customers by allowing us to offer sleep solutions to a broad group of consumers.

        Our product development efforts include regular introductions across our lines in order to maintain the competitiveness and the profitability of our products. In the first quarter of fiscal 2007, we introduced a new line of Stearns & Foster branded mattresses and box springs. We also introduced a new line of Posturepedic Reserve branded mattresses and box springs. These launches were essentially completed in the third quarter of fiscal 2007. In addition, we introduced new Sealy-branded products that are compliant with the new Federal flame retardant standards, 16 CFR Part 1633 passed by the U.S. Consumer Product Safety Commission, which became effective July 1, 2007.

        In January 2008, we unveiled an innovative new Sealy Posturepedic innerspring line, which is designed to eliminate tossing and turning caused by pressure points. The line was designed in conjunction with orthopedic surgeons, and reviewed by the Orthopedic Advisory Board. These mattresses come in three series, Preferred, Reserve and Signature and range in retail price points from $599 to more than $1,000 in queen set.

        In June 2008, we announced the introduction of the Sealy Posturepedic PurEmbrace mattress featuring our proprietary SmartLatex. The line delivers unsurpassed pressure relief combined with the best of Sealy Posturepedic support to eliminate virtually all the uncomfortable pressure points that cause tossing and turning, making it our most advanced sleep system ever. This new latex sleep system aligns with our corporate growth strategy, which focuses, in part, on innovation within the specialty mattress category. As with earlier major product launches, we expect our sales and profitability growth to be limited during the period in which our customers complete the transition to our new product lines. In February 2009, we introduced our redesigned Stearns & Foster product line which features our Variable Response Technology foam to provide a softer, more indulgent sleep surface.

        Our industry continues to be challenged by the unprecedented volatility in the price of petroleum-based and steel products, which affects the cost of our polyurethane foam, polyester, polyethylene foam and steel innerspring component parts. Domestic supplies of these raw materials are being limited by supplier consolidation, the exporting of these raw materials outside of the U.S. due to the weakened dollar and other forces beyond our control. During fiscal 2007 and 2008, the cost of these components saw significant increases above their recent historical averages. We expect these costs, particularly those related to steel and polyurethane and latex foams, to decrease during fiscal 2009 due to an expected decline in related commodity prices, but these decreases may not occur. The manufacturers of products such as petro-chemicals and wire rod, which are the materials purchased by our suppliers of foam and drawn wire, may reduce supplies in an effort to maintain higher prices. These actions would delay or eliminate price reductions from our suppliers.

        We have two reportable segments: the Americas and Europe. These segments have been identified and aggregated based on our organizational structure which is organized around geographic areas. Both of our reportable segments manufacture and market conventional and specialty bedding products. The Americas segment operations are concentrated in the United States, Canada, Mexico, Argentina, Uruguay, Brazil and Puerto Rico, with our dominant operations being in the United States. Europe operations are concentrated in western Europe.

        We maintain an internet website at www.sealy.com. We make available on our website, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements, and other reports, as soon as reasonably practicable after they are electronically filed or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

        Our principal executive office is located at Sealy Drive, One Office Parkway, Trinity, North Carolina 27370 and our phone number is (336) 861-3500.

 RISK FACTORS

        Investing in our securities involves risks. In addition to the risks discussed below under "Special Note Regarding Forward-Looking Statements", you should carefully review the risks discussed under the caption "Risk Factors" in our 2008 Form 10-K, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described above under "Incorporation of Certain Documents by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        When used in this prospectus and the documents incorporated and deemed to be incorporated by reference and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus herein, the words "believes," "anticipates," "expects," "intends," "projects" and similar expressions are used to identify forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future financial and operation results. Any forward-looking statements contained in this prospectus and the documents incorporated by reference herein represent our management's current expectations, based on present information and current assumptions, and are thus prospective and subject to risks and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to:

  •
  the level of competition in the bedding industry;

  •
  legal and regulatory requirements;

  •
  the success of new products;

  •
  our relationships with our major suppliers;

  •
  fluctuations in costs of raw materials;

  •
  our relationship with significant customers and licensees;

  •
  our labor relations;

  •
  departure of key personnel;

  •
  encroachments on our intellectual property;

  •
  product liability claims;

  •
  the timing, cost and success of opening new manufacturing facilities;

  •
  our level of indebtedness;

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  interest rate risks;

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  access to financial credit by our customers, vendors or us;

  •
  future acquisitions;

  •
  an increase in return rates; and

  •
  other risks and factors identified from time to time in our reports filed with the SEC, the factors referenced in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and the documents incorporated and deemed to be incorporated by reference herein, including those referred to above under the caption "Risk Factors".

        All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Except as may be required by law, we undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

 USE OF PROCEEDS

        In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus. In the case of a sale of securities by any selling stockholders, we will not receive any of the proceeds from such sale.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Three Months Ended		Fiscal Year Ended
	March 1, 2009		November 30, 2008		December 2, 2007		November 26, 2006		November 27, 2005		November 28, 2004
	(in thousands)
Pre-tax income from operations	$7,773		$19,064		$114,431		$111,830		$123,052		$(49,637)
Fixed charges:
Interest expense and amortization of debt discount and financing costs	17,548		60,464		63,976		71,961		79,565		72,731
Rental(1)	1,697		6,658		6,244		6,047		5,022		5,076
Total fixed charges	19,245		67,122		70,220		78,008		84,587		77,807
Earnings before income taxes and fixed charges	27,018		86,186		184,651		189,838		207,639		28,170
Ratio of earnings to fixed charges(3)	1.4	x	1.3	x	2.6	x	2.4	x	2.5	x	—	(2)

(1)
The percent of rent included in the calculation of 33% is a reasonable approximation of the interest factor in our operating leases.

(2)
For the year ended November 28, 2004, earnings were insufficient to cover fixed charges by $49.6 million.

(3)
Since there was no preferred stock outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented above.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material provisions of our capital stock, as well as other material terms of our amended and restated certificate of incorporation and bylaws. We refer you to our amended and restated certificate of incorporation and to our bylaws, copies of which have been filed as exhibits to our periodic reports.

Authorized Capitalization

        As of March 30, 2009, our authorized capital stock consisted of (i) 200,000,000 shares of common stock, par value $0.01 per share, of which 92,108,912 shares were issued and outstanding, and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding.

  Common Stock

        Voting Rights.    Holders of common stock are entitled to one vote per share on all matters submitted for action by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

        Dividend Rights.    Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. The senior secured credit facilities and indenture governing the 2014 notes impose restrictions on our ability to declare dividends on our common stock.

        Liquidation Rights.    Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

        Other Matters.    Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock, including the shares of common stock offered in this offering, are fully paid and non assessable.

  Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series including:

  •
  the designation of the series;

  •
  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

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  whether dividends, if any, will be cumulative or non cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

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  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

        The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

Authorized but Unissued Capital Stock

        The Delaware General Corporation Law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as our common stock were listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Statute

        We have opted out of Section 203 of the Delaware General Corporation Law. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  the "business combination," or the transaction in which the stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding and not outstanding, voting stock owned by the interested stockholder, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentiality whether shares held subject to the plan will be tendered in a tender or exchange offer); or

  •
  on or subsequent to the date a person became an "interested stockholder," the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock that is not owned by the "interested stockholder."

        "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock.

Transfer Agent and Registrar

        National City Bank is the transfer agent and registrar for our common stock.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "ZZ."

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer (either separately or together with other securities offered by this prospectus) depositary shares representing fractional interests in the preferred shares of any class or series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement (a "deposit agreement") with a bank, trust company or other financial institution, as depositary, with respect to such deposit agreement (the "Depositary"), all as described in the prospectus supplement or free writing prospectus relating to the particular issue of depositary shares. Depositary shares will be evidenced by depositary receipts ("depositary receipts") issued pursuant to the related deposit agreement. The form of deposit agreement, including the form of depositary receipt for the applicable depositary shares, that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The following summary of some of the terms of the depositary shares, depositary receipts and deposit agreements and the summary of some of the terms of the particular depositary shares and the related depositary receipts and deposit agreement described in the applicable prospectus supplement or free writing prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular depositary shares and the related depositary receipts and deposit agreement, which you may obtain as described under "Available Information."

        The following description of depositary shares contains certain general terms and provisions of the depositary shares and the related depositary receipts and deposit agreement to which any prospectus supplement or free writing prospectus may relate. Certain other terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement or free writing prospectus. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus or free writing prospectus.

General

        We may, at our option, elect to offer interests in fractional preferred shares of any class or series, rather than full preferred shares. In the event such option is exercised, we will deposit preferred shares of such class or series with a Depositary and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred shares.

        The preferred shares of any class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable Depositary, which shall be a bank, trust company or other financial institution selected by us having an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred shares represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

        Depositary shares may be issued in respect of preferred shares of any class or series. Upon the issuance of any such preferred shares, we will deposit such preferred shares with the relevant Depositary and will cause the Depositary to issue, on our behalf, the related depositary receipts.

        Reference is made to the applicable prospectus supplement or free writing prospectus relating to the depositary shares offered thereby for their specific terms, including, where applicable:

  •
  the terms of the class or series of preferred shares deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred shares represented by one such depositary share,

  •
  whether such depositary shares will be listed on any securities exchange, and

  •
  any other specific terms of such depositary shares and the related deposit agreement.

        Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

        Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Distributions

        The Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

        In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

        The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

        The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Shares

        If a class or series of preferred shares represented by depositary shares is redeemable at our option and is to be redeemed, in whole or in part, the depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The depositary shares will be redeemed by the Depositary at a price per depositary share equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred shares so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

        Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred shares represented by depositary shares are subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred shares represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of such preferred shares from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred shares. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

        Any holder of depositary receipts may, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), receive the number of whole shares of the related class or series of preferred shares and any money or other property represented by such depositary receipts. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred shares and must surrender depositary receipts evidencing depositary shares that in turn represent such whole preferred shares. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement or free writing prospectus, but holders of such whole preferred shares will not thereafter be entitled to deposit such preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

        Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred shares are entitled to vote, the applicable Depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts relating to such class or series of preferred shares. Each record holder of such depositary receipts on the record date (which will be the same date as the record date for the relevant class or series of preferred shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by such depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares representing such preferred shares.

Conversion and Exchange of Preferred Shares

        If the preferred shares represented by depositary shares are exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred shares held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred shares so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred shares are to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

        Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred shares represented by depositary shares are convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred shares, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred shares represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement or free writing prospectus. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred shares, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred shares. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under "—Withdrawal of Preferred Shares." Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement automatically terminates if:

  •
  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us; or

  •
  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn, or

  •
  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

        We will pay all taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant class or series of preferred shares or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000.

Miscellaneous

        The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred shares.

        Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the deposit agreement will be limited to performance of our respective duties thereunder without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF WARRANTS

        The following is a description of the warrants we may issue (either separately or together with other securities) and that we and/or certain selling stockholders may offer and sell. The warrants are to be issued under warrant agreements, or "warrant agreements," each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement or free writing prospectus relating to the particular issue of warrants. The form of warrant agreement, including the form of certificate representing the applicable warrants, or "warrant certificate," that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The following summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement or free writing prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, which you may obtain as described under "Available Information." The following description provides certain general terms and provisions of the warrants and the related warrant agreements to which any prospectus supplement or free writing prospectus may relate and is not complete. Certain other terms of any warrants and the related warrant agreement will be described in the applicable prospectus supplement or free writing prospectus. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement or free writing prospectus.

General

        Reference is made to the applicable prospectus supplement or free writing prospectus for the terms of the warrants to be offered, including (where applicable):

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  the title and aggregate number of the applicable warrants;

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  the number of shares of common stock, preferred stock, depositary shares or the amount of debt securities, as the case may be, that may be purchased upon exercise of each warrant;

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  the price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

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  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

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  any minimum or maximum number of warrants that are exercisable at any one time;

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  the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of those warrants;

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  the terms of any mandatory or optional redemption provisions relating to the warrants;

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  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

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  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable;

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  the identity of the warrant agent; and

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  any other terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement or free writing prospectus. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement or free writing prospectus. The applicable prospectus supplement or free writing prospectus will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called "cashless exercise"). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following description of subscription rights provides certain general terms and provisions of subscription rights that we may offer. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any subscription rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any subscription rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any subscription rights certificate if we offer subscription rights, see "Available Information." We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

General

        Reference is made to the applicable prospectus supplement for the terms of the subscription rights to be offered, including (where applicable):

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  the price, if any, for the subscription rights;

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  the exercise price payable for each share of common stock, preferred stock, depositary share or debt security upon the exercise of the subscription rights;

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  the number of subscription rights issued;

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  the number and terms of the shares of common stock or shares of preferred stock or depositary shares or the amount and terms of the debt securities which may be purchased per subscription right;

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  the extent to which the subscription rights are transferable;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

        Each subscription right will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement or free writing prospectus. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement or free writing prospectus. The applicable prospectus supplement or free writing prospectus will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of subscription rights to purchase common shares, preferred shares or depositary shares will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        Please note that in this section entitled "Description of Debt Securities and Guarantees," references to Sealy refer only to Sealy Corporation and not to any of its subsidiaries. References to SMC refer only to Sealy Mattress Company and not to any of its subsidiaries. The term "issuer" means either Sealy or SMC, depending on which registrant is offering the debt securities and the term "issuers" is a collective reference to Sealy and SMC.

        Sealy may issue its debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be Sealy's unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. SMC may also issue debt securities. The debt securities will be SMC's unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a "Guarantee"), by one or more of its subsidiaries or in the case of SMC, its direct and indirect parent (each, a "Guarantor"). The Guarantees will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. If so indicated in the applicable prospectus supplement, the issuers may issue debt securities that are secured by specified collateral or that have the benefit of one or more Guarantees that are secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more Guarantors pursuant to the applicable indenture (as defined below); the term "secured debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term "unsecured debt securities" means any debt securities that are not secured debt securities; and the term "debt securities" includes both unsecured debt securities and secured debt securities.

        The Sealy guaranteed debt securities will be issued under the "Sealy guaranteed indenture" and any other debt securities issued by Sealy will be issued under the "Sealy indenture". The SMC debt securities will be issued under the "SMC indenture." Together the Sealy guaranteed indenture, the Sealy indenture and the SMC indenture are referred to collectively herein as the "indentures." The debt securities (other than guaranteed debt securities) will be issued under one or more of the indentures, each to be entered into by Sealy or SMC, as applicable, and a trustee, and the guaranteed debt securities will be issued under one or more other indentures, each to be entered into by Sealy or SMC, as applicable, one or more Guarantors and a trustee. The trustee shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, the issuers may issue both secured and unsecured debt securities under the same indenture. Unless otherwise expressly stated or the context otherwise requires, references in this section to the "indenture" and the "trustee" refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. The terms of any series of debt securities and, if applicable, any Guarantees of the debt securities of such series will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the "Trust Indenture Act of 1939."

        The following summary of selected provisions of the indentures, the debt securities and the Guarantees is not complete, and the summary of selected terms of a particular series of debt securities and, if applicable, the Guarantees of the debt securities of that series included in the applicable prospectus supplement also will not be complete. You should review the form of applicable indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see "Available Information" in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture.

        The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the Guarantees of the debt securities of that series to which any prospectus supplement may relate. The debt securities may be issued from time to time in one or more series. The particular terms, including the issuer of the debt securities, of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement. If any particular terms of the debt securities or, if applicable, any Guarantees of the debt securities of that series or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The indentures provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of the applicable Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be "reopened," without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series ranking equally with debt securities of that series and otherwise similar in all respects except for issue date and issue price. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

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  the title of the series of debt securities;

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  any limit on the aggregate principal amount of debt securities of the series;

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  the price or prices at which debt securities of the series will be issued;

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  the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

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  the date or dates on which the applicable issuer will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

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  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

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  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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  the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

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  the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

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  the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

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  the terms and conditions, if any, upon which the applicable issuer may, at its option, redeem debt securities of the series;

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  the terms and conditions, if any, upon which the applicable issuer will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

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  the terms of any sinking fund or analogous provision;

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  if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of the applicable issuer or the holders of debt securities of the series to have payments made in any other currency or currencies;

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  any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

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  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

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  whether any debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company ("DTC");

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  if and under what circumstances the applicable issuer will pay additional amounts ("Additional Amounts") on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether the applicable issuer will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

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  the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

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  the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

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  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000, in the case of debt securities in registered form ("registered debt securities") or $5,000, in the case of bearer debt securities;

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  the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

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  if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

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  whether the debt securities of the series will be guaranteed by any Guarantors and, if so, the names of the Guarantors of the debt securities of the series and a description of the Guarantees;

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  if the debt securities of the series or, if applicable, any Guarantees of those debt securities will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

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  any listing of the debt securities on any securities exchange; and

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  any other terms of the debt securities of the series and, if applicable, any Guarantees of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the applicable issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," the indentures do not contain any provisions that would limit the issuers' ability or the ability of any of the respective issuer's subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving the applicable issuer. Accordingly, an issuer and its subsidiaries may in the future enter into transactions that could increase the amount of its consolidated indebtedness and other liabilities or otherwise adversely affect its capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that the issuers may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by Sealy or SMC, as applicable, in the United States of America. However, the applicable issuer, at its option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by Sealy or SMC, as applicable, in the United States of America if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by Sealy or SMC, as applicable, is illegal or effectively precluded by exchange controls or similar restrictions.

        Unless otherwise indicated in the applicable prospectus supplement, the issuers will not be required to:

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  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

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  register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

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  exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

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  issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Ranking of Debt Securities

        The unsecured debt securities of each series of each issuer will be unsecured unsubordinated obligations of the applicable issuer and will rank on a parity in right of payment with all of such issuer's other unsecured and unsubordinated indebtedness. The secured debt securities of each series of each issuer will be unsubordinated obligations of the applicable issuer and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the applicable issuer, except that the secured debt securities of any series will effectively rank senior to unsecured and unsubordinated indebtedness of the applicable issuer in respect of claims against the collateral that is pledged to secure those secured debt securities.

        The debt securities will be the exclusive obligations of the applicable issuer. Each issuer is a holding company and substantially all of its respective consolidated assets are held and substantially all of its respective consolidated revenues are generated by its subsidiaries. Accordingly, the issuers' cash flow and ability to service its indebtedness, including the debt securities, depend on the results of operations of its respective subsidiaries and upon the ability of its respective subsidiaries to provide cash to the applicable issuer, whether in the form of dividends, loans or otherwise, to pay amounts due on such issuer's obligations, including the debt securities. The subsidiaries of each issuer are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities (except, in the case of any subsidiary that has guaranteed any debt securities, its obligations under its Guarantee of those debt securities for so long as that Guarantee remains in effect) or to make any funds available to the applicable issuer. Certain debt and security agreements entered into by certain of the issuers' subsidiaries contain various restrictions, including restrictions on payments and loans by subsidiaries to the applicable issuer and the transfer by the subsidiaries to the applicable issuer of assets pledged as collateral. In addition, dividends, loans or other distributions from subsidiaries to the applicable issuer may be subject to additional contractual and other restrictions, are dependent upon the results of operations of such subsidiaries and are subject to other business considerations.

        The unsecured debt securities of the applicable issuer will be effectively subordinated to all of the existing and future secured indebtedness of such issuer to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the applicable issuer, the holders of such issuer's secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amounts owed by the applicable issuer under its unsecured indebtedness, including the unsecured debt securities, until that secured indebtedness is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the issuers' ability to incur secured indebtedness.

        The unsecured debt securities of the issuers (other than any unsecured debt securities that have been guaranteed by any of such issuer's subsidiaries for so long as the Guarantees of those debt securities remain in effect) will be effectively subordinated to all existing and future liabilities and preferred equity of the applicable issuer's subsidiaries. These liabilities may include indebtedness, trade payables, other guarantees, lease obligations, swaps and letter of credit obligations. Therefore, issuers' rights and the rights of the issuers' creditors, including the holders of unsecured debt securities, to participate in the assets of any subsidiary upon that subsidiary's bankruptcy, liquidation, dissolution, reorganization or similar circumstances will be subject (except in the case of any subsidiary that has guaranteed any unsecured debt securities for so long as its Guarantee of those debt securities remains in effect) to the prior claims of the subsidiary's creditors, except to the extent that an issuer may itself be a creditor with recognized claims against the subsidiary. However, even if an issuer is a creditor of one or more of its subsidiaries, its claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by the applicable issuer. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any of the respective issuer's subsidiaries to incur additional secured or unsecured indebtedness, guarantees or other liabilities.

Guarantees

        The debt securities of any series of each issuer may be guaranteed by one or more of its domestic subsidiaries or, in the case of SMC, its direct and indirect parent. However, the indentures governing the guaranteed debt securities of each issuer will not require that any of the subsidiaries be a Guarantor of any series of guaranteed debt securities and will permit Sealy or SMC, as applicable, to appoint other Guarantors for any series of guaranteed debt securities in addition to or instead of any of the domestic subsidiaries. As a result, the Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Sealy or SMC, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If Sealy or SMC, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer's other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor's obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

Book-entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        Sealy and SMC anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. Sealy and SMC also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised the issuers that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to Sealy or SMC, as applicable, after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, Sealy, SMC, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is Sealy's or SMC's, as applicable, responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither Sealy, SMC nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if

  •
  DTC notifies Sealy or SMC, as applicable, that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to Sealy or SMC, as applicable, or of Sealy or SMC, as applicable, becoming aware of DTC's ceasing to be so registered, as the case may be,

  •
  Sealy or SMC, as applicable, determines, in its sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

  •
  an Event of Default under the applicable indenture has occurred and is continuing with respect to the debt securities of any series,

Sealy or SMC, as applicable, will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither Sealy, SMC nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream,

Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that Sealy and SMC believe to be reliable, but Sealy and SMC take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at the option of Sealy or SMC, as applicable, or may be subject to mandatory redemption by Sealy or SMC, as applicable, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by Sealy or SMC, as applicable, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by Sealy or SMC, as applicable, or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for Sealy's common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at Sealy's option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for Sealy's common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Secured Debt Securities

        The debt securities of any series and the Guarantees, if any, of the debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Transfer of Assets

        The indentures provide that Sealy or SMC, as applicable, will not, in any transaction or series of related transactions, consolidate with, or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of its property and assets to, or merge with or into or wind up into, any person unless:

  •
  either (1) Sealy or SMC, as applicable, shall be the continuing person (in the case of a merger) or (2) the successor person (if other than Sealy or SMC, as applicable,) formed by or resulting from the consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall be an entity organized or existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the applicable indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by Sealy or SMC, as applicable, (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the applicable indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

  •
  with respect to any guaranteed debt securities, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such person's obligations under the applicable indenture and the debt securities;

  •
  immediately after giving effect to the transaction described above, no Event of Default under the applicable indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the applicable indenture, shall have occurred and be continuing; and

  •
  the trustee shall have received the officers' certificate and opinion of counsel called for by the applicable indenture.

        In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which Sealy or SMC, as applicable, is not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for, Sealy or SMC, as applicable, and may exercise every right and power of Sealy or SMC, as applicable, under the applicable indenture with the same effect as if such successor person had been named as Sealy or SMC, as applicable, therein, and Sealy or SMC, as applicable, shall be automatically released and discharged from all obligations and covenants under the applicable indenture and the debt securities issued under that indenture.

        With respect to guaranteed debt securities, the Merger, consolidation and transfer of assets provisions described above are equally applicable to each of the Guarantors in its capacity as guarantor of such debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the applicable indenture as being:

  (1)
  default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

  (2)
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

  (3)
  default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

  (4)
  default in the delivery when due of any securities, cash or other property (including, without limitation, any common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

  (5)
  default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than Non-recourse Debt) of Sealy or SMC, as applicable, or any Significant Subsidiary of Sealy or SMC, as applicable, for borrowed money or the payment of which is guaranteed by Sealy or SMC, as applicable, or any Significant Subsidiary of Sealy or SMC, as applicable, where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

  (6)
  failure by Sealy or SMC, as applicable, or any Significant Subsidiary of Sealy or SMC, as applicable, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 calendar days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

  (7)
  if the debt securities of that series are guaranteed debt securities, the Guarantee of the debt securities of that series by any Guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such Guarantor or Sealy or SMC, as applicable, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the applicable indenture;

  (8)
  specified events of bankruptcy, insolvency or reorganization with respect to Sealy or SMC, as applicable, or any Significant Subsidiary of Sealy or SMC, as applicable; or

  (9)
  any other Event of Default established for the debt securities of that series.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indentures provide that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default if known to a Responsible Officer of the trustee, unless that default has been cured or waived. However, the indentures provide that the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series.

        The indentures provide that if an Event of Default (other than an Event of Default specified in clause (8) of the second preceding paragraph with respect to of Sealy or SMC, as applicable) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 30% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indentures also provide that if an Event of Default specified in clause (8) of the second preceding paragraph with respect to Sealy or SMC, as applicable, occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references in this paragraph to an Event of Default specified in clause (8) of the second preceding paragraph with respect to Sealy or SMC, as applicable, shall not include any Event of Default specified in clause (8) of the second preceding paragraph with respect to any Significant Subsidiary of Sealy or SMC, as applicable.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the applicable indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indentures require the annual filing by Sealy or SMC, as applicable, with the trustee of a certificate which states whether or not Sealy or SMC, as applicable, are in default under the terms of the indenture.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

  •
  such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

  •
  the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

  •
  such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  •
  no direction inconsistent with such written request has been given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

        Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        The indentures permit Sealy or SMC, as applicable, any Guarantors party to such indenture and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment, to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the applicable indenture. However, no such modification or amendment shall, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at such issuer's option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change such issuer's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof, or

  •
  adversely affect any right of repayment or repurchase of any debt securities at the option of any holder, or

  •
  change any place where or the currency in which debt securities are payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms, or

  •
  make any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property, or

  •
  reduce the percentage of debt securities of any series issued under the applicable indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the applicable indenture and their consequences, or

  •
  if the applicable indenture relates to guaranteed debt securities, release any Guarantor from any of its obligations under any of its Guarantees or the applicable indenture, except in accordance with the terms of the applicable indenture, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

        The indentures also contain provisions permitting Sealy or SMC, as applicable, any Guarantors party to such indenture and the trustee, without the consent of the holders of any debt securities issued under the applicable indenture, to modify or amend the indenture, among other things:

  •
  to evidence the succession of another person to Sealy or SMC, as applicable, or, if applicable, any Guarantor under the applicable indenture and the assumption by that successor of Sealy's or SMC's, as applicable, covenants or the covenants of such Guarantor, as the case may be, contained in the applicable indenture and in the debt securities or, if applicable, the Guarantees issued under the applicable indenture, as the case may be;

  •
  to add to Sealy's or SMC's, as applicable, covenants or, if applicable, the covenants of any Guarantor for the benefit of the holders of all or any series of debt securities issued under the applicable indenture or to surrender any right or power conferred upon Sealy or SMC, as applicable, or, if applicable, any Guarantor in the indenture with respect to all or any series of debt securities issued under the applicable indenture;

  •
  to add to or change any provisions of the applicable indenture to facilitate the issuance of bearer securities;

  •
  to establish the form or terms of debt securities of any series and any related coupons and, if applicable, any Guarantees of those debt securities, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property and to establish, if applicable, the Guarantors of the debt securities of such series and the terms of the Guarantees of such debt securities, and to establish any provisions with respect to any security or other collateral for such debt securities or, if applicable, Guarantees, and to make any deletions from or additions or changes to the applicable indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

  •
  to comply with the merger covenant;

  •
  to cure any ambiguity, omission, defect or inconsistency or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which shall not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

  •
  to add any additional Events of Default with respect to all or any series of debt securities;

  •
  to supplement any of the provisions of the applicable indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939;

  •
  if the applicable indenture provides for the issuance of guaranteed debt securities, to add additional Guarantees or additional Guarantors in respect of all or any debt securities, and to evidence the release and discharge of any Guarantor from its obligations under its Guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture; or, in the case of any other indenture, to add guarantees or guarantors in respect of all or any debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture;

  •
  to secure or, if applicable, to provide additional security for all or any debt securities issued under the applicable indenture or all or any Guarantees or other guarantees of the debt securities and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities, Guarantees or other guarantees in accordance with the terms of the indenture;

  •
  to make any change to the applicable indenture or any debt securities or Guarantees to conform the terms thereof to the terms reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities or Guarantees; or

  •
  in the case of any series of debt securities which are convertible into or exchangeable for common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of Sealy's common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

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  to amend or supplement any provision contained in the applicable indenture or in any debt securities or, if applicable, Guarantees, provided that such amendment or supplement does not apply to any outstanding debt securities or any Guarantees of any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the compliance of Sealy or SMC, as applicable, with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The indentures contain provision for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also upon Sealy's or SMC's, as applicable, request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon Sealy's or SMC's, as applicable, direction, the applicable indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by Sealy or SMC, as applicable, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

  •
  either

          (A)  all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Sealy or SMC, as applicable, has deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Sealy or SMC, as applicable, in the exercise of its sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

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  Sealy or SMC, as applicable, has paid all other sums payable under the applicable indenture with respect to the debt securities of that series; and

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  the trustee has received an officers' certificate and an opinion of counsel called for by the applicable indenture.

        At such time as Sealy or SMC, as applicable, shall have satisfied the conditions set forth in the immediately preceding paragraph with respect to any series of guaranteed debt securities, each Guarantor of the debt securities of that series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the debt securities of that series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by Sealy or SMC, as applicable, any Guarantor or the trustee and without the consent of the holders of any debt securities. If the debt securities of any series provide for the payment of Additional Amounts, Sealy or SMC, as applicable, will remain obligated, following the deposit described above, to pay, and any Guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the applicable indenture, subject to any other terms of the indenture providing for the release and discharge of a Guarantor from its obligations under its Guarantees of such debt securities and under the indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amounts as described above.

        Unless otherwise provided in the applicable prospectus supplement, Sealy or SMC, as applicable, may elect with respect to any series of debt securities either:

  •
  to defease and be discharged from all of its obligations with respect to that series of debt securities ("defeasance"), except for:

          (1)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

          (2)   the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

          (3)   certain other limited obligations; or

  •
  to be released from its obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Sealy or SMC, as applicable, in the exercise of its sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each Guarantor of the debt securities of such series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by Sealy or SMC, as applicable, any Guarantor or the trustee and without the consent of the holders of any debt securities. If Sealy or SMC, as applicable, effects defeasance with respect to the debt securities of any series and those debt securities provide for the payment of Additional Amounts, Sealy or SMC, as applicable, will remain obligated, following the effectiveness of such defeasance, to pay, and any Guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the indenture, subject to any other terms of the indenture providing for the release and discharge of a Guarantor from its obligations under its Guarantees of such debt securities and under the applicable indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amount as described above.

        The defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the applicable indenture;

  •
  in the case of defeasance, Sealy or SMC, as applicable, shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) Sealy or SMC, as applicable, has received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  in the case of covenant defeasance, Sealy or SMC, as applicable, shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, Sealy or SMC, as applicable, shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to Sealy or SMC, as applicable, or event which with notice or lapse of time or both would become such an Event of Default with respect to Sealy or SMC, as applicable, shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Definitions

        As used in the indentures, the following terms have the meanings specified below:

        The term "Corporation" includes corporations, partnerships, associations, limited liability companies and other companies and business trusts. The term "corporation" means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

        "Non-recourse Debt" means any indebtedness the terms of which provide that the claim for repayment of such indebtedness by the holder thereof is limited solely to a claim against the property or assets (including, without limitation, securities or interests in securities) that secure such indebtedness; provided, however, that any obligations or liabilities of the debtor or obligor or any other person solely for indemnities, covenants or breaches of warranties, representations or covenants or similar matters in respect of any indebtedness will not prevent such indebtedness from constituting Non-recourse Debt.

        "Person" or "person" means any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Significant Subsidiary" means, as of any date of determination, a Subsidiary of Sealy or SMC, as applicable, that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X of the SEC as in effect on the date of the applicable indenture.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Governing Law

        The indentures and the debt securities (including any Guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

        The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of Sealy or SMC, as applicable, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with Sealy or SMC, as applicable, and its subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

 DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

        We may offer share purchase contracts and share purchase units either separately or together with other securities offered hereby. The applicable prospectus supplement or free writing prospectus will describe the specific terms of any share purchase contracts or share purchase units and, if applicable, any prepaid securities (as defined below). The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts or share purchase units will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The foregoing summary of some of the terms of the share purchase contracts and share purchase units and the summary of some of the terms of the particular share purchase contracts and share purchase units and, if applicable, any related pledge or depositary agreements described in the applicable prospectus supplement or free writing prospectus are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, which you may obtain as described under "Available Information."

        The following description of the share purchase contracts and share purchase units provides certain general terms and provisions of the share purchase contracts and share purchase units to which any prospectus supplement or free writing prospectus may relate. Certain other terms of any share purchase contracts or share purchase units, as the case may be, and, if applicable, any related pledge or depositary agreement will be described in the applicable prospectus supplement or free writing prospectus. To the extent that any particular terms of any share purchase contracts or share purchase warrants or, if applicable, any related pledge or depositary agreement described in a prospectus supplement or free writing prospectus differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement or free writing prospectus.

        We may issue share purchase contracts, including contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of our common shares at a future date or dates. The consideration per common share and the number of common shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula in the share purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and our preferred shares, our depositary shares, our debt securities, debt obligations of third parties (including U.S. Treasury securities), any other security described in the applicable prospectus supplement or free writing prospectus, or any combination of the foregoing, which may secure the holders' obligations to purchase the common shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or share purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid share purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holders' obligations under the original share purchase contract. Each share purchase contract and any related pledge or depositary agreement will be governed by, and construed in accordance with, the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We and/or the selling stockholders, if applicable, may sell the securities in any of three ways (or in any combination):

  •
  through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement or free writing prospectus will set forth the terms of the offering of such securities, including

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, and

  •
  the public offering price of the securities and the proceeds to us and/or the selling stockholders, if applicable, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We and/or the selling stockholders, if applicable, may effect the distribution of the securities from time to time in one or more transactions either:

  •
  at a fixed price or at prices that may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

        We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed 8% of the maximum aggregate offering proceeds.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our common stock is listed on the New York Stock Exchange under the symbol "ZZ".

        Agents and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

        Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 VALIDITY OF THE SECURITIES

        The validity of the securities to be sold hereunder will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York or other counsel who is satisfactory to us. Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families, related persons and others have an indirect interest, through limited partnerships that are investors in the KKR Millennium GP LLC, in less than 1% of Sealy Corporation's common stock.

EXPERTS

        The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Sealy Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$177,132,000

SEALY CORPORATION

Rights to Purchase 8% Senior Secured
Third Lien Convertible Notes due 2016
8% Senior Secured Third Lien Convertible Notes due 2016

P R O S P E C T U S    S U P P L E M E N T
May 27, 2009

The Dealer Manager for this offering is:

Citi